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EXHIBIT 2.1

                             DATED     FEBRUARY 2003

                            THE SELLERS (AS DEFINED)

                                     - and -

                             EURONET WORLDWIDE, INC.

                                      -and-

                           THE COMMITTEE (AS DEFINED)

                        _________________________________

                                    AGREEMENT

                            for the sale and purchase
                       of the entire issued share capital

                                     - of -

                                  E-PAY LIMITED

                        _________________________________


                            Squire, Sanders & Dempsey
                                   Royex House
                               Aldermanbury Square
                                 London EC2V 7HR
                               Tel: 020 7776 5200
                               Fax: 020 7776 5233
                              Ref: SJN/CAM 34963.11

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                                TABLE OF CONTENTS

                                                              PAGE

1.   INTERPRETATION............................................. 2

2.   CONDITIONS................................................. 3

3.   SALE AND PURCHASE OF SHARES................................ 5

4.   BUYER WARRANTIES........................................... 5

5.   TITLE AND CAPACITY......................................... 9

6.   PURCHASE PRICE............................................. 9

7.   OPTIONS................................................... 10

8.   WARRANTIES................................................ 10

9.   (A) LIMITATION OF LIABILITY OF THE WARRANTORS............. 11

9.   (B) LIMITATION OF LIABILITY OF THE BUYER.................. 15

10.  COVENANTS UP TO COMPLETION................................ 18

11.  UNITED STATES SECURITIES ACT REPRESENTATIONS BY SELLERS... 20

12.  COMPLETION................................................ 20

13.  RELEASE OF GUARANTEES AND INDEMNITIES..................... 23

14.  DEFERRED CONSIDERATION PROTECTION......................... 23

15.  NON-COMPETITION........................................... 25

16.  COSTS..................................................... 27

17.  FURTHER ASSURANCE......................................... 27

18.  NOTICES................................................... 27

19.  GOVERNING LAW AND JURISDICTION............................ 28

20.  PUBLICITY................................................. 29

21.  GENERAL................................................... 29

SCHEDULE 1..................................................... 31

DEFINITIONS.................................................... 31

SCHEDULE 2..................................................... 40

DETAILS OF SELLERS............................................. 40

SCHEDULE 3..................................................... 41

BRIEF DETAILS OF THE COMPANY................................... 41

SCHEDULE 4..................................................... 43

PART A - BRIEF DETAILS OF THE SUBSIDIARY....................... 43

PART B - BRIEF DETAILS OF THE ASSOCIATED CORPORATION........... 44

SCHEDULE 5..................................................... 45

BRIEF DETAILS OF THE PROPERTIES................................ 45

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SCHEDULE 6..................................................... 46

SCHEDULE 7..................................................... 47

WARRANTIES..................................................... 47

SCHEDULE 8..................................................... 76

ASSOCIATED CORPORATION WARRANTIES.............................. 76

SCHEDULE 9..................................................... 77

ITEMS FOR DELIVERY BY THE SELLERS AT COMPLETION................ 77

SCHEDULE 10.................................................... 79

MATERIAL CONTRACTS............................................. 79

PART A - NETWORK AGREEMENTS.................................... 79

PART B - RETAILER AGREEMENTS................................... 81

SCHEDULE 11.................................................... 83

METHOD OF PAYMENT OF EURONET SHARES............................ 83

SCHEDULE 12.................................................... 93

DEFERRED CONSIDERATION......................................... 93

SCHEDULE 13.................................................... 97

CONVERTIBLE NOTE............................................... 97

SCHEDULE 14................................................... 117

UNSECURED QCB NOTES........................................... 117

SCHEDULE 15................................................... 125

CONSIDERATION ADJUSTMENT COMPLETION ACCOUNTS.................. 125

SCHEDULE 16................................................... 127

THE COMMITTEE................................................. 127

SCHEDULE 17................................................... 129

THE UNITED STATES SECURITIES ACT REPRESENTATIONS BY SELLERS... 129

SCHEDULE 18................................................... 132

EXERCISE OF OPTIONS........................................... 132

DOCUMENTS IN THE AGREED FORM

1.   Service Agreement(s)

2.   Promissory Notes

3.   Releases

4.   Sellers' Confirmation Letters

5.   Consideration Schedule

6.   Charge

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THIS AGREEMENT is made on           February 2003

PARTIES

1. THE PERSONS whose details appear in columns (1) and (2) of Part A and B of Schedule 2 (together the "Sellers");

2. EURONET WORLDWIDE, INC., incorporated in Delaware, USA with registered number 04-280688 and whose principal executive offices are at 4601 College Boulevard, Leawood, Kansas 66211, USA (the "Buyer" which expression shall, where the context so admits, include its successors and assigns); and

3. THE COMMITTEE in its capacity as agent and trustee for each Seller entitled to Deferred Consideration as set out in the Consideration Schedule (the "Security Agent") which expression shall include all successor security agents as appointed from time to time.

RECITALS

(A)       The Company:-

          (1) was incorporated under the laws of England and Wales on 14 January 1999 under the Companies Act 1985 under registered number 3695345 as a private company limited by shares;

          (2)       has at the date of this Agreement:-

                    (a)  an authorised share capital of 4,440,000 divided into:-

                         (i)     1,000,000 A Ordinary Shares of (pound)1 each;

                         (ii)    1,000,000 B Ordinary Shares of (pound)1 each;

                         (iii)   1,000,000 C Ordinary Shares of (pound)1 each;

                         (iv)    1,000,000 D Ordinary Shares of (pound)1 each;

                         (v)     400,000 Ordinary Shares of (pound)1 each; and

                         (vi)    40,000 E Ordinary Shares of (pound)1 each;

                    (b)  an issued share capital of 738,227 divided into:-

                         (i)     121,719 A Ordinary Shares of (pound)1 each;

                         (ii)    152,219 B Ordinary Shares of (pound)1 each;

                         (iii)   121,719 C Ordinary Shares of (pound)1 each;

                         (iv)    152,219 D Ordinary Shares of (pound)1 each;

                         (v)     162,143 Ordinary Shares of (pound)1 each; and

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                         (vi)    28,208 E Ordinary Shares of (pound)1 each.

(B)       The Sellers:-

          (1) are legally and beneficially entitled to the Shares in the numbers set out in the Consideration Schedule; and

          (2) have the right to sell or procure the sale of the Shares free from all Encumbrances.

(C) The Option Holders have exercised the Options and will sell the resulting shares to the Buyer in accordance with the terms and conditions of this Agreement.

(D) The Company has acquired 25% of the issued share capital of the Subsidiary and will at Completion, be beneficially entitled to, and will be entitled (subject to stamping of the relevant transfers) to be the registered holder of, 100% of the issued share capital of the Subsidiary. The Subsidiary is the only subsidiary of the Company other than e-pay New Zealand Pty Limited.

(E) e-pay New Zealand Pty Limited is a wholly-owned subsidiary of the Subsidiary.

(F) The Company is the beneficial owner (directly or indirectly) of 40% of the issued share capital of the Associated Corporation. The Associated Corporation is the only company which the Company is the beneficial owner (directly or indirectly) of part only of its issued share capital.

(G) The Sellers have agreed with the Buyer to sell or procure the sale to it of the Shares subject to the terms and conditions of this Agreement.

OPERATIVE PROVISIONS

1.        INTERPRETATION

1.1 The defined terms and expressions set out in Schedule 1 will apply for the purposes of this Agreement except where the context otherwise requires.

1.2 Any reference to a person being "connected with" another person means:-

          1.2.1 any person connected with such other person (and "connected with" bears the meaning set out in section 839 of ICTA
                    1988); and/or

          1.2.2 any company under the control of such other person (and "control" bears the meaning set out in section 840 of ICTA
                    1988).

1.3 References to "Parties" means the parties to this Agreement and "Party" means any one of them and shall include that person's permitted assigns, transferees or successors in title.

1.4 References to any payment being made on "an after-Tax basis" means that the amount so payable shall be grossed up by such amount as will ensure that after deduction of any Taxation there shall be left in the hands of the relevant payee a sum equal to the amount which would otherwise have been payable.

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1.5       References in the Warranties to a Warrantor's knowledge, information, belief or awareness or similar expression are deemed to include such knowledge, information, belief, or awareness as such person would have had if the person had:-

          1.5.1 made due and careful enquiries of the directors of the Company and the Subsidiary and Peter Clark, Jamie Robertson, Anthony Foster and Andrew Dellow; and

          1.5.2 taken the views of these individuals who had properly considered the relevant Warranties prior to giving such views.

1.6 References to recitals, clauses and schedules are references to recitals and clauses of and schedules to this Agreement.

1.7 The headings and/or bold typeface used in this Agreement are inserted for convenience only and shall not affect its construction or interpretation.

1.8       The schedules form part of this Agreement.

1.9 Expressions in the singular shall include the plural and in the masculine shall include the feminine and vice versa and references to persons shall include corporations and vice versa.

1.10 References to any Law shall be construed as references to such Law as amended or re-enacted or modified by any other Law (whether before or after the date of this Agreement) and shall include any provisions of which they are re-enactments (whether with or without modification) and shall include subordinate legislation made under the relevant statute; and in addition.

1.11 Expressions defined in ICTA 1988, TCGA 1992, ITAA 1936, ITAA 1997, the GST Law or in the Companies Acts shall, wherever used in this Agreement, have the meanings given to them in the relevant statute (unless the context otherwise requires) and in the case of any inconsistency the defined terms used in the Companies Acts shall prevail.

2.        CONDITIONS

2.1 Completion is subject to and conditional upon the following being fulfilled by the Buyer or the Sellers (as the case may be) and Completion will take place on the next Business Day following the satisfaction of the following conditions:-

          2.1.1 the delivery to the Buyer of the necessary consents and approvals (regarding change of control - networks) in relation to the agreement dated 21 August 2002 between the Company (1) and One2One Personal Communications Limited (TMobile) (2); and

          2.1.2 the receipt of clearance in terms reasonably satisfactory to the Sellers pursuant to an application made under ICTA 1988 section 707 and TGCA 1992 section 138; and

          2.1.3     the Buyer being satisfied that there is no event of Force
                    Majeure.

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          Subject to clause 2.6 if the conditions set out in sub-clauses 2.1.1 and 2.1.2 be satisfied (or waived in respect of clause 2.1.2), then the Buyer will within two Business Days serve on the Committee either:-

                    (a) a notice that a Force Majeure Event has arisen (a "Force Majeure Notice"); or

                    (b) a notice that a Force Majeure Event has not arisen or has been waived and that the Parties can proceed to Completion (a "Notice to Complete").

          Completion shall take place on the Business Day following the service of a Notice to Complete.

          If condition 2.1.1 has been satisfied or waived on execution and delivery of this Agreement, the conditions in sub-clauses 2.1.2 and
          2.1.3 shall be deemed to have been automatically and simultaneously satisfied and the Parties shall proceed immediately to Completion and none of the other provisions of this clause 2 shall apply.

2.2 In the case of sub-clauses 2.1.1 to 2.1.2, the Sellers shall use all reasonable endeavours to procure that the conditions set out in sub-clauses 2.1.1 and 2.1.2 above are fulfilled as soon as practicable in any event not later than 30 days following the date of this Agreement.

2.3 The Committee shall be entitled, at its sole discretion and without giving any reason, to waive the condition in clause 2.1.2 by notice to the Buyer in writing.

2.4 The Buyer shall be entitled at its sole discretion and without giving any reason, to waive any conditions (other than the condition in clause 2.1.2) by notice in writing to the Committee.

2.5       If and to the extent there is a Force Majeure:-

          2.5.1     the Buyer shall have the right to:-

                    (a)  waive condition 2.1.3; or

                    (b) rescind the Agreement, in which case the provisions of clause 2.6.2 shall apply.

2.6 If any of such conditions have not been fulfilled or waived by the Buyer or the Committee (as the case may be) on or before 30 days after the date of this Agreement or such later date as may be agreed in writing between the Committee and the Buyer, this Agreement shall:-

          2.6.1     on such date, lapse and be discharged; and

          2.6.2 provided that the relevant Party shall not be in breach of its obligations under this clause 2 none of the Parties shall have any rights against any other Party after the date on which this Agreement lapses, except for the

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                    provisions of clauses 18, 19, 20 and 21 which will remain
                    binding upon the Parties notwithstanding that this Agreement has lapsed.

3.        SALE AND PURCHASE OF SHARES

3.1 Subject to the terms of this Agreement, each of the Sellers shall, with full title guarantee, sell or procure the sale of and the Buyer shall purchase the Shares free from all Encumbrances and third party rights or claims and with all attached or accrued rights as at the Effective Date and after such date for the Purchase Price.

3.2 The Buyer shall be entitled to all dividends and distributions declared, paid or made in respect of the Shares from and after the Effective Date.

3.3 Each of the Sellers waives any rights of pre-emption conferred on him by the Articles of Association of the Company, by agreement, by statute or otherwise over those of the Shares agreed to be sold by the other Sellers.

3.4 The Buyer shall not be obliged to complete the purchase of any of the Shares unless the purchase of all of the Shares is completed simultaneously.

3.5 The benefits and burdens under this Agreement shall transfer to the Parties as at the Effective Date except as otherwise expressly provided in this Agreement.

3.6 Except as contemplated by or referred to in this Agreement, the Sellers acknowledge to the Buyer that since the Effective Date:-

          3.6.1 the Company and the Subsidiary have been operated in the ordinary course of business;

          3.6.2 no distribution of capital or income have been made by the Company, or the Subsidiary;

          3.6.3 no share or loan capital (except in the case of the Permitted Loans) or sum in the nature of borrowings or leasing liability (including interest) have been repaid; and

          3.6.4 no sum has been paid to any Group Company other than in respect of trading in the ordinary course of business.

4.        BUYER WARRANTIES

          Subject to the limitation of the liability of the Buyer as set out in clause 9(B), the Buyer warrants to each of the Sellers as follows:-


          4.1.1 Organization. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws on the State of Delaware, and has all requisite corporate power, authority and capacity to execute and deliver this Agreement and the Promissory Notes and all other agreements related to this Agreement to which the Buyer is a party (collectively "Related Agreements"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated by this Agreement and such Related Agreements.

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4.1.2     Execution and Delivery. The execution, delivery and performance of this Agreement and the Related Agreements by Buyer and the consummation of the transactions contemplated by this Agreement and such Related Agreements, have been duly authorized and approved by the board of directors of Buyer, and no other action on the part of Buyer is necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements by Buyer and the consummation of the transactions contemplated by this Agreement and such Related Agreements. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and upon the execution and delivery by Buyer of the Related Agreements, the Related Agreements will constitute, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, assuming valid authorization, execution and delivery of this Agreement and the Related Agreements by the other parties thereto, except as enforceability may be limited by bankruptcy and similar laws and general principles of equity.

4.1.3 No Conflicts. The execution and delivery by Buyer of this Agreement and the Related Agreements, the performance of its obligations under this Agreement and such Related Agreements and the consummation of the transactions contemplated by this Agreement and such Related Agreements do not and will not:-

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of Buyer's certificate of incorporation or bylaws;

          (b) conflict with or result in a violation or breach of any term or provision of any law, regulation, order or governmental regulation applicable to Buyer or any of its respective assets or properties, except for such conflict or breach which could not reasonably be expected to have a material adverse effect on Buyer; or

          (c) conflict with or result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, require Buyer to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or result in the creation or imposition of any lien upon Buyer or any of its assets or properties under any contract, licence or other agreement to which Buyer is a party or by which any of Buyer's assets or properties is bound, except for such conflict, violation, breach or default which could not reasonably be expected to have a material adverse effect on Buyer.

4.1.4 Capital Structure. The issued and outstanding capital stock of Buyer as of February, 2003 consists of shares of common stock par value $0.02 ("Common Stock"). All the outstanding shares of Common Stock have

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          been duly and validly authorised and issued and are fully paid and non-assessable.

4.1.5 Euronet Shares. The Euronet Shares when issued at Completion, and the Common Stock issuable pursuant to conversion or redemption of the Convertible Notes when issued upon conversion, shall be validly issued, fully paid and non-assessable, and free of any pre-emptive or similar rights.

4.1.6 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any governmental or regulatory authority on the part of Buyer is required in connection with the execution, delivery and performance of this Agreement or any of the Related Agreements or the consummation of the transactions contemplated by this Agreement and such Related Agreements, except for such consent, approval, action, filing or notice which could not reasonably be expected to have a material adverse effect on Buyer.

4.1.7 SEC Filings. Since January 1, 2001 (i) Buyer has made all filings required to be made by the Securities Act and the Exchange Act, (ii) all filings by Buyer with the SEC, at the time filed (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act,
          (iii) no such filing, at the time described above, contained any untrue statement of a material fact or omitted to state any material fact required to be stated in such filing in order to make the statements contained in such filing, in the light of the circumstances under which they were made, not misleading, and (iv) all financial statements contained or incorporated by reference in such filing complied as to form when filed in all material respects with the rules and regulations of the SEC, were prepared in accordance with GAAP (except (a) as may be indicated in the notes in such filing or (b) in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC), and fairly presented the financial condition and results of operations of Buyer at and as of the respective dates and the consolidated results of its operations and changes in cash flows for the periods indicated (subject in the case of unaudited statements, to normal year-end audit adjustments and any other adjustments described in such financial statements).

4.1.8 Financial Statements. True, correct and complete copies of the balance sheet of Buyer as of December 31, 2002 and the statement of income of Buyer for the annual period ended December 31, 2002 and unaudited quarterly financials dated December 31, 2002 (collectively, the "Buyer Financial Statements") have been delivered to Sellers. The Buyer Financial Statements reflect and present fairly the assets, liabilities, transactions and financial condition of Buyer as of their indicated dates, and the results of its operations, for the indicated periods. Except for liabilities (i) reflected in such Buyer Financial Statements or in the notes of such financial statements, (ii) incurred in the ordinary course of business

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          consistent with past practice since the date of the most recent audited financial statements, or (iii) incurred in connection with this Agreement or the transactions contemplated in this Agreement, neither Buyer nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or, otherwise) of any nature which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Buyer. There has not been any material change by Buyer in its accounting methods, principles or practices, except as required by changes in GAAP, or any other change provided such other change could not reasonably be expected to have a material adverse effect on Buyer.

4.1.9 Compliance with Applicable Laws. Buyer is in compliance in all material respects with all applicable laws, except where failure to comply would not have a material adverse effect on the financial condition of Buyer, and no notice, citation, summons or order has been received, and, to the knowledge of Buyer, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened with respect to any alleged violation by Buyer of any law.

4.1.10    LITIGATION.

          (a) The Buyer is not a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to its knowledge threatened, which reasonably could adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement or the Related Agreements, or to perform its obligations under this Agreement or the Related Agreements, or which could reasonably be expected to have a material adverse effect on Buyer.

          (b) There is no judgment, order, writ, injunction or decree of any court, arbitration tribunal or other governmental or regulatory authority, domestic or foreign, to which Buyer is subject which might adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement and the Related Agreements, or to perform its obligations under this Agreement or the Related Agreements, or which could reasonably be expected to have a material adverse effect on Buyer.

4.1.11 Full Disclosure. No warranty, or any information with respect to Buyer contained in this Agreement, and no schedule or, document or certificate delivered pursuant to the terms of this Agreement, taken as a whole, contains an untrue statement of a material fact, or omits to state a material fact required to be stated or necessary to make the statements made, in the context in which made, not misleading.

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5.        TITLE AND CAPACITY

5.1       Each of the Sellers agrees (for himself only) that:-

          5.1.1 the Shares are legally and beneficially owned by him free of all Encumbrances or interest in favour of, or claims made by, or which could be made by, any other person;

          5.1.2 he is entitled to sell or procure the sale of his full legal and beneficial interest in the Shares to the Buyer on the terms set out in this Agreement;

          5.1.3 he taken all corporate (if relevant) and other actions necessary to enable him to enter into and perform this Agreement;

          5.1.4 has secured all approvals and consents (governmental or otherwise) required for the performance of the transactions contemplated by this Agreement;

          5.1.5 neither the execution or delivery of this Agreement by any of the Sellers nor the transactions contemplated by this Agreement is prohibited by, or violates any provision of and will not result in a breach of (to the extent relevant) the Memorandum or Articles of Association (or equivalent constitutional documents) of any of the Sellers;

          5.1.6 this Agreement constitutes and imposes valid, legal and binding obligations of each Seller fully enforceable in accordance with their terms; and

          5.1.7 completion of the transactions contemplated by this Agreement by the Sellers will not:-

                    (a) conflict with, result in the breach of, constitute a default under, or accelerate performance under the terms of any contract, agreement or deed to which any of the Sellers may be bound or affected; or

                    (b) constitute a default or an event which, with the lapse of time or action by a third party, could result in the creation of any Encumbrance, equity, claim or restriction on any of the Shares.

5.2 The Warrantors agree that the Shares constitute the entire issued and allotted share capital of the Company.

6.        PURCHASE PRICE

6.1 The Purchase Price payable for the Shares shall be the sum of (pound)47,632,478 less the amount of the Adjustment as follows:-

          6.1.1 (pound)24,218,048 (which includes the Deferred Consideration) in cash (subject to clause 6.2 and Schedule
                    12);

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          6.1.2     (pound)11,889,743 by the allotment and issue among the
                    Sellers of the Euronet Shares which will be issued and allotted in accordance with the provisions of Schedule 11; and

          6.1.3 (pound)11,524,687 payable by the issue to the Sellers of a combination of:-

                    (a)  the Convertible Notes; and

                    (b)  the Unsecured QCB Notes.

6.2 The Deferred Consideration shall be payable to the Sellers in cash in accordance with the terms set out in schedule 12.

6.3 The Purchase Price shall be apportioned among the Sellers in accordance with the Consideration Schedule.

6.4 The Management Shareholders agree that the Working Capital Value as at the Effective Date and at Completion will not be less than the Target Working Capital Value. If there is a breach of this provision by the Management Shareholders then the provisions of Schedule 15 will apply for the purposes of agreeing or determining the amount of the Adjustment (if any) but the Management Shareholders shall have no further or greater liability in respect of such breach.

7.        OPTIONS

          Each of the Option Holders agrees to the provisions of Schedule 18.

8.        WARRANTIES

8.1       The Warrantors warrant to the Buyer:-

          8.1.1     in relation to the Company;

          8.1.2 as separate warranties in relation to the Subsidiary as if the name of the Subsidiary (where the context so admits) were substituted for references to the "Company"; and

          8.1.3     as separate warranties in relation to the Associated
                    Corporation,

         except for and to the extent of those disclosures Fairly Disclosed in the Disclosure Letter, each of the statements set out in Schedule 7 (in the case of the Company and the Subsidiary) and Schedule 8 (in the case of the Associated Corporation) is true and accurate, and not misleading.

8.2 Each statement in the Warranties shall be separate and independent and except as expressly provided shall not be limited by reference to any other sub-clause or anything in this Agreement or its Schedules. The interpretation of any such statement shall not be restricted by reference to or inference from any other such statement or by any other provision of this Agreement, the Disclosure Letter or the Tax Deed.

8.3 None of the information supplied by the Company or the Subsidiary and/or the Associated Corporation or their professional advisers prior to the date of this

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          Agreement to the Sellers or their officers, employees, agents, representatives or advisers in connection with the Warranties and the contents of the Disclosure Letter, or otherwise in relation to the business or affairs of the Company or the Subsidiary and/or Associated Corporation, shall be deemed, a representation, warranty or guarantee of its accuracy by the Company or of the Subsidiary or Associated Corporation to the Sellers and the Sellers waive any claims against the Company, the Subsidiary or Associated Corporation and their officers, employees, agents, representatives or advisers which it might otherwise have except in the case of fraud.

8.4 The rights and remedies of the Buyer in respect of the Warranties shall not be affected by:-

          8.4.1     Completion;

          8.4.2 its knowledge of any information the Buyer may have received or been given or have actual, implied or constructive notice of prior to the signing of this Agreement (other than those disclosures Fairly Disclosed in the Disclosure Letter); or

          8.4.3 any event or matter whatsoever except where the Sellers have received a specific and duly authorised written waiver or release in relation to such event or matter.

8.5 Any payment made to the Buyer under this clause 8 shall be deemed to be a reduction in the Purchase Price.

8.6 Mr Robert Walker has been working as a consultant of the Company and the Sellers hereby agree to indemnify the Company against any claims by Mr Walker that he is an employee of the Company.

9.        (A) LIMITATION OF LIABILITY OF THE WARRANTORS

9.1(A) A claim under any Warranty (other than those relating to a Tax Claim) (a "Claim") or a claim under the Tax Deed or the Warranties in section
          (P) (Taxation) of Schedule 7 (Warranties) (a "Tax Claim") will be subject to the following provisions of this clause.

9.2(A) The liability of the Warrantors in respect of a Claim or a Tax Claim shall be joint and several and shall be limited in accordance with the following provisions:-

          9.2.1(A) the aggregate liability of the Warrantors for Claims or Tax Claims (including, without limitation, under clause 8 and/or
                    Schedule 7 shall not exceed the following amounts:-

                    John Alexander Gardiner                  (pound)5,461,469

                    Paul Althasen                            (pound)5,441.808

                    Anthony JohnTreliving Westlake           (pound)1,366,810

                    Alan Richard Witzenfeld                  (pound)3,923,096

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

                    Tom Cregan & Associates Pty Ltd          (pound)  909,165

                    Michael Leon Sharpe                      (pound)3,923,096

                    Robert Needleman                         (pound)1,474,556

                    TOTAL                                   (pound)22,500,000

                    but the liability of Tom Cregan & Associates Pty Ltd shall only apply in respect of Claims or Tax Claims in respect of matters related to the Subsidiary;

          9.2.2(A) the Warrantors will not be required to make payment in respect of Claims (but the Buyer shall be entitled to make any Claims) unless the aggregate liability of the Warrantors exceeds (pound)155,000 in which event the Buyer shall be entitled to compensation for the entire amount of the Claims and not just the excess over (pound)155,000;

          9.2.3(A) the Buyer shall not be entitled to make any Claim or Tax Claim (as the case may be) unless written notice of the Claim or Tax Claim (as the case may be) has been given to the Committee (stating reasonable particulars of its nature and, so far as reasonably practicable, the amount claimed):-

                    (a) in the case of any Tax Claim within a period of 7 years from the Completion Date; and

                    (b) in the case of any other Claim within a period 2 years from the Completion Date;

          9.2.4(A) (except for any Tax Claim) any Claim which has been made against the Warrantors and which has not been previously satisfied, settled or withdrawn shall be deemed to have been withdrawn and shall become fully barred and unenforceable on the expiry of the period of 6 months commencing on the date on which notice of the relevant Claim was given to the Committee in accordance with clause 9.2.2(A), unless proceedings in respect of the relevant Claim shall have been issued and served on the Committee;

          9.2.5(A)  if:-

                    (a) the Warrantor pays to the Buyer any amount in respect of a breach of any of the Warranties; and

                    (b) the Buyer subsequently receives or recovers from a third party a sum which is referable to that breach,

          the Buyer shall promptly inform the Committee in writing of such occurrence and repay to the Warrantors the net amount so received or recovered (less the costs of recovery and Taxation), provided that the amount so paid shall not exceed the amount previously paid to the Buyer by the relevant Warrantors in respect of that breach.

9.3(A) None of the limitations on the liability of the Warrantors set out in clause 9.1(A) shall apply to a Warrantor regarding any Claim or Tax Claim if such claim involves any fraud or wilful concealment on the part of the relevant Warrantor.

9.4(A) The Buyer confirms to the Warrantors that based on the information contained within the Disclosure Letter and the Buyer's due diligence reports none of Mr J Newman, Mr D Acosta, Mr R Weller or Mr S Fielder at the time of execution of this Agreement has actual knowledge of a Claim which can successfully be made against the Warrantors following execution of this Agreement.

9.5(A) The Warrantors shall not be liable in respect of any breach of the Warranties and/or under the Tax Deed:-

          9.5.1(A) if such Claim would not have arisen but for a change in law or practice or any withdrawal of any extra-statutory concession by a tax authority or any change in accounting practices, bases or principles after the date of Completion, where such change or withdrawal purports to be effective retrospectively and which was not announced before Completion;

          9.5.2(A) to the extent of any specific provision, or specific allowance is made for the specific subject matter of such breach in the Completion Accounts;

          9.5.3(A) in respect of any liability where the liability would not have arisen or occurred but for a voluntary act, omission or transaction done, made or carried out by the Buyer or any of its directors, employees or agents after the Completion Date, otherwise than:-

                    (a)  as required by Law; or

                    (b) pursuant to a legally binding commitment created on or before the Completion Date; or

                    (c)  in the ordinary course of business; or

                    (d) as a result of a breach of Warranty or if the relevant matter has not been Fairly Disclosed by the Warrantors; or

                    (e)  at the written request of Warrantors; or

                    (f) as a mandatory requirement of GAAP in the UK or Australia, as the case may be; and

          9.5.4(A) if, in respect of any matter which would give rise to a breach of the Warranties the Buyer has recovered under any policy of insurance an amount sufficient to discharge the sums which are the subject of the relevant Claim.

9.6(A)    There shall be no liability to make payment in respect of Claims
          (but such liability will subsist) in respect of a liability which is contingent until such contingency has crystallised following which the liability will become an actual liability and will be due and payable.

9.7(A) The Buyer shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of the same cause of action relating to any individual breach of the Warranties or any claim under the Tax Deed or the provisions of Schedule 18.

9.8(A)    The Committee shall be entitled to reasonably require the Buyer
          (or as the case may be the Company) at the cost of the Warrantors to take all such reasonable steps or proceedings as far as is reasonably practicable in order to avoid, dispute, resist, mitigate, compromise, defend or appeal against any claim by a third party against it which will or may give rise to a Claim and the Buyer shall:-

          9.8.1(A) act in accordance with such reasonable requirements subject to the Buyer being properly indemnified in advance by cash collateral by the Warrantors to the reasonable satisfaction of the Buyer against all reasonable costs and expenses, (both of itself and all third parties), reasonably incurred or anticipated in connection with the taking of steps or proceedings and such cash collateral being promptly and properly augmented to the reasonable satisfaction of the Buyer as such matters proceed;

          9.8.2(A) for the purpose of enabling the Warrantors to avoid, dispute, resist, mitigate, compromise, defend or appeal against any relevant third party claim or to decide what steps or proceedings should be taken in order to do so, the Buyer shall, or shall procure that the Company shall not make any admission of liability, agreement or compromise with any person, body or authority without the prior agreement of the Warrantors which shall not be unreasonably withheld or delayed;

          9.8.3(A) give the Warrantors (or their duly authorised representatives) reasonable access to the personnel and any premises, assets, accounts, documents and records which are relevant to such claim and are within the power, possession or control of the Buyer to enable the Warrantors (or their duly authorised representatives) to investigate the claim and to examine and take copies or photographs of the same at the Warrantors' expense; and

                    it shall be a requirement for the obligations of the Buyer set out above that the Warrantors shall:-

                    (a) by cash collateral provide to the Buyer, and the Company, all costs and expenses reasonably and properly incurred or anticipated by them in complying with their obligations under this clause 9.8(A); and

                    (b) consent to use counsel and legal advisers nominated by the Buyer such consent not to be unreasonably withheld.

9.9(A) The Buyer shall comply with its common law duty to mitigate losses in respect of the subject matter of:-

          9.9.1 (A) any Claim; or

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

          9.9.2(A) a Tax Claim under the Warranties in Part (P) in Schedule 7 provided that such mitigation does not prejudice the Buyer's rights under the Tax Deed.

9.10(A) Each of the Warranties is given subject to the matters Fairly Disclosed in the Disclosure Letter.

9.11(A) All warranties on the part of the Sellers whether express or implied, statutory or otherwise are hereby excluded except to the extent that they are provided for in this Agreement.

          The Buyer acknowledges to the Sellers that it has not relied on any representations or Warranties other than those incorporated in this Agreement and the Disclosure Letter.

          Nothing contained in this clause shall have the effect of excluding any warranties on the part of the Sellers nor the Purchaser's reliance on them where such warranty was made fraudulently or there has been wilful concealment of any matter or thing.

9.        (B) LIMITATION OF LIABILITY OF THE BUYER

9.1(B) A claim under any Buyer Warranty (a "Sellers' Claim") will be subject to the following provisions of this clause.

9.2(B) The liability of the Buyer in respect of a Sellers' Claim shall be limited in accordance with the following provisions:-

          9.2.1(B) the aggregate liability of the Buyer of all Sellers' Claims shall be limited to(pound)22,500,000;

          9.2.2(B) the Buyer will not be required to make payment in respect of a Sellers' Claim (but the Committee shall be entitled to make any Sellers' Claim) unless the aggregate liability of the Buyer exceeds (pound)155,000 in which event the Committee (on behalf of the Sellers) shall be entitled to compensation for the entire amount of the Sellers' Claims and not just the excess over (pound)155,000;

          9.2.3(B) the Committee on behalf of the Sellers shall not be entitled to make any Sellers' Claim unless written notice of the Sellers' Claim has been given to the Buyer by the Committee (stating reasonable particulars of its nature and, so far as reasonably practicable, the amount claimed);

          9.2.4(B) any Sellers' Claim which has been made against the Buyer and which has not been previously satisfied, settled or withdrawn shall be deemed to have been withdrawn and shall become fully barred and unenforceable on the expiry of the period of 6 months commencing on the date on which notice of the relevant Sellers' Claim was given to the Buyer in accordance with clause 9.2.2(B), unless proceedings in respect of the relevant Sellers' Claim shall have been issued and served on the Buyer; and

          9.2.5(B)  if:-

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

                    (a) the Buyer pays to the Sellers any amount in respect of a breach of any of the Buyer Warranties; and

                    (b) the Sellers subsequently receive or recover from a third party a sum which is referable to that breach,

                    the Committee shall promptly inform the Buyer in writing of such occurrence and repay to the Buyer the net amount so received or recovered (less the costs of recovery and Taxation), provided that the amount so paid shall not exceed the amount previously paid to the Sellers by the Buyer in respect of that breach.

9.3(B) None of the limitations on the liability of the Buyer set out in clause 9.2(B) shall apply to the Buyer regarding any Sellers' Claim if such claim involves any fraud or wilful concealment on the part of the Buyer.

9.4(B) The Buyer shall not be liable in respect of any breach of the Buyer Warranties:-

          9.4.1(B) if such Sellers' Claim would not have arisen but for a change in Law or practice or any withdrawal of any extra-statutory concession by a tax authority or any change in accounting practices, bases or principles after the date of Completion, where such change or withdrawal purports to be effective retrospectively and which was not announced before Completion;

          9.4.2(B) in respect of any liability where the liability would not have arisen or occurred but for a voluntary act, omission or transaction done, made or carried out by the Sellers or any of its directors, employees or agents after the Completion Date, otherwise than:-

                    (a)  as required by Law; or

                    (b) pursuant to a legally binding commitment created on or before the Completion Date; or

                    (c)  in the ordinary course of business; or

                    (d)  as a result of a breach of Buyer Warranty; or

                    (e)  at the written request of Buyer; or

                    (f)  as a mandatory requirement of GAAP in the US; and

          9.4.3(B) if, in respect of any matter which would give rise to a breach of the Buyer Warranties the Sellers have recovered under any policy of insurance an amount sufficient to discharge the sums which are the subject of the relevant Sellers' Claim.

9.5(B) There shall be no liability to make payment in respect of Sellers' Claims (but such liability will subsist) in respect of a liability which is contingent until such contingency has crystallised following which the liability will become an actual liability and will be due and payable.

9.6(B) The Sellers shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of the same cause of action relating to any individual breach of the Buyer Warranties.

9.7(B) The Buyer shall be entitled to reasonably require the Committee at the cost of the Buyer to take all such reasonable steps or proceedings as far as is reasonably practicable in order to avoid, dispute, resist, mitigate, compromise, defend or appeal against any claim by a third party against it which will or may give rise to a Sellers' Claim and the Sellers shall:-

          9.7.1(B) act in accordance with such reasonable requirements subject to the Sellers being properly indemnified in advance by cash collateral by the Buyer to the reasonable satisfaction of the Sellers against all reasonable costs and expenses, (both of itself and all third parties), reasonably incurred or anticipated in connection with the taking of steps or proceedings and such cash collateral being promptly and properly augmented to the reasonable satisfaction of the Sellers as such matters proceed;

          9.7.2(B) for the purpose of enabling the Buyer to avoid, dispute, resist, mitigate, compromise, defend or appeal against any relevant third party claim or to decide what steps or proceedings should be taken in order to do so, the Sellers shall not make any admission of liability, agreement or compromise with any person, body or authority without the prior agreement of the Buyer which shall not be unreasonably withheld or delayed;

          9.7.3(B) give the Buyer (or their duly authorised representatives) reasonable access to the personnel and any premises, assets, accounts, documents and records which are relevant to such claim and are within the power, possession or control of the Sellers to enable the Buyer (or their duly authorised representatives) to investigate the claim and to examine and take copies or photographs of the same at the Buyers' expense; and

                    it shall be a requirement for the obligations of the Sellers set out above that the Buyer shall:-

                    (a) by cash collateral provide to the Sellers all costs and expenses reasonably and properly incurred or anticipated by it in complying with its obligations under this clause 9.7(B); and

                    (b) consent to use counsel and legal advisers nominated by the Sellers such consent not to be unreasonably withheld as delayed.

          9.8(B) The Sellers shall comply with their common law duty to mitigate losses in respect of the subject matter of any Sellers' Claim.

          9.9(B) All warranties on the part of the Buyer whether express or implied, statutory or otherwise are hereby excluded except to the extent that they are provided for in this Agreement.

          The Sellers acknowledge to the Buyer that they have not relied on any representations or Buyer Warranties other than those incorporated in this Agreement.

          Nothing contained in this clause 9(B) shall have the effect of excluding any warranties on the part of the Buyer nor the Seller's reliance on them where such warranty was made fraudulently or there has been wilful concealment of any matter or thing.

10.       COVENANTS UP TO COMPLETION

10.1 The Sellers covenant with and undertake to the Buyer that neither the Company nor the Subsidiary has, since the Effective Date, nor shall either of them at any time prior to Completion without the prior consent in writing of the Buyer, such consent not to be unreasonably withheld:-

          10.1.1 increase or reduce its authorised or issued share capital or convert, sub-divide or consolidate any of its shares;

          10.1.2 allot or issue (or agree to allot or issue) any shares save as contemplated in or by this Agreement or grant (or agree to grant) any option in respect of any shares or loan capital;

          10.1.3 amend or alter its Memorandum or Articles of Association save as contemplated in or by this Agreement;

          10.1.4 declare or pay any dividend or make any other distribution of its assets or profits to any shareholder or other person or repay loans to it made by any shareholder or any other person except for the Permitted Loans;

          10.1.5 make any change in its business as carried on as at the date of this Agreement;

          10.1.6 make any material adverse change to its trade connections except in connection with waivers of change of control provisions contemplated in sub-clause 2.1.1;

          10.1.7 otherwise than in the usual course of trading, acquire or dispose of (or agree to acquire or dispose of) any asset exceeding (pound)10,000 in value or assets aggregating more than (pound)10,000 in value;

          10.1.8 dispose of or agree to dispose of or grant any option in respect of any asset or assets except in the ordinary course of trading;

          10.1.9 dispose of or agree to dispose of or grant any option in respect of its business or any part of its business;

          10.1.10   assign or otherwise dispose of any of its book debts;

          10.1.11 remove any asset from the Properties except in the usual course of trading;

          10.1.12 borrow any money (except from its bankers drawn against facilities now existing and in any event not exceeding an aggregate of (pound)100,000 in total) or make payments out of or drawings on its bank accounts other than in accordance with its normal practice during the period of 12 months prior to the date of this Agreement;

          10.1.13 grant or issue or agree to grant or issue any mortgage, charge, debenture or security for money or redeem or agree to redeem any such mortgage, charge, debenture or security or give or agree to give any guarantee or indemnity;

          10.1.14 enter into any contract or commitment other than in the usual course of its business;

          10.1.15 modify or agree to terminate any Material Contract except in connection with waivers of change of control provisions contemplated in sub-clause 2.1.1;

          10.1.16 enter into any unusual or abnormal contract or commitment or:-

                    (a) grant or agree to grant or enter into any lease or third party right in respect of the Properties or any of them or assign or agree to assign or otherwise dispose of the same; or

                    (b)  enter into any lease on any property; or

                    (c)  make any loan; or

                    (d) enter into any material leasing, hire purchase or other agreement or arrangements for payment on deferred terms in any case in excess of (pound)5,000;

          10.1.17 make any change in the terms and conditions of employment (including, without limitation, any enhanced salaries or benefits) or pensions benefits of any of its Directors or employees or employ or terminate (other than for good cause) the employment of any person;

          10.1.18 appoint or employ any new managerial or senior skilled employee or consultant or amend or terminate the terms or contracts of employment of any of its present employees or consultants;

          10.1.19 institute, settle or agree to settle any legal proceedings relating to its business where the amount of the claim in question is in excess of (pound)10,000 (except for debt collection up to an aggregate amount of (pound)10,000 in respect of the Company and the Subsidiary taken together in the ordinary course of its business);

          10.1.20 permit or suffer any of its insurances to lapse or do anything which would make any policy of insurance void or voidable;

          10.1.21 incur any liabilities between itself and any of the Sellers or any person connected with any of the Sellers except the payment of remuneration in the usual course of trading and at the rates current prior to the date of this Agreement; and/or

          10.1.22 in any other way depart from the usual course of its day-to-day business either as regards the nature, scope or the manner of conducting the same or do or suffer anything which would cause or contribute to its financial position being rendered materially less favourable than as at the date of this Agreement.

10.2 Pending Completion the Sellers will procure that the Buyer and its agents and representatives are given reasonable access to the Properties and to the books and to the records of the Company, the Subsidiary and the Associated Corporation and the Sellers shall upon request furnish such information regarding the businesses and affairs of the Company and the Subsidiary as the Buyer or its agents or representatives may reasonably require.

11.       UNITED STATES SECURITIES ACT REPRESENTATIONS BY SELLERS

11.1 Each of the Sellers in relation to the Euronet Shares and the Promissory Notes agrees, represents, warrants and acknowledges the matters set out in Schedule 17.

12.       COMPLETION

12.1 Completion of the sale and purchase of the Shares shall take place at the offices of the Buyer's Solicitors immediately following execution of this Agreement when:-

          12.1.1    the Sellers will:-

                    (a)  deliver to the Buyer those items set out in Schedule 9;

                    (b) procure that a board meeting of each of the Company and the Subsidiary shall be held at which:-

                         (i) such persons as the Buyer may nominate shall be appointed as Directors and the Secretary of the Company and the Subsidiary;

                         (ii) the Service Agreements referred to in sub-clause 12.1.2 below shall be authorised;

                         (iii) the transfers of the Shares, shall be approved for registration, subject to stamping;

                         (iv) the Company shall authorise and approve the repayment of an aggregate of (pound)776,463.84 plus interest accrued to date being the Permitted Loans to the people listed below in the amounts set against their names, representing loans made by them to the Company:-

                                                        PRINCIPAL LOAN
                                        NAME            AMOUNTS ((POUND))
                                 -------------------    -----------------
                                 Michael Leon Sharpe           136,617.96

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

                                                              PRINCIPAL LOAN
                                 NAME                        AMOUNTS ((POUND))
                                 -----------------------     -----------------

                                 Paul Althasen                      249,367.96

                                 Alan J T Witzenfeld                136,617.96

                                 John Alexander Gardiner            231,478.46

                                 Lucia Gardiner                      18,596.00

                                 Richard Thomas Povey                   756.00

                                 David McMeekin                       3,029.50

                                 TOTAL                              776,463.84

          12.1.2 except in the case of Tom Cregan who shall enter into a Service Agreement with the Subsidiary only, the Company shall enter into Service Agreements with:-

                    (a)  John Gardiner;

                    (b)  Paul Althasen; and

                    (c)  Anthony Westlake,

                    in the Agreed Form and such other service agreements with additional employees as may be decided by the Buyer;

          12.1.3    the Company shall enter into employment contracts with:-

                    (a)  Jonathan Fricker;

                    (b)  Andrew Dellow; and

                    (c)  Jamie Robertson,

                    in the Agreed Form and such other employment contracts with additional employees as may be decided by the Buyer.

12.2      Following the compliance in full with the provisions of sub-clause
          12.1.1 and Schedule 9 the Buyer shall:-

          12.2.1 send by way of telegraphic transfer to the client account of the Seller's Solicitors (whose receipt shall be full discharge for the Buyer) the sum of (pound)18,854,523 (eighteen million eight hundred and fifty four thousand five hundred and twenty three pounds sterling) less the amounts detailed in Schedule 18 as regards the relevant Optionholder in part payment of the Purchase Price;

          12.2.2 pay the Deferred Consideration to the Sellers in accordance with the terms set out in schedule 12 and subject to the maximum amounts detailed in column (8) of the Consideration Schedule;

          12.2.3 allot and issue to the Sellers in due proportion the Euronet Shares in accordance with the provisions of Schedule 11;

          12.2.4    allot and issue to the Sellers in due proportion the:-

                    (a)  Convertible Notes; and

                    (b)  Unsecured Notes,

                    and deliver to the Sellers' Solicitors (whose receipt shall be full discharge) the appropriate certificates;

          12.2.5 deliver to the Sellers' Solicitors a counterpart of the Tax Deed duly executed by the Buyer; and

          12.2.6 deliver to the Sellers at Completion true and complete copies of all resolutions of its board of directors by which the execution, delivery and performance of this Agreement and the Related Agreements and consummation of the transactions contemplated by this Agreement and such Related Agreements were authorized, certified by the Secretary of Buyer as of the Completion Date.

12.3      The Committee shall be entitled to:-

          12.3.1 designate one person in their sole discretion, as identified in writing no later than 1 April, 2003 (the "Director Designee"), for nomination as a Class III director to the Buyer's Board of Directors by the holders of Euronet Shares, at the Buyer's next annual stockholder meeting (the "Stockholder Meeting"). The Buyer agrees to increase the size of Buyer's Board of Directors by creating one additional Class III director seat and to nominate and recommend for approval at the Stockholder Meeting the Director Designee to such Class III director seat; and

          12.3.2 designate one person who is a Management Shareholder and who is an employee of the Company or the Buyer (the "Observer Designee") in their sole discretion, as identified in writing, to attend, as a representative of the Management Shareholders and for a period (the "Observation Period") commencing immediately after the Completion and ending three years after the Completion Date, all meetings of the Buyer's Board of Directors (but not committees, sub-committees or special committees of the Buyer's Board of Directors) in a non-voting observer capacity. During the Observation Period, the Buyer shall give the Observer Designee copies of all notices, minutes, consents, and other materials that it provides to its directors; provided that:-

                    (a) the Observer Designee shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided, and shall take proper and reasonable steps to maintain the confidentiality of any price sensitive information affecting the Buyer's securities; and

                    (b) the Buyer reserves the right to withhold any information and to exclude the Observer Designee from any meeting or any part of any meeting:-

                         (i) access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Buyer and its counsel; and

                         (ii) the Observer Designee becomes associated or affiliated with a competitor of the Buyer.

13.       RELEASE OF GUARANTEES AND INDEMNITIES

13.1      The Sellers will:-

          13.1.1 procure the release at or by Completion of the Company and the Subsidiary from all guarantees, indemnities, undertakings and obligations given by any of them in respect of any obligation or liability of the Sellers or any person connected with any of the Sellers; and

          13.1.2 on an after-Tax basis indemnify and hold harmless the Company the Subsidiary and the Buyer from and against all and any actual or contingent liabilities which the Company or the Subsidiary or the Buyer may at any time incur in relation to any such guarantee, indemnity, undertaking or other obligation.

13.2 The Buyer will use all reasonable endeavours to procure the release as soon as practicable after Completion of the Sellers from all guarantees, indemnities, undertakings and obligations given by them in respect of any obligation or liability of the Company, or the Subsidiary and of which full particulars are contained in the Disclosure Letter.

14.       DEFERRED CONSIDERATION PROTECTION

14.1 The following provisions of this clause 14 will apply during the period up to the payment of the Deferred Consideration in full or the date 2 years from the date of Completion, whichever is the earlier (the "Relevant Period").

14.2 Subject to any Adjustment in the Purchase Price in accordance with the terms of this Agreement, the Buyer acknowledges and agrees that the Sellers are entitled to payment of the Deferred Consideration on the basis that the Sellers acknowledge and agree that the Buyer, in order to fulfil its obligation to make the Deferred Consideration payments, must be free to operate the business of the Company in such manner as it deems commercially appropriate.

14.3 The Buyer agrees that during the Relevant Period, and in so far as it is within its power, that it will:-

          14.3.1 ensure that the business of the Company and the Subsidiary is run in a proper and commercial manner;

          14.3.2 act in a manner so as not to artificially prevent the ability of the Buyer to make Deferred Consideration payments to the Sellers in accordance with this Agreement;

          14.3.3 ensure that no management charges, service charges or other like costs or expenses shall be paid by the Company or the Subsidiary to the Buyer or any of the Buyer's Group other than for services the cost of which does not exceed that currently payable by the Company or the Subsidiary for such services as agreed by the Board of Directors of the Company following an affirmative vote supported by any two of Paul Althasen, John Gardiner or Anthony Westlake;

          14.3.4 ensure that Paul Althasen, John Gardiner and Anthony Westlake shall remain as executive directors of the Company during the Relevant Period and the Buyer undertakes not to remove them from office whether under Section 303 of the Companies Act 1985 or otherwise, without prejudice to any right of the Buyer acting through the board summarily to dismiss an executive director for reasons provided for in the relevant Service Agreement;

          14.3.5 in order to protect the interests of the Sellers during the Relevant Period, the Buyer shall take such steps as may be necessary to ensure that, save with the written consent of the Committee (which shall not unreasonably be withheld):-

                    (a) neither the Company nor the Subsidiary disposes of or transfers all or any material part of its business to any other person;

                    (b)  the ownership of the majority of the shares:-

                         (i)     in the Company; and

                         (ii)    in the Subsidiary

                         continues to be held by the Buyer (or a company which is and continues to be a wholly-owned subsidiary of the Buyer) and that neither the Company nor the Subsidiary is wound up or put into receivership or administration or other similar process;

                    (c) the Company is run as a stand alone business unit and that no business is diverted away from the Company or the Subsidiary with the objective of artificially depressing the gross income of the Company;

                    (d) no steps are taken intended only to diminish the gross income of the Company or the Subsidiary in the absence of a bona fide commercial reason not inconsistent with sub-clause 14.3.5(c) above; and

                    (e) the same policies relating to recognition of revenue will be maintained by the Company and the Subsidiary as were previously applied in the preparation of the Audited Accounts.

          14.3.6 not undertake any actions which are calculated to cause the Company to be unable to pay its debts as they fall due.

Provided always that nothing set out in this clause 14 shall restrict or prevent the Buyer from:-

(1) effecting payments from the Company and/or the Subsidiary for the purpose of paying off the Deferred Consideration or sums payable in respect of the Promissory Notes; and/or

(2) carrying out a group reorganisation under which e-pay Australia remains a wholly owned subsidiary within the Buyer's group provided that following such reorganisation the income attributable to e-pay Australia continues to be consolidated with that of the Company.

15.       NON-COMPETITION

15.1 For the purposes of this Agreement, this clause 15 shall apply to matters relating to each Group Company and the Associated Corporation only.

15.2 To ensure that the Buyer receives the full benefit of the goodwill of the business of the Company, the Subsidiary and the Associated Corporation (as applicable), each of the Management Shareholders covenants irrevocably and unconditionally with the Buyer for the Period of Restraint that except as otherwise specifically agreed in writing with the Buyer:-

          15.2.1    he will not:-

                    (a) directly or indirectly in any capacity whatsoever (whether solely or jointly) with, any other person whether corporate or unincorporate or otherwise howsoever (whether for payment or not) carry on or be engaged in or concerned in or interested in (directly or indirectly and whether for payment or not) in the Restricted Business;

                    (b) in connection with the Restricted Business, accept business from, deal with or perform services for or canvass, entice away, or solicit any person who is or was within a period of 12 months prior to the date of this Agreement, a customer, client, or Prospective Client of any Group Company or the Associated Corporation;

          15.2.2 he will keep confidential and not disclose or make use of in connection with Restricted Business any financial or other confidential information or other know-how relating to any Group Company or the Associated Corporation including, but not limited, to any such information about current or future affairs or plans or about customers/clients or Prospective Clients;

          15.2.3 he will not directly or indirectly induce or seek to induce away from any Group Company or the Associated Corporation any directors or senior employees as are engaged by any Group Company or the Associated Corporation on the date of this Agreement;

          15.2.4 he will not directly or indirectly own beneficially or otherwise or be interested in the share capital of any company engaged in the Restricted Business;

          15.2.5 he will not use and he will not procure that any other person directly or indirectly at any time after the Completion Date uses the name e-pay or any name likely to be confused with such name in the minds of members of the public for the purposes of a business similar to or competing with the business of any Group Company or the Associated Corporation whether by using such name as part of a corporate name or otherwise;

          15.2.6 except as required by Law, he will not at any time do or say anything harmful to the reputation of any Group Company or the Associated Corporation or which leads or may lead any person, firm or company to cease to do business with any Group Company or the Associated Corporation on substantially equivalent terms to those previously offered or not to engage in business with the Company or any Group Company or the Associated Corporation.

          PROVIDED THAT (but except in relation to its Restricted Business) nothing contained in this clause 15 shall prevent the Seller from at any time holding for investment purposes only any class of securities for the time being listed or dealt in on any recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or the Australian Stock Exchange or other stock of investment exchange where securities are publicly traded.

15.3 The covenants contained in clause 15.1 shall be deemed to be in respect of each part entire, separate, severable and separately enforceable so that each covenant shall be deemed to be a separate covenant notwithstanding the fact that it appears in the same clause, sub-clause or sentence or any other covenant or is imposed by the introduction of a word or phrase conjunctively with or disjunctively from or alternatively to other words or phrases.

15.4      The Sellers acknowledge that:-

          15.4.1 the restrictions have been negotiated and agreed on an arm's length basis and are reasonable when taken together as well as individually;

          15.4.2 the duration, extent and application of each restriction is no greater than is necessary for the protection of the goodwill of the business of the Company, the Subsidiary and the Associated Corporation (as applicable); and

          15.4.3 the consideration paid by the Buyer for the Shares takes into account and provides adequate compensation for the Sellers for the restraint and restrictions imposed.

15.5 If the business of the Company or of the Subsidiaries is transferred to another company which is a subsidiary of the Buyer (the "Transferee Company"), each of the restrictions contained in this clause 15 shall continue to apply, mutatis mutandis, in relation to the business transferred as carried on from time to time by the Transferee Company as if the name of the Transferee Company were substituted for the word "Company" or "Subsidiary" (as the case may be).

16.       COSTS

          All costs and expenses incurred by or on behalf of either the Buyer or the Sellers respectively including all fees of accountants, representatives and solicitors employed by any of the Parties in connection with the negotiation, preparation and execution of this Agreement shall be borne solely by the Party who shall have incurred the same and the other Parties shall have no liability in respect of such costs and expenses.

17.       FURTHER ASSURANCE

17.1 Each of the Sellers by way of security irrevocably and unconditionally appoints the Buyer as his attorney with full powers of substitution in his name and on his behalf (and to the complete exclusion of any rights he may have in such regard):-

          17.1.1 lawfully to exercise all voting and other rights and receive all benefits and entitlements which may now or at any time after the date of this Agreement attach to the Shares;

          17.1.2 to transfer and deal with the Shares and such rights, benefits and entitlements and execute such documents under hand or under seal; and

          17.1.3 do such acts and things in connection with the matters specified in sub-clauses 17.1.1 and 17.1.2 as the Buyer shall from time to time think fit in all respects as if the Buyer were the absolute legal and beneficial owner of such Shares.

17.2 Each of the Sellers undertakes to the Buyer to ratify everything that the Buyer shall lawfully do or purport to do pursuant to clause 17.1.

17.3 Without limitation to any obligations implied by Law all of the Parties will after as well as before and upon the Completion Date do all acts and things and sign and execute all documents and deeds requisite for the purpose of implementing the terms of this Agreement.

18.       NOTICES

18.1 Any notice to be given for the purposes of this Agreement shall either be delivered personally or sent by first class recorded delivery post, internationally recognised overnight courier service, e.g. Federal Express (the "International Courier") or facsimile transmission.

18.2 The address for service of the Sellers and/or the Committee shall be the address (or principal address if more than one) of the Sellers' Solicitors or such other firm:-

          18.2.1 with which it may merge or which a majority of its partners may join; or

          18.2.2 as the Sellers who own the majority in number of Shares may notify in writing to the Buyer.

          If at any time it shall not be evident which firm of Solicitors are appointed for the purposes of this sub-clause the Buyer may by notice to the Sellers and/or the Committee at their addresses in this Agreement nominate one of their number for the purposes of receiving and giving notices.

18.3 The address for service of the Buyer shall be its principal executive offices in Kansas, USA as stated at the beginning of the Agreement for the time being.

18.4      A notice shall be deemed to have been served as follows:-

          18.4.1    if personally delivered, at the time of delivery;

          18.4.2 if sent by first class recorded delivery post or International Courier, at the expiration of 72 hours after the same was delivered into the custody of the postal authorities or International Courier as appropriate; and

          18.4.3 if sent by facsimile transmission at the expiration of 12 hours after despatch.

18.5 In proving such service it shall be sufficient to prove that personal delivery was made, or that the envelope containing such notice was properly addressed and delivered:-

          18.5.1 into the custody of the postal authorities as a pre-paid recorded delivery letter; or

          18.5.2    into the custody of the International Courier; or

          18.5.3 that the facsimile transmission was properly addressed and despatched to the appropriate number.

18.6 Notice given to the Sellers pursuant to clause 18.2 above shall be deemed to be notice to all the Sellers and any notice by the Sellers (other than a notice changing their Solicitors pursuant to clause 18.2) shall only be given by the Sellers' Solicitors or the Seller nominated by the Buyer pursuant to clause 18.2.

18.7 The members of the Committee are hereby authorised on behalf of all the Sellers to accept service of proceedings in the UK from the Buyer.

19.       GOVERNING LAW AND JURISDICTION

19.1 This Agreement shall be governed by and construed in all respects in accordance with English Law. The Parties irrevocably agree that the Courts of England and Wales shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (in this clause together referred to as "Proceedings") which may arise out of or in connection with this Agreement provided that nothing contained in this Agreement shall be taken to have limited the right of the Buyer to bring Proceedings in any other jurisdiction or jurisdictions, whether concurrently or not.

19.2 The Sellers expressly and specifically agree and accept that the terms of this clause 19 are fair and reasonable and irrevocably appoint the Sellers' Solicitors for the time being or such other firm as is mentioned in clause 18.2 to accept service on their behalf of any Proceedings which may be commenced in England and Wales.

20.       PUBLICITY

          No announcement or other disclosure concerning the sale and purchase of the Shares to the Buyer or any other matter referred to or set out in this Agreement or any ancillary matter shall be made before or after Completion by the Sellers (whether to the press employees customers or suppliers) except in a form agreed between the Seller and the Committee or otherwise as required by Law or any regulatory authority.

21.       GENERAL

21.1 This Agreement contains the whole agreement between the Parties relating to the transactions provided for in this Agreement and supersedes all previous agreements (if any) between such Parties in respect of such matters and each of the Parties acknowledges that in agreeing to enter into this Agreement it has not relied on any representations or warranties except for those contained in this Agreement.

21.2 A person who is not party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. This clause 21.2 does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

21.3 This Agreement shall (except for any obligation fully performed prior to or at the Completion Date) continue in full force and effect after the Completion Date notwithstanding Completion.

21.4 Notwithstanding any rule of law or equity to the contrary any release, waiver or compromise or any other arrangement of any kind whatsoever which the Buyer may agree to or effect in relation to one Seller in connection with this Agreement and in particular the Warranties shall not effect the rights and remedies of the Buyer as regards any other Seller.

21.5 Any remedy or right conferred upon any Party for breach of this Agreement (including the right to rescission) shall be in addition to and without prejudice to all other rights and remedies available to it.

21.6 No failure or delay by any Party in exercising any claim, remedy, right, power or privilege under this Agreement shall operate as a waiver nor shall any single or partial exercise of any claim, remedy, right, power or privilege preclude any further exercise of any of them or the exercise of any other claim, right, power or privilege.

21.7 This Agreement may be executed in any number of counterparts by the different Parties on separate counterparts, each of which shall when executed and delivered constitute an original, but all of which shall together constitute one and the same instrument.

21.8 If the Shares shall at any time be sold or transferred the benefit of each of the obligations, undertakings, indemnities or warranties undertaken or given by the Sellers under or pursuant to this Agreement shall be assignable to any company within the Buyer's group from time to time (a "Permitted Assignment"), and any such assignee group member shall be entitled to enforce the same against the Sellers as if it were named in this Agreement as the Buyer. Except for a Permitted Assignment the benefit of the obligations under this Agreement will not be assignable.

IN WITNESS of which the Parties have signed or sealed this Agreement as a deed and have delivered it upon dating it.

                                   SCHEDULE 1

                                   DEFINITIONS

In this Agreement and in its Schedules (unless the context otherwise requires) the following words and expressions shall have the following meanings:-

"Accountant"                       has the meaning ascribed to it in paragraph 7
                                   of Schedule 15;

"Accounting Date"                  31 March 2002;

"Adjustment"                       the amount by which the Working Capital Value
                                   is less than the Target Working Capital Value calculated in accordance with Schedule 15;

"Agreed Form"                      in relation to any document, the draft of
                                   that document which is either annexed to this Agreement or which has been initialled by the Sellers' Solicitors and the Buyers'
                                   Solicitors by way of identification;

"Appointment Period"               has the meaning ascribed to it in paragraph 8
                                   of Schedule 15;

"Associated Corporation"           e-pay (M) Sdn. Bhd. brief details of which
                                   appear in Schedule 4 Part (B);

"Audited Accounts"                 the audited accounts of each of the Company
                                   and the Subsidiary for the accounting
                                   reference period ended on the Accounting Date
                                   (a copy of which has been included in the Disclosure Letter) comprising, inter alia, a balance sheet, profit and loss account, notes, auditors' and directors' reports and cash flow statement;

"Australian Superannuation Funds"  the Westpac MasterTrust (SFN 281412 and ABN
                                   81 236 903 448) established by trust deed dated 27 March 1992;

"Business Days"                    a day, not being a Saturday, Sunday or public
                                   holiday in England and Wales on which banks are generally open for business in the City of London and the term "Business Day" shall be construed accordingly;

"Buyer's Accountants"              KPMG LLP;

"Buyer Financial Statements"       has meaning ascribed to it in sub-clause
                                   4.1.8;

"Buyer's Solicitors"               Squire, Sanders & Dempsey,  Royex House,
                                   Aldermanbury Square, London EC2V 7HR;

"Buyer Warranty"                   the  warranties  given by the Buyer to the
                                   Sellers in contemplation of matters in this Agreement pursuant to clause 4;

"CAA 2001"                         The Capital Allowances Act 2001;

"Charge" shall have the meaning given to such term in paragraph 6 of Schedule 12;

"Claim"                            has the meaning ascribed to it in clause 9.1;

"Closing Stock Price"              the average of the closing stock price for
                                   the Euronet Shares listed on the NASDAQ
                                   National Market for the 20 trading dates prior to the date of this Agreement;

"Committee"                        a  committee  consisting  of Paul  Althasen,
                                   John  Gardiner  and  Anthony Westlake;

"Common Stock"                     has the meaning ascribed to it in sub-clause
                                   4.1.4;

"Companies Acts"                   in relation to the Company, the Companies
                                   Acts 1985 and 1989, the Companies
                                   Consolidation (Consequential Provisions) Act
                                   1985, the Financial Services and Markets Act
                                   2000 and Part V of the Criminal Justice Act
                                   1993 (and in relation to the Subsidiary, the Corporation Act 2001);

"Company"                          e-pay Limited brief details of which appear
                                   in Schedule 3;

"Completion Accounts"              the (consolidated) accounts of the Company
                                   and the Subsidiary for the accounting
                                   reference period ended on the Completion Date comprising a consolidated balance sheet, profit and loss account and cash flow statement;

"Completion Date"                  the date of completion of the matters set out
                                   in clause 12 and Schedule 9 of this Agreement and "Completion" shall be construed accordingly;

"Confidential Information"         any confidential information concerning the
                                   assets, property, trade secrets, customers contracts, software, business, financial position, results or anticipated results of operations, personnel, marketing or business plans or strategy of the Company;

"Consideration Schedule"           the schedule in the Agreed Form (signed by or
                                   on behalf of each of the Sellers) detailing the Sellers, the Shares to be sold by them and the Purchase Price payable to them pursuant to this Agreement;

"Convertible Notes"                the unsecured convertible notes of the Buyer
                                   bearing interest at 7% per annum in Agreed
                                   Form to be issued by the Buyer at Completion, the terms and conditions of which are set out in the note, a copy of which appears at
                                   Schedule 13;

"Copyrights"                       has the meaning ascribed to it in (iv)
                                   "Intellectual Property Rights" of Schedule 1;

"Court"                            any court of competent jurisdiction;

"Deferred Consideration"           the consideration of(pound)5,363,525 in cash
                                   payable by the Buyer to the Sellers upon the terms set out in Schedule 12;

"Director Designee"                has the meaning ascribed to it in clause
                                   12.3.1;

"Disclosure Letter"                the letters and their respective annexures
                                   (the "Disclosure Bundle") dated with today's date delivered immediately before the execution of this Agreement and addressed by the Warrantors to the Buyer disclosing various matters and documentation relating to the Warranties;

"Dissatisfaction Notice"           has the meaning ascribed to it in paragraph
                                   4.2 of Schedule 15;

"Effective Date"                   February 3, 2003;

"Encumbrance"                      any mortgage, charge (whether fixed or
                                   floating), pledge, lien, option, right of pre-emption, right of retention of title or negative pledge, or any other form of security interest, third party right or encumbrance (whether monetary or not) or any obligation (including any conditional obligation) to create any of the same;

"End Date"                         the earlier of:-

                                   (i)   the date on which the entire amount of
                                         Deferred Consideration and accrued
                                         interest under this Agreement has been
                                         paid; or

                                   (ii)  the second anniversary of Completion;

"e-pay New Zealand"                e-pay New Zealand, the wholly owned
                                   subsidiary of the Subsidiary;

"Euronet Shares"                   the common stock of the Buyer with a par
                                   value of $0.02 per share and to be issued and registered in accordance with Schedule 11;

"Excess Cash Flow"                 for each fiscal quarter, consolidated net
                                   income of the Company and the Subsidiary plus depreciation minus capital expenditure and minus an amount by which current liabilities
                                   (excluding any corporation tax creditor) exceed current assets;

"Exchange Rate"                    $1.6003 to (pound)1;

"Fairly Disclosed"                 in the case of:-

                                   (i)   the text of the Disclosure Letter
                                         (excluding the Disclosure Bundles),
                                         means such disclosure is true and
                                         accurate and made with sufficient
                                         particularity to permit the Buyer to
                                         assess the impact of such fact on the
                                         Warranties; and

                                   (ii)  the Disclosure Bundles, means such
                                         disclosure as will give the Buyer
                                         sufficient information to assess the
                                         effect and consequences of the
                                         relevant documentation on the
                                         Warranties;

"Force Majeure"                    any matter, action or thing which arises and
                                   which could give rise to:-

                                   (i)   third party claims in excess of
                                         $3,000,000; or

                                   (ii)  injunctive relief to any party
                                         relating to the consummation of this
                                         Agreement; or

                                   (iii) any action by regulatory authorities
                                         which could affect the consummation of
                                         this Agreement;

"Force Majeure Notice"             has the meaning ascribed to it in sub-clause
                                   2.1.3(a) of the Agreement;

"GAAP" generally accepted accounting principles and practices in the relevant jurisdiction as in effect from time to time;

"Government Body"                  any government body, department, agency or
                                   board;

"Group"                            the Company and the Subsidiary;

"Group Company"                    the Company and (as the context requires)
                                   the Subsidiary and each or both of them;

"GST"                              goods and services tax imposed by the GST
                                   Law;

"GST Law"                          a New Tax System (Goods and Services Tax) Act
                                   1999 (Australia);

"ICTA 1988"                        the Income and Corporation Taxes Act 1988;

"IHTA 1984"                        the Inheritance Tax Act 1984;

"Information Technology Systems"   the computer and data processing systems used
                                   by the Company at the date of this Agreement
                                   (including all computer software) together with all plant and equipment, which includes embedded software or similar processing systems;

"Intellectual Property Contracts"  all written agreements concerning the
                                   Intellectual Property Rights which the
                                   Company owns or is licensed to use and to which the Company is a party, including without limitation agreements granting the Company rights to use the Licensed Intellectual Property Rights, non-assertion of agreements, assignments of Intellectual Property Rights, settlement agreements relating to Intellectual Property Rights, agreements granting rights to use the Owned Intellectual Property Rights, confidentiality agreements, Trademark co-existence agreements and Trademark consent agreements;

"Intellectual Property Rights"     all worldwide rights in and to:-

                                   (i)   trademarks, collective marks, Internet
                                         domain names, logos, symbols, trade
                                         dress, assumed names, fictitious names,
                                         trade names, and all indicia of origin
                                         (whether registered or not), all
                                         applications and registrations for the
                                         foregoing, and all goodwill associated
                                         therewith and symbolized thereby,
                                         including all renewals of same
                                         (collectively, "Trademarks");

                                   (ii)  inventions and discoveries, whether
                                         patentable or not, and all patents,
                                         registrations, registered design
                                         rights, industrial models, invention
                                         disclosures and applications therefor,
                                         including divisions, continuations,
                                         continuations-in-part, and renewal
                                         applications, and including renewals,
                                         extensions, reissues and re-examined
                                         patents (collectively, "Patents");

                                   (iii) confidential and proprietary
                                         information, trade secrets and
                                         know-how, including processes,
                                         schematics, business methods, formulae,
                                         data, drawings, flow diagrams,
                                         specifications, prototypes, models,
                                         designs, source code, object code,
                                         customer lists and supplier lists
                                         (collectively, "Trade Secrets");

                                   (iv)  published and unpublished works of
                                         authorship, whether copyrightable or
                                         not (including without limitation
                                         databases and other compilations of
                                         information), copyrights, and related
                                         registrations and applications and all
                                         renewals, extensions, restorations and
                                         reversions (collectively,
                                         "Copyrights");

                                   (v)   all other intellectual property or
                                         other proprietary rights or similar
                                         rights;

"IP Suit"                          has the meaning ascribed to it in paragraph
                                   (L)3 of Schedule 7;

"ITAA 1936"                        the Income Tax Assessment Act 1936
                                   (Australia);

"ITAA 1997"                        the Income Tax Assessment Act 1997
                                   (Australia);

"Law"                              all or any:-

                                   (i)   national or local legislation, laws,
                                         statutes, rules, codes, directives,
                                         regulations and ordinances including,
                                         without limitation, all circulars and
                                         guidance notes;

                                   (ii)  judgments, decrees, orders or notices
                                         of any European Union or United Kingdom
                                         judicial, governmental, quasi-
                                         governmental or other official body
                                         having jurisdiction or other binding
                                         requirements of any judicial
                                         governmental, quasi-governmental or
                                         other official body having
                                         jurisdiction;

                                   (iii) of the matters set out in (i) and (ii)
                                         above as regards any jurisdiction
                                         outside the European Union or United
                                         Kingdom (including Malaysia and
                                         Australia);

                                   (iv)  rules established by NASDAQ and the US
                                         Securities and Exchange Commission as
                                         in effect from time to time;

"Leasehold Properties"             the Leasehold Properties brief details of
                                   which appear in Part I of Schedule 5;

"Licensed Intellectual Property    Intellectual Property Rights that the Company
 Rights"                           is licensed or otherwise  permitted by
                                   other persons to use;

"Management Accounts"              the unaudited management accounts of the
                                   Company and the Subsidiary for the 10 months ended February 2, 2003;

"Management Shareholders"          the persons whose names and details appear in
                                   Columns (1) and (2) of Part A of Schedule 2;

"Material Contracts"               those contracts described in Schedule 10;

"Notice to Complete"               has the meaning ascribed to it in sub-clause
                                   2.1.3(b) of this Agreement;

"Observer Designee"                has the meaning ascribed to it in clause
                                   12.3.2;

"Observer Period"                  has the meaning ascribed to it in clause
                                   12.3.2;

"Options"                          the options for shares in the Company set out
                                   in column (2) of Schedule 18 and held by each Option Holder;

"Option Holder"                    those persons whose names appear in column
                                   (1) of Schedule

                                   18;

"Overseas Properties"              the overseas Properties brief details of
                                   which appear in Part II of Schedule 5;

"Owned Intellectual Property       Intellectual Property Rights owned by the
Rights"                            Company;

"Patents"                          has the meaning ascribed to it in (ii)
                                   "Intellectual Property Rights" of Schedule 1;

"Permitted Loans"                  The loans to be repaid pursuant to clause
                                   12.1.1(b)(iv);

"Period of Restraint"              means the period of 1 year from the
                                   Completion Date;

"Proceedings"                      has the meaning ascribed to it in clause 19.1
                                   of the Agreement;

"Promissory Notes"                 together the Convertible Note and the
                                   Unsecured QCB Note;

"Properties"                       the Leasehold Properties and the Overseas
                                   Properties and "Property" shall mean any of them;

"Prospective Client"               means any association, company, firm, or
                                   person with whom or with which any Group
                                   Company, Associated Corporation and/or the
                                   Buyer has made a proposal with a view to that association, company, firm or person becoming a client or customer of any Group Company and/or the Buyer;

"Purchase Price"                   the total consideration payable for the
                                   Shares specified in clause 6;

"PwC"                              PricewaterhouseCoopers, the Sellers'
                                   accountants;

"QCB Holders"                      Margaret Althasen, Dr Dowrick, David
                                   McMeekin, Richard Povey, Karen Sharpe,
                                   Michael Sharpe, Alan Witzenfeld, Robert
                                   Standing, Brenda Needleman and Robert
                                   Needleman;

"Registered"                       issued, registered, renewed or the subject of
                                   a pending application for registration;

"Related Agreements"               has the meaning ascribed to it in sub-clause
                                   4.1.1;

"Releases"                         the releases in the Agreed Form from each of
                                   the Sellers and Tom Cregan;

"Resolution Period"                has the meaning ascribed to it in paragraph 7
                                   of Schedule 15;

"Restricted Business"              any type of business for the provision of
                                   systems to provide solutions for the
                                   provision of electronic top-ups for pre-paid mobile services or activity of the same or of a similar kind to that carried on by any Group Company;

"Revenue"                          all fiscal authorities (national, municipal
                                   or local) whether of the United Kingdom, Malaysia, Australia or elsewhere;

"Satisfaction Notice"              has the meaning ascribed to it in paragraph
                                   4.1 of Schedule 15;

"Securities Act"                   has the meaning ascribed to in paragraph 2 of
                                   Schedule 17;

"Sellers' Claim"                   has the meaning ascribed to it in clause
                                   9.1(B) ;

"Sellers' Solicitors"              Lawrence Graham, 190 Strand, London WC2R 1JN;

"Service Agreements"               the service agreements in the Agreed Form
                                   between the Company and each of the persons set out in clause 12.1.2 (including such other service agreements with additional employees as may be decided by the Buyer) to be entered into on or before Completion;

"Shares" the shares (including without, limitation, the resulting shares following the exercise of the Options by the Option Holders) of the Company detailed in column (3) of Schedule 2;

"Stockholders Meeting"             has the meaning ascribed to in clause 12.3.1;

"Subsidiary"                       e-pay Australia Pty Limited brief details of
                                   which appear in Schedule 4 Part (A);

"Superannuation Commitment"        means any legal liability (whether arising
                                   under an industrial instrument or otherwise) or voluntary commitment to make contributions to any superannuation or retirement fund, pension scheme or other arrangement which provides employees or their dependants with superannuation or retirement benefits;

"Target Working Capital Value"     negative (pound)367,522;

"Taxation" or "Tax"                any form of taxation, duty, stamp duty, levy,
                                   impost, charge, national insurance or other similar contribution, or rates, whether created or imposed by any governmental, country, state, federal, local, municipal or other body, and whether in the United
                                   Kingdom, Australia or elsewhere (including, without limitation, any payment which the Company may be or become bound to make or obliged to account for to any person in respect of Taxation) and also including any related penalty, interest, fine or surcharge;

"Taxation Authority"               the Inland Revenue, HM Customs & Excise, the
                                   Australian Taxation Office or any other
                                   revenue, customs, fiscal,
                                   governmental, statutory, state provincial, local governmental or municipal authority whether of the United Kingdom, Australia or elsewhere;

"Tax Deed"                         the tax deed in Agreed Form;

"TCGA 1992"                        The Taxation of Chargeable Gains Act 1992;

"Trademarks"                       has the meaning ascribed to it in (i)
                                   "Intellectual Property Rights" of Schedule 1;

"Trade Secrets"                    has the meaning ascribed to it in (iii)
                                   "Intellectual Property Rights" of Schedule 1;

"Transfer                          has the meaning ascribed to it in paragraph 2
Restriction Period"                of Schedule 11 of this Agreement;

"Transferee Company"               has the meaning ascribed to it in clause 15.5
                                   of this Agreement;

"Unsecured QCB Notes"              the unsecured QCB notes of the Buyer bearing
                                   interest at 8% per annum in Agreed Form to be issued by the Buyer at Completion to the QCB
                                   Holders, the terms and conditions of which are set out in the note, a copy of which appears at Schedule 14;

"VAT"                              Value Added Tax;

"VATA 1994"                        The Value Added Tax Act 1994;

"Warranties"                       the, warranties given by the Warrantors in
                                   clause 8 and Schedule 7 and Schedule 8;

"Warrantors"                       John Gardiner, Paul Althasen, Anthony
                                   Westlake, Tom Cregan & Associates Pty
                                   Limited, Alan Witzenfeld, Michael Sharpe and
                                   Robert Needleman

"Working Capital Value"            the difference between current assets and
                                   current liabilities of the Company and the Subsidiary as at Completion calculated in accordance with Schedule 15 all as shown in the Completion Accounts and agreed, deemed or agreed or determined (as the case may be) pursuant to Schedule 15.

                                   SCHEDULE 2
                               DETAILS OF SELLERS

Pursuant to Rule 601(b)(2) of Regulation S-K, Euronet agrees to furnish
Schedule 2 - Details of Sellers supplementally to the Securifies and Exchange Commission upon request.

                                   SCHEDULE 3
                          BRIEF DETAILS OF THE COMPANY

Date of Incorporation:        14 January 1999

Country of Incorporation:     England

Registered Number:            3695345

Registered Office:            2nd Floor, Kelting House, Southernhay,
                              Basildon, Essex SS14 1EQ

Directors:                    Paul Simon Althasen, John Alexander Gardiner,
                              Anthony John Treliving Westlake

Secretary:                    Anthony John Treliving Westlake

Accounting Reference Date:    31 March

Auditors:                     PricewaterhouseCoopers

Authorised Share Capital:     (pound)4,440,000 divided into:-

                              (1) 1,000,000 A Ordinary Shares of(pound)1 each;
                              (2) 1,000,000 B Ordinary Shares of(pound)1 each;
                              (3) 1,000,000 C Ordinary Shares of(pound)1 each;
                              (4) 1,000,000 D Ordinary Shares of(pound)1 each;
                              (5) 400,000 Ordinary Shares of(pound)1 each; and
                              (6) 40,000 E Ordinary Shares of(pound)1 each,

                              all such Shares being fully paid up

Issued Share Capital:         (pound)738,227 divided into:-

                              (1) 121,719 A Ordinary Shares of(pound)1 each;
                              (2) 152,219 B Ordinary Shares of(pound)1 each;
                              (3) 121,719 C Ordinary Shares of(pound)1 each;
                              (4) 152,219 D Ordinary Shares of(pound)1 each;
                              (5) 162,143 Ordinary Shares of(pound)1 each; and
                              (6) 28,208 E Ordinary Shares of(pound)1 each

Shareholder(s) and            See Consideration Schedule.
Percentage holding:

Mortgages/Charges:            (1) Charge over Deposit dated 30 November 2001
                                  granted in favour of The Law Debenture Trust
                                  Corporation Plc;

                              (2) Charge over Deposit dated 23 January 2001
                                  granted in favour of Orange Personal
                                  Services Limited; and

                              (3) Trust Deed dated 15 July 2002 granted in
                                  favour of Virgin Mobile Telecoms Limited.

                                   SCHEDULE 4
                    PART A - BRIEF DETAILS OF THE SUBSIDIARY

Date of Incorporation:        30 June 2000

Country of Incorporation:     Australia

Australian Company Number:    093 566 057

Australian Business Number:   71 093 566 057

Registered Office:            C/o Richard A Bobb, Level 7, 155 Castlereagh
                              Street, Sydney, NSW 2000 Australia

Directors:                    John Alexander Gardiner, Anthony John Treliving
                              Westlake, Paul Simon Althasen, Thomas Anthony
                              Cregan

Secretaries:                  Anthony John Treliving Westlake, Thomas Anthony
                              Cregan

Accounting Reference Date:    31 March

Auditors:                     PricewaterhouseCoopers

Issued Share Capital:         AUS$200,000 divided into 200,000 ordinary shares,
                              all such shares being fully paid up

Shareholder(s) and            The Company - 200,000 ordinary shares (100% of
Percentage holding:           issued share capital at Completion)

Share Ownership:              100% of the issued share capital of e-pay
                              New Zealand Pty Limited

Mortgages/Charges:            None

Status:                       Active

              PART B - BRIEF DETAILS OF THE ASSOCIATED CORPORATION

Date of Incorporation:        18 September 1999

Country of Incorporation:     Malaysia

Malaysian Company Number:     494207-U

Registered Office:            19, Jalan Thamby Abdullah Satu, Brickfields,
                              50470 Kuala Lumpur

Directors:                    Md. Hassan bin Hj Said, Soh Chuan Sing, Loh Wee
                              Hian, John Alexander Gardiner, Tan Sri Datuk Abdul
                              Khalid bin Sahan

Secretaries:                  Rosaline Cheah Gaik Teng, Lee Yoke Sum

Accounting Reference Date:    31 March

Auditors:                     PricewaterhouseCoopers

Authorised Share Capital:     RM500,000 divided into RM500,000 shares of RM1.00
                              each

Issued Share Capital:         RM180,002 divided into 180,002 shares all shares
                              being fully paid up

Shareholder(s) and            (1) The Company - 72,001 shares (40% of the
Percentage holding:               issued shared capital)

                              (2) Orion Gateway Sdn Bhd (Malaysian company
                                  number 488292-K) - 108,001 shares (60% of
                                  the issued share capital)

Mortgages/Charges:            (1) Charge number 001 created on 31 January 2002
                                  in favour of Public Bank Berhad for a sum of RM1,500,000

                              (2) Charge number 002 created on 4 October 2002
                                  in favour of Citibank Berhad for a sum of RM10,000,000

Status:                       Active

                                   SCHEDULE 5
                         BRIEF DETAILS OF THE PROPERTIES

                                     PART I

                              Leasehold Properties

---------------------------------------------------------------------------------------------------------------------
                                                                       NEW/
        PROPERTY            DATE OF LEASE         PARTIES           OLD LEASE          TERM         CURRENT RENT
---------------------------------------------------------------------------------------------------------------------
Part 2/nd/ Floor          27.11.2001         Barclays Bank (1)         New          12.3.2001     (pound)43,310 p.a.
(formerly known as lst                                                                  -
floor)                                       e-pay Limited (2)                       9.8.2006
Kelting House
Southernhay
Basildon, Essex

---------------------------------------------------------------------------------------------------------------------
Unit 12                   7.4.2001           Tanata Limited (1)         New         26.4.1999     (pound)21,000 p.a.
Hornsby Square            (lease by                                                     -
Southfields Industrial    surrender and      e-pay Limited (2)                      24.4.2003
Estate                    regrant
Laindon                   incorporating
Basildon                  lease dated
Essex SS15 6SU            26.4.1999)
---------------------------------------------------------------------------------------------------------------------

                                     PART II

                               Overseas Properties

---------------------------------------------------------------------------------------------------------------------
                                                                       NEW/
        PROPERTY            DATE OF LEASE         PARTIES           OLD LEASE          TERM         CURRENT RENT
---------------------------------------------------------------------------------------------------------------------
Suite 602                 Undated            Boutique Offices          New           1.1.2003     AUS$97,500 p.a.
191 Clarence Street                          Pty Limited (1)                           -
Sydney NSW 2000                                                                     31.12.2004
Australia                                    e-pay Australia
                                             Pty Limited (2)
---------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 6

                             [INTENTIONALLY OMITTED]

                                   SCHEDULE 7
                                   WARRANTIES

In this Schedule references to the "Company" shall be construed as a reference to:-

1.        the Company; and

2.        the Subsidiary,

to the intent that each of the paragraphs of this Schedule shall have effect in relation to each Group Company as if the respective name of that Group Company was substituted for references to the "Company".

(A)       INFORMATION

1. The information contained in the Recitals and Schedules 2, 3, 4, 5, 10 and 18 of this Agreement is true and accurate.

2. So far as the Warrantors are aware, the Company has not disclosed any Confidential Information to any third party except in the ordinary course of business.

(B)       COMPLIANCE WITH COMPANY LAW

1. The Company has properly and punctually made and filed all returns, particulars, resolutions and documents required by the Companies Acts or any other legislation to be filed with, in the case of:-

1.1       the Company, the Registrar of Companies;

1.2       the Subsidiary, the Australian Securities and Investments Commission,

          or any other governmental or local authority), and all such filings were and are correct.

2. The Company has not at any time given financial assistance (as defined in Section 152(1)(a) of the Companies Act 1985 or part 2J.3 of the Corporation Act 2001, as applicable) in connection with the subscription, purchase or acquisition of any shares in the Company or its holding company.

3. The Company has complied in all material respects with all applicable provisions of the Companies Acts.

4. No shares in the capital of the Company have at any time been issued or allotted and no transfers of shares in the capital of the Company have been registered otherwise than in accordance with the Articles of Association of the Company from time to time in force and all material requirements of Law and all necessary governmental consents have been obtained for each issue, allotment and transfer of shares in the capital of the Company.

5.        The Company has not at any time:-

5.1       reduced its share capital;

5.2       redeemed any share capital;

5.3       purchased or bought back any of its shares; or

5.4       forfeited any share capital.

DISTRIBUTIONS

5.5 All dividends or other distributions of profits declared, made or paid since the date of incorporation of the Company have been declared, made and paid in accordance with Law and its Articles of Association or in the case of the Subsidiary, in accordance with its constitution.

5.6 No dividends or other distributions of profits have been declared, made or paid by the Company since the Accounting Date.

REGISTER OF MEMBERS

5.7 The Register of Members and all other statutory books and minute books, of the Company:-

          5.7.1     have been properly kept;

          5.7.2     are up to date; and

          5.7.3 contain true and accurate records of all matters required to be dealt with by the Companies Acts.

5.8 The Buyer has been supplied with a copy of the Memorandum and Articles of Association or current Constitution of the Company having attached copies of:-

          5.8.1     all resolutions as are by Law required to be attached; and

          5.8.2 all resolutions setting out the rights attached to or the conditions of issue of any of the share capital of the Company.

5.9 These copies are true, complete and up to date and set out in full the rights and restrictions attaching to the share capital of the Company.

5.10 The Company has at all times carried on its business and conducted its affairs in all respects in accordance with its Memorandum and Articles of Association or Constitution for the time being in force and any other documents to which it is or has been a party.

(C)       THE SHARES AND SHARE CAPITAL

1.        There are no agreements or other arrangements in force which:-

1.1       provide for the present or future issue, allotment or transfer of; or

1.2 accord to any person the right (absolute or conditional) to call for the issue, allotment or transfer of,

          any share or loan capital of the Company (including any option or right of pre-emption or conversion).

2.        Since the Accounting Date:-

2.1 no share or loan capital of the Company has been issued or allotted or agreed to be issued or allotted whether conditionally or absolutely; and

2.2 the Company has not undergone any capital reorganisation or change in its capital structure.

3.        The Company does not have and never has had any subsidiaries.

4.        The Company:-

4.1       does not have and never has had any subsidiary undertaking;

4.2 is not the holder or beneficial owner of any class of shares or other securities of any other company; and

4.3 is not party to any agreement or arrangement in relation to the acquisition of any such shares or securities.

5. No dividends or other distributions of profits have been declared, made or paid by the Company since the date of incorporation.

(D)       ACCOUNTS

AUDITED ACCOUNTS

1.        The Audited Accounts:-

1.1 comply with the requirements of the Companies Acts and all relevant statutory instruments and have been prepared for the period to 31 March 2002;

1.2 have been prepared in accordance with generally accepted accounting principles and practices and comply with all current Statements of Standard Accounting Practice and Financial Reporting Standards applicable to a UK company;

1.3 are accurate and show a true, and fair view of the state of affairs, financial position, assets and liabilities of the Company and the Subsidiary and of its results for the financial period ending on the Accounting Date;

1.4       as at the Accounting Date are not affected by any exceptional items;

1.5 make proper provision for depreciation of the fixed assets of the Company having regard to their original cost and estimated life;

1.6       make adequate provision for any bad or doubtful debts;

1.7 disclose all or any changes in the accounting policies adopted by the Company; and

1.8 provide for Taxation liable to be assessed on or for which the Company is or may become accountable as at the Accounting Date.

2. All material liabilities (actual, contingent or otherwise) or outstanding financial commitments of the Company as at the Accounting Date have been included in the Audited Accounts by way of:-

2.1       provision or reserve; or

2.2 (in the case of such a liability as was contingent, unquantified or disputed) by way of note stating the maximum amount which has been deferred or could be claimed and the best estimate of the Directors (after taking all relevant professional advice) of the likelihood of such a claim materialising or being successful.

MANAGEMENT ACCOUNTS

3. The Management Accounts have been properly prepared in accordance with good accounting practice and on a basis consistent in all material respects with that previously adopted in the preparation of the Audited Accounts and reasonably represent the financial position of the Company as at 2 February 2003 and for the 10 month period ended on that date.

ACCOUNTING RECORDS

4. The accounting and other books and records, ledgers, financial and other records of the Company:-

4.1       are in its possession;

4.2       have at all times been properly written up;

4.3       comply with Law;

4.4       have been held for the periods required by Law; and

4.5       to the extent (if any) that they are kept on computer:-

          4.5.1     are freely accessible to the Company; and

          4.5.2 the Company is the owner of all hardware and all software and has all software licences necessary to enable it to use the records as they have been used in its business; and

          4.5.3 the Company does not share any hardware or software relating to such records with any person.

4.6 There has been no material change in the treatment of items recorded in the books of the Company since the Accounting Date.

(E)       TRADING POSITION

1.        Since the Accounting Date:-

1.1 there has been no material adverse change nor so far as the Warrantors are aware is any such material change pending or expected in:-

          1.1.1 the business, financial or trading position or business prospect, or other prospects of the Company; or

          1.1.2 in the value or state of the assets or amount or nature of the liabilities of the Company; or

          as compared with the position disclosed in the Audited Accounts;

1.2 the Company has not disposed of any material assets or assumed or incurred any outstanding material capital commitment or any material liabilities (whether actual or contingent) otherwise than in the ordinary course of carrying on its business. For these purposes, disposals of Intellectual Property Rights, fixed assets, fixed and loose plant and machinery, fixtures and fittings, vehicle and office equipment shall not be deemed to be in the ordinary course of business;

1.3 the Company has paid all material creditors in the ordinary course of business and within the normal terms of business undertaken between the Company and the creditors; and 1.4 the business of the Company has been carried on in the ordinary and usual course of business without interruption and so as to maintain the same as a going concern.

2. So far as the Warrantors are aware, the Company is not subject to material liabilities, other than those disclosed (whether actual or contingent) in the Audited Accounts, other than those entered into in the ordinary course of business since the Accounts Date.

3. The Company is not a party to any agreement or arrangement which is subject to termination or re-negotiation by another party as a result of any of the transactions contemplated by this Agreement.

4. So far as the Warrantors are aware the Company is entitled to carry on the business now carried on by it and carried on by it during the three years prior to the date of this Agreement without any conflict with any valid right of any other person, firm or company.

5. No substantial part of the business of the Company is carried on or is required to be carried on with the agreement or consent of a third party.

6. There is no agreement or arrangement to which the Company is a party which significantly restricts the field in which the Company carries on business.

(F)       ASSETS

1. Except for assets disposed of by the Company in the ordinary course of trading, the Company is the owner of and has good title to:-

1.1       all assets included in the Audited Accounts;

1.2       all assets acquired since the Accounting Date; and

1.3 and all such assets are in the Company's possession or under its control.

2. The assets owned by the Company (together with assets held under the hire purchase, lease or rental agreements listed in the Disclosure Letter) comprise all assets necessary for the continuation of the business of the Company as presently carried on.

3. There is no Encumbrance or agreement to create an Encumbrance over the whole or any part of the undertaking, property, assets, goodwill or uncalled capital of the Company.

4.        All assets used in connection with the business of the Company are:-

4.1       owned by it absolutely; and

4.2 are held free from any lease, hire, hire purchase or conditional sale agreement, bill of sale or other agreement for payment on deferred terms.

5. The fixed and loose plant and machinery, fixtures and fittings, vehicles and office equipment currently used in connection with the business of the Company are:-

5.1 subject to normal wear and tear, in reasonable repair and condition regularly maintained, properly tested and certified, safe and without risk to health when used; and

5.2 capable of being efficiently and properly used in connection with the business of the Company.

MOTOR VEHICLES

6. The Company owns or has on lease or hire purchase the motor vehicles the make, model, registration number and driver of which appear opposite its name in the Schedule annexed to the Disclosure Letter.

EQUIPMENT LEASES

7. No circumstance has arisen or so far as the Warrantors are aware is likely to arise in relation to any asset (other than the Properties) held by the Company under a lease or hire purchase or similar agreement under which the rental payable has been or is likely to be increased.

MAINTENANCE

8. Details of all material contracts entered into by the Company for the maintenance of any of the Company's assets are included in the Disclosure Letter and so far as the Warrantors are aware such contracts are in full force and effect.

9. Upon Completion the Company will have all necessary services available to it in order to permit it to carry on business as it does at the date of this Agreement.

(G)       BORROWINGS AND LENDING

1. Accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company (together the "Facilities") are contained in the Disclosure Letter together with true and complete copies of all documents relating to the Facilities.

2. Except as disclosed in the Audited Accounts, the Company does not have outstanding (whether made by or incurred by the Company):-

2.1 any borrowing or indebtedness in the nature of borrowing (for these purposes payments to the non-material trade creditors incurred in the normal course of business will not be considered to be borrowings);

2.2 any bank overdrafts, liability under acceptances (otherwise than in respect of normal trade bills) or any acceptance credit; and

2.3 any amounts due to any present or former Directors or to members of the Company other than remuneration accrued due or for reimbursement of business expenses.

3. The Company has no bank or deposit accounts (whether in credit or overdrawn) except for those specifically detailed in the Disclosure Letter.

4. The total amounts borrowed by the Company under the Facilities do not exceed:-

4.1       the limits as set out in the Facilities; or

4.2 any limitation on borrowing powers contained in its Articles of Association or in any debenture or other agreement binding on it.

5. Full and accurate details of each Encumbrance, guarantee or similar obligation on the part of the Company is contained in the Disclosure Letter and the Company is not in default in any material respect of any of the same and/or under the terms of any borrowing made by it.

6.        The Company has not:-

6.1       factored any of its debts;

6.2 engaged in financing or borrowing of a type which is not required to be shown or reflected in its statutory accounts;

6.3 since the Accounting Date repaid or become liable to repay or prepaid any:-

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          6.3.1     loan or loan capital or the Facilities (or any part of
                    them); or

          6.3.2     any other indebtedness in advance of its date of maturity;
                    or

6.4 received notice from any lenders requiring repayment or intimating enforcement of any Encumbrance, and there are no circumstances likely to give rise to any such notice.

7.        The Company:-

7.1 has not lent any money to any director or employee which has not been repaid to it; and

7.2 does not own the benefit of any debt (whether present or future) or the right to receive any monies other than debts accrued to it in the ordinary course of its business.

8.        No:-

8.1 grants, awards, subsidies or assistance of a financial nature have been given to the Company by any Governmental department or agency during the last five years; and

8.2 no amounts are or may be liable to be repaid pursuant to the terms of any grants, awards, subsidies or financial assistance by any Governmental department or agency.

(H)       INSURANCES

1. Details of all current insurance policies of the Company are disclosed in the Disclosure Letter.

2. All of the Company's insurance policies are in force and so far as the Warrantors are aware are not void or voidable.

3. All premiums due in respect of the Company's insurance policies have been paid in full.

4. Details of all outstanding insurance claims are disclosed in the Disclosure Letter and so far as the Warrantors are aware there are no circumstances giving rise to or likely to give rise to any claim under any of the Company's insurance policies.

5. The Company has notified its insurers in accordance with the terms of such policies of any claim that may or might be made under any policies of insurance of which it is the beneficiary.

(I)       DISPUTES/LITIGATION

1. The Company is not engaged whether as plaintiff or defendant or otherwise in any litigation, criminal or arbitration proceedings before any Court, tribunal, statutory or Governmental body, department, board or agency.

2. So far as the Warrantors are aware, no litigation, criminal or arbitration proceedings are pending or threatened by or against the Company and, so far as the Warrantors are aware, there are no facts which are likely:-

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2.1       to give rise to such proceedings; or

2.2 which are likely to give rise to proceedings against any person in respect of which the Company would be liable to indemnify any person concerned.

3. The Company has not been subject to any order or judgment given by any court, tribunal or governmental agency.

4. There is no dispute or, so far as the Warrantors are aware, potential dispute involving any Taxation Authority or other governmental or quasi-governmental department in the United Kingdom, Australia or elsewhere in relation to the affairs of the Company and, so far as the Warrantors are aware, there are no facts which may give rise to such dispute.

(J)       COMPLIANCE WITH STATUTES AND LICENCES

1. The Company has obtained all material licences, consents, approvals, permissions, permits, test and other certificates and authorities (public or private) (together "Licences") necessary for the carrying on of its business in the places and in the manner in which such business is now carried on.

2.        Copies of the Licences are included in the Disclosure Letter.

3. The Sellers know of no reason or of any facts or circumstances which (with or without the giving of notice or lapse of time) would be likely to give rise to any reason why any of the Licences should be suspended, cancelled, revoked or not renewed.

4. The Company has conducted and is conducting its business in all material respects in accordance with applicable Law, (whether of the UK, Australia or elsewhere).

5. The Company has complied in all material respects with the provisions of Law relating to data protection, privacy or similar requirements relating to the collection, storage, processing, release, access to and protection of data and personal information.

6. The Company has not received any written notice alleging non-compliance with any data protection or privacy Law or prohibiting the transfer of data or personal information, nor has any individual given a written claim for compensation from the Company for loss or unauthorised disclosure of data or information in relation to any act or omission during the period prior to Completion.

UNLAWFUL PAYMENTS

7. The Company has not, nor, so far as the Warrantors are aware, has any of its employees or any other person for whose acts or defaults the Company may be vicariously liable:-

7.1 induced a person to enter into an agreement or arrangement with a Group Company by means of an unlawful or immoral payment, contribution, gift, or other inducement;

7.2 offered or made an unlawful or immoral payment, contribution, gift or other inducement to a government official or employee; or

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7.3       directly or indirectly made an unlawful contribution to a political activity.

8. The Company has complied in all material respects in relation to any applicable Law relating to money laundering.

OVERSEAS BUSINESS

9. The Company was in the past empowered and is now duly qualified to carry on business at all relevant times in all jurisdictions in which it carries on business.

10. The Company does not carry on or have a place of business or any branch or agency or other permanent establishment outside the United Kingdom or (whether in the UK or elsewhere) other than at and from the Properties.

11. The Company has no commitments or liabilities and has not entered into a guarantee or similar obligation in relation to e-pay New Zealand Pty Limited.

(K)       CONTRACTS AND ARRANGEMENTS

1. A copy of all standard terms and conditions on which the Company carries on business is included in the Disclosure Letter.

2. There are not now outstanding with respect to the Company or to which the Company is a party:-

2.1 any joint venture, consortium or other partnership arrangement or agreement other than the Material Contracts;

2.2 any material arrangements contractual or otherwise between the Company and any third party which will or may in accordance with its terms be terminated or varied as a result of:-

          2.2.1 any change in the central management or shareholders of the Company; or

          2.2.2     the sale and purchase provided for in this Agreement; or

          2.2.3     compliance with any other provision of this Agreement,

2.3 any contract for services (other than retailer agreements and contracts for the supply of electricity, gas, water, telecommunications or normal office services);

2.4       any:-

          2.4.1     power of attorney;

          2.4.2     contract of agency or distributorship; or

          2.4.3     subsisting licence;

2.5 any guarantee, warranty, undertaking or contract for indemnity or for suretyship under which the Company is under a prospective or contingent liability;

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2.6       any agreement or arrangement entered into by the Company otherwise than by way of bargain at arms length or on arms length terms and in the ordinary course of the Company's business;

2.7 any agreement or arrangement which cannot readily be fulfilled or performed by the Company other than in the ordinary course of business in accordance with its terms and without undue or unusual expenditure or effort or without making a loss;

2.8 any agreement containing covenants limiting or excluding its right to do business and/or compete in any area or any field or with any person, firm or company;

2.9 any agreement or arrangement which contravenes or is invalidated by any competition Law prohibiting the restriction and/or distortion of competition in the United Kingdom, European Union, or any agreement or arrangement which contravenes or is invalidated in Australia pursuant to Part IV if the Trade Practices Act 1974 (Cth) and/or any other territory; and

2.10      have any material disputes with its customers or suppliers.

3. None of the activities or contracts or rights of the Company are ultra vires or unauthorised by the Company and invalid or unenforceable as a result.

4.        The Company is not in breach of any material contract or covenant.

5. No offer, tender or the like, given or made by the Company on or before the date of this Agreement and still outstanding is capable of giving rise to a contract merely by a unilateral act of a third party.

6. All material deeds or agreements or documents to which the Company is a party are in the possession of the Company.

MATERIAL CONTRACTS

7. The Material Contracts are all the material contracts necessary for the conduct of the business (excluding employee contracts) and are in full force and effect and the Company has not received notice to terminate any Material Contract.

8. No counterparty to a Material Contract has threatened the Company to terminate a Material Contract nor, so far as the Warrantors are aware, has grounds to do so.

(L)      INTELLECTUAL PROPERTY RIGHTS

1. All Owned Intellectual Property Rights are owned exclusively by the Company free from Encumbrances; all Registered Owned Intellectual Property Rights are subsisting and the Company has not been notified by any court or tribunal of competent jurisdiction that any of the Owned Intellectual Property Rights have been cancelled or adjudicated invalid by any court or tribunal of competent jurisdiction, or that they are subject to any outstanding order, judgment or decree against them restricting their use.

2. All Licensed Intellectual Property Rights are the subject of a subsisting licence to Company, as detailed in the Disclosure Letter, and the Company has not been notified in writing that any of these have been cancelled or adjudicated invalid by any court or

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          tribunal of competent jurisdiction, or are subject to any outstanding order, judgment or decree against them restricting their use.

3. So far as the Warrantors are aware, no suit, action, reissue, re-examination, protest, interference, opposition, cancellation, or other proceeding by any third party (collectively, "IP Suit") is pending or has been threatened or asserted in writing concerning any claim that the Company has violated any third party's Intellectual Property Rights, any Intellectual Property Contract and/or Owned Intellectual Property Rights or moral rights. So far as the Warrantors are aware the Company has not violated any Intellectual Property Rights material to its business as presently conducted.

4. No party to any Intellectual Property Contract has given the Company written notice of its intention to cancel, terminate or change the scope of rights under such a contract during the period of 6 months prior to the date of this Agreement.

5. So far as the Warrantors are aware, no person is violating any of the Company's Owned Intellectual Property Rights.

6. The Company owns or otherwise has the right to use pursuant to the licences as detailed in the Disclosure Letter sufficient for the Company's use, all Intellectual Property Rights used by the Company as at the date of this Agreement, including, without limitation, all software currently used by the Company. All such Owned Intellectual Property Rights are free of all liens and encumbrances.

7. The Company has taken reasonable measures to protect the secrecy and confidentiality of all Trade Secrets which are Owned Intellectual Property Rights. So far as the Warrantors are aware, the Company's Trade Secrets have only been disclosed or made accessible to persons with a bona fide business purpose and need for receiving and accessing such information and details of confidentiality agreements which the Company has with third parties are set out in the Disclosure Letter.

8. All current and former employees, consultants and independent contractors that are or were involved in the creation, invention, research or development of the Company's Intellectual Property Rights have executed and delivered to the Company written agreements assigning the Company all of their rights, title and interest in and to the Company's Intellectual Property Rights and procuring moral rights, consents and waivers.

9. The Owned Intellectual Property Rights and the Licensed Intellectual Property Rights of the Company constitute all Intellectual Property Rights necessary to enable the Company to conduct its business in the manner in which such business is being conducted as at the date of this Agreement. The Company has not licensed any of its Owned Intellectual Property Rights to any person on an exclusive basis.

SOFTWARE/HARDWARE

10. To the extent that the Company does not own the Intellectual Property Rights in any of the software which it uses or, it is licensed to use such software on terms annexed to the Disclosure Letter.

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11.       In respect of all software which the Company uses, the Company holds copies of all source codes and object codes or is party to a fully enforceable escrow agreement entitling it to access to the source codes and object codes in the event of insolvency of the licensor or failure of the licensor to provide maintenance and support for such software. The Company has not provided the source code and/or object code of the software developed by it to any third party.

12. Copies of all maintenance agreements in respect of software and hardware are contained in the Disclosure Letter.

13. The communications networks necessary for the continued use and operation of the hardware and the software which is used by the Company is owned by or licensed or leased to the Company and details of this are provided in the Disclosure Letter.

14. Neither the hardware nor the software owned and/or used by the Company has been affected by any major defects or recurrent faults which have caused any interruption which has prevented the Company from carrying on any substantial part of its business at any time during the 12 months prior to the date of this Agreement.

15. The software and hardware presently used by the Company in the carrying out of its business:-

15.1 permits it to do so in the same or substantially the same way as it has done during the 12 months prior to the date of this Agreement; and

15.2      is fully functional.

          There is no reason why such software and hardware should require substantial modification, replacement or enhancement to permit the Company to carry out its business as currently carried on in a proper and efficient manner over the next 12 months.

16. The Company's hardware and software, which it owns or uses to operate its business, is not wholly or partly dependent on or held by any means which are not under the exclusive ownership or direction of the Company including all means of access.

17. So far as the Warrantors are aware none of the Intellectual Property Rights used or purported to be used by the Company is currently being infringed by any third party or has been so infringed during the 12 months prior to the date of this Agreement.

18. So far as the Warrantors are aware the Company has the absolute right, title and interest to produce, copy, distribute and sell and license all software owned by the Company and such other Owned Intellectual Property Rights as have been sold or licensed by the Company.

19. Reasonable steps have been taken to back up electronically stored information used by the Company, and the Company has made prudent disaster recovery and security arrangements in relation to the Information Technology Systems.

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(M)       EMPLOYEES AND PENSIONS

1. Details of the Company's employees including date of birth, job title, commencement of service and period of continuous employment, notice period, normal hours of work, remuneration and other benefits are set out in the Disclosure Letter and such details are accurate in all material respects.

2. Other than Jonathan Fricker, Jamie Robertson, Andrew Dellow, Tony Foster and Peter Clark, all employees are employed under the terms of the Company's standard contract of employment or standard IT contract of employment as annexed in the Disclosure Letter.

3. There are not now outstanding any service agreements or contracts between the Company and any of its directors, officers, executives or employees which cannot be terminated by the Company by 12 weeks notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment).

4. There are no outstanding claims against the Company by any person who is now or has been an officer or employee of or consultant to the Company.

5. During the preceding three years, no disputes have arisen between the Company and any material number or category of employees or with any consultant and so far as the Warrantors are aware there are no present circumstances which are likely to give rise to any such dispute.

6. The Company is not under any present or contingent liability to pay compensation for loss of office or employment to any ex-officer or ex-employee and no payments are now due by the Company under the Employment Rights Act 1996 or under any applicable law, industrial instrument or employment agreement.

7. Since the Accounting Date no gratuitous payment has been made or promised by the Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee nor will any such payment be made or promised prior to Completion.

8. Since the Accounting Date no change has been made in the rate of remuneration or the endowment or pension benefits of any Director or employee or consultant or in the terms of employment of any officer or senior executive. No negotiations for any increase in the remuneration or benefits of any officer or employee of the Company are current or likely to take place within six months after Completion other than in accordance with the Company's normal pattern of review (without taking account of the transactions contemplated by this Agreement).

9. The Company has complied with in all material respects all common law, statutory and other legal obligations owed to or in respect of every employee and all regulations, policies, rules, custom, practices and codes of conduct affecting the employment of any persons and have maintained current, accurate and suitable records relating to the service of all such employees.

10.       The Company does not recognise any trade unions.

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11.       No profit sharing schemes, share option schemes, 'phantom' share option schemes, profit related pay schemes, employee share ownership trusts under the Finance Act 1989, or employee benefit trusts have been adopted by the Company and no director or employee is remunerated on a profit sharing or bonus or commission basis of any nature whatsoever.

12. There are no superannuation, retirement, pension, death, ill health or disability benefit schemes or like arrangements in operation or proposed to be operated by or in relation to the business of the Company nor do any of the current or past employees or any other person have any entitlement or expectation or to any such benefits under any such scheme or arrangement (whether legally binding or established by custom or otherwise) by virtue of or in connection with the employment of any of the current or past employees with the Company or any previous employment counting as continuous employment with the Company.

13. The Company has not undertaken to any employee and/or director to contribute to any personal pension scheme or self-managed fund (within the meaning of the Superannuation Industry (Supervision) Act 1993).

14. The Company does not and has never had a pension scheme for its employees and/or directors.

15. There are no payments to employees and/or directors that will arise as a consequence of change in control of the Company.

16. The Subsidiary has satisfied all of its Superannuation Commitments and has made all payments necessary to avoid incurring any liability to pay the superannuation guarantee charge under the Superannuation Guarantee Charge Act 1992 in relation to its employees, and will continue to do so until the Completion Date.

17. There is no present legal liability or voluntary commitment (other than a Superannuation Commitment) by the Subsidiary or the Australian Superannuation Funds to pay benefits to an employee or any of their dependants or beneficiaries.

18. No promise or undertaking has been given to pay a benefit to, or in respect of, any employee who is a member of the Australian Superannuation Fund which varies from the benefit stated in the governing rules of that fund.

19. The Subsidiary will not agree to amend the governing rules of the Australian Superannuation Funds, or do anything to increase the Superannuation Commitments of the Subsidiary, up to the Completion Date without the written consent of the Buyer.

20. In respect of the Australian Superannuation Funds, as far the Subsidiary is aware:-

20.1 all amendments made to the governing rules of the Australian Superannuation Fund have been validly made;

20.2 the Australian Superannuation Fund has, from the date of its establishment, been a complying superannuation fund within the meaning of the Income Tax Assessment Act 1936; and

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20.3      no order has been made by any Court or Industrial Commission in relation to the governing rules, or the assets, of any of the Australian Superannuation Fund.

20.4 The assets of the Australian Superannuation Fund are sufficient (having regard to appropriate actuarial valuation methods and assumptions) to provide the benefits payable to employees who are members of that fund in relation to their periods of service or membership up to the Completion Date.

21. There are no payments or compensation owed or due to any employee under any contract, arrangement, policies or industrial instrument arising, directly or indirectly out of a change of the shareholding or control of the Subsidiary.

22. No claim has been made against Tom Cregan by his former employer, Westpac Banking Corporation Limited, alleging breach of contract arising directly or indirectly out of his termination of employment with Westpac or his commencement of employment with the Subsidiary.

(N)      THE PROPERTIES

OWNERSHIP

1. The information contained in Schedule 5 is true and accurate in all respects.

2. The Company has good title to the Properties and has sole use and occupancy of the Properties.

3. The Company has under its control all title deeds and documents necessary to prove title to the Properties and the same are original documents or properly examined abstracts and have been properly stamped.

4. The Properties comprise all the leasehold properties owned by the Company or occupied by it under licence or in which the Company has any right, interest or liability (contingent or actual).

5. Since the Accounting Date the Company has not acquired or disposed of any land or buildings or any estate, interest, right or title in land or buildings.

THIRD PARTY RIGHTS

6. So far as the Warrantors are aware there are no encumbrances, agreements for sale, leases, agreements for lease, conditions, restrictive covenants, easements, licences, notices, exceptions, reservations, rights, privileges or stipulations affecting or in the course of being acquired in respect of the Properties or any part of them which are of an onerous or unusual nature.

7. The Properties are not subject to the payment of any outgoings (except the usual rents, rates and taxes) nor are there any persons in unlawful possession or occupation of or who have or claim any rights or easements of any kind in respect of the Properties or any part of them adverse to the estate, interest, right or title of the Company.

8.        The Company:-

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8.1       has paid all rent, insurance, service charges, and other outgoings that may be payable in respect of the Properties; and

8.2 has received no notice of breach of any covenants (whether in relation to freehold or leasehold land), agreements, bye-laws, conditions, orders, planning consents, regulations, exceptions, reservations, stipulations and statutory and common law requirements affecting the Properties.

COMPLIANCE

9. No notice of breach of the requirements of the Public Health Acts, the Offices, Shops and Railway Premises Acts, the Highway Acts, the Housing Acts, the Factory Acts and the London Building Acts has been received by the Company.

10. No planning contravention notices, breach of condition notices, enforcement notices, or stop notices have been received by the Company in respect of the Properties, nor, so far as the Warrantors are aware, has any other enforcement action been taken by any such authority and the Warrantors are not aware that such enforcement action is about to be taken.

11. No notice of breach of any planning permissions and building regulation and byelaw consents in relation to the Properties under the Town and County Planning Act 1990 has been received by the Company.

12. So far as the Warrantors are aware there are no outstanding or unobserved requirements or recommendations of the Fire Authority.

CONDITION OF THE PROPERTIES

13. The current state of repair and condition of the Properties does not prevent the Company from carrying on the current use.

14. The Company has not been served with any Notice of Dilapidations or received any correspondence from the Landlord relating to dilapidations in relation to the property at Unit 12, Hornsby Square.

LEASEHOLD

15. Each of the Properties which is leasehold is held under the lease, brief details of which are set out in Schedule 5, and no licences or arrangements or concessions have been entered into or granted.

16. Any lease of the Properties which is a new tenancy for the purposes of the Landlord and Tenant Covenants Act 1995 is stated so to be in
          Schedule 5.

DEVELOPMENT

17. All necessary consents and permissions relating to works carried out at 2nd Floor, Kelting House and referred to in a licence for alterations dated 28 January 2002 have been obtained and observed in all material respects.

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INSURANCE

18. The Company has not done or omitted to do anything whereby any policy of insurance relating to the Properties has or may become void or voidable and all requisite insurances are in force and all current premiums are fully paid.

GENERAL

19. The Company has not at any time assigned or otherwise disposed of any real property in respect of which it has any actual or contingent liability under any covenant or obligation relating to such real property.

20. Full details of all leases have been accurately disclosed in writing to the buyer or its solicitors prior to the date of this Agreement and will be correct at Completion in all material respects.

(P)       TAXATION

INFORMATION

1. The Company is in possession of sufficient information or has reasonable access to such information to enable it to compute its liability to Taxation in relation to any Event (as defined in the Tax
          Deed) occurring on or before Completion.

2. No Taxation Authority has investigated (other than routine enquiries following submission of a return) or indicated that it intends to investigate the Tax affairs of the Company or carried out any audit in relation to the Tax affairs of the Company.

3. All Taxation liabilities of the Company including contingent and deferred liabilities as at the Accounting Date are fully and properly provided for or reserved in the Audited Accounts.

4. The books and records of the Company are up-to-date and contain sufficient detail in appropriate form to enable the Tax liability of the Company to be established and to determine the Tax consequences which would arise on any disposal or realisation of any asset owned at the Accounting Date or acquired since that date but before Completion.

5. The Disclosure Letter contains full and accurate particulars of any transaction in respect of which the Company is required to make a return or provide information to a Taxation Authority, where such return or information will not have been provided at Completion.

6. The Disclosure Letter sets out full particulars of any special agreement or arrangement currently in place between the Company and the Revenue as a result of which the Company is permitted not to comply with its statutory obligations.

TAXATION CLAIMS, LIABILITIES AND RELIEFS

7. There are set out in the Disclosure Letter, with express reference to this paragraph, particulars of all matters relating to Taxation in respect of which the Company (either alone or jointly with any other person) has, or at Completion will have, an outstanding

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          entitlement in relation to any accounting period on or before
          Completion to make any claim for relief; any appeal or further appeal against an assessment to Taxation; any application for the postponement of, or payment by instalments of, Taxation; or to disclaim or require the postponement of any allowance or relief. Such particulars are sufficient to enable the Buyer to procure that any time limit to such entitlement expiring within six months of Completion can be met.

8. The Company has not carried out or been engaged in any transaction or arrangement, nor is it under a contractual obligation to carry out or engage in any transaction or arrangement, such that it is required by Law to substitute for the amount or value of the actual consideration given or received (or to be given or received) by the Company any different amount or value for taxation purposes.

9.        The Company has not engaged in, or been a party to any transaction:-

9.1 on a non-arm's length basis or in relation to which section 28AA ICTA or Division 13 of the ITAA 1936 has applied or may apply; or

9.2       for the purposes of the avoidance of Tax.

COMPLIANCE

10. The Company has made all returns, claims for relief, applications, notifications, computations, elections and assessments (whether physically in existence or electronically stored) ("Returns") it is required by law to make. All Returns have been properly submitted (whether physically or electronically) by the Company within any relevant time limits to all relevant taxation authorities (whether of the United Kingdom or elsewhere) and the Returns are complete, true and accurate, give proper disclosure of all material facts and circumstances and are not the subject of any question or dispute nor so far as the Sellers are aware is likely to become the subject of any question or dispute with any Taxation Authority.

11. The Company has filed an appropriate tax return for the period ended on the Accounting Date and since the Accounting Date has not filed any amended tax return for any period.

12. The Company has prepared, kept and preserved records as required by Law for the purposes of Taxation of the Company.

13. The Company has properly and punctually submitted to the relevant Taxation Authorities all claims and disclaimers which have been assumed to have been made for the purposes of computing any provision or reserve for Taxation (including deferred taxation) included in the Accounts.

14. The Company has properly and punctually paid all Taxation which it has become liable to pay and it has never paid or become liable to pay any penalty, fine, surcharge or interest in connection with Taxation. There is no Taxation for which the Company is liable the due date for which will fall within 30 days of the date of this Agreement.

15. The Subsidiary has deducted or withheld and paid to the relevant Taxation Authority every amount any Tax law requires it to deduct or withhold and pay.

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

16. Every request for a special arrangement, ruling or agreement made by the Subsidiary with a Taxation Authority has been made with true and full disclosure of all relevant matters.

17. The Subsidiary has carried out each transaction for which it relies upon any special arrangement, ruling or agreement with a Taxation Authority in the way disclosed to that Taxation Authority and in accordance with any condition imposed by that Taxation Authority.

DISTRIBUTIONS

18. The Company has not made any distribution for Taxation purposes since the Accounting Date.

19. The balance of the Subsidiary's franking or exempting account is nil, and the account is not in deficit. The loss or damage for breach of this Warranty is to be an amount equal to the franking or exempting account deficit tax which would have been payable if the balance in the franking or exempting account had been reduced from the warranted balance to the actual balance by payment of a fully franked dividend.

20. The Subsidiary has kept proper records of franking debits and franking credits which are sufficient for the purposes of the ITAA 1936 and the ITAA 1997 and give rise to a franking or exempting account balance in conformity with Part IIIAA of the ITAA 1936.

21. Since 6 April 1965 the Company has not made a repayment of share capital to which Section 210 ICTA 1988 (bonus issue following repayment of share capital) applies or issued share capital as paid up other than by the receipt of new consideration within the meaning of
          Part VI ICTA 1988 (company distributions, tax credits etc.).

RESIDENCE

22. e-pay Limited has been resident for Tax purposes in the United Kingdom and nowhere else at all times since its incorporation and will be so resident at Completion.

23. e-pay Limited is not liable to, and has at no time incurred any, Taxation in any jurisdiction other than the United Kingdom.

24. e-pay Limited is not the branch, agency or UK representative (as that term is defined in section 126 Finance Act 1995) of a person who is not resident in the United Kingdom.

25. No provision has been made or imposed by means of a transaction or series of transactions which requires the Company to compute its profits or losses for tax purposes as if an arm's length provision has been made or imposed instead of the actual provision in accordance with the requirements of Schedule 28AA ICTA 1988. The Company has sufficient information and records to enable it to establish that it is not subject to the operation of Schedule 28AA ICTA 1988.

THE SUBSIDIARY'S RESIDENCE

26. The Subsidiary has been resident for Tax purposes in Australia and nowhere else at all times since its incorporation and will be so resident at Completion.

27. The Subsidiary is not liable to, and has at no time incurred any, Taxation in any jurisdiction other than Australia.

GROUP RELATIONSHIPS

28. The Company has never been a member of any group for any Taxation purpose.

REPLACEMENT OF BUSINESS ASSETS

29. No claim has been made under any provision of Taxation legislation which would affect the amount of gain accruing or being treated as accruing on a disposal of an asset of the Company.

CORPORATION TAX

30. If each of the assets (other than trading stock) or the plant and machinery taken as a whole of the Company was disposed of for a consideration equal to the book value of that asset, or, as appropriate, plant and machinery in, or adopted for the purpose of, the Audited Accounts, no liability to Taxation, not fully provided for in the Audited Accounts, would arise; and, for the purpose of determining whether any such Taxation would arise there shall be disregarded any relief and allowance available to the Company concerned, other than amounts falling to be deducted in calculating the amount liable to Taxation.

31. The Company has not disposed of or acquired any asset in circumstances such that s 17 TCGA92 1992 (disposals and acquisitions treated as made at market value) did or could apply to determine the consideration deemed to be given on such disposal or acquisition.

32. No balancing charge in respect of any capital allowances claimed by or given to the Company would arise if any assets of the Company or the plant and machinery taken as a whole were to be realised for a consideration equal to the amount of their book value as shown or included in the Audited Accounts.

33. All accumulated losses disclosed in the Audited Accounts are, subject only to the Buyer satisfying the requirements of section 80E of the ITAA 1936 or Division 165 of the ITAA 1997, allowable as deductions to the Subsidiary under the ITAA 1936 and the ITAA 1997.

34. The Subsidiary will not have an unrealised net loss on the Completion Date as calculated under section 165-115E of the ITAA 1997.

35. No debt owed by the Subsidiary has been forgiven for the purposes of Division 245 in Schedule 2C to the ITAA 1936.

36.       The Subsidiary has not provided to a shareholder a benefit to which section 45C of the ITAA 1936 may apply because any Taxation Authority could make a determination under section 45A(2) or 45B(3) of the ITAA 1936.

CAPITAL ALLOWANCES

For the purposes of paragraphs 38 and 39 below, references to "the Company" do not include "the Subsidiary":-

37. All capital expenditure on the provision of machinery and plant qualifies for writing down allowances pursuant to Part 2 CAA 2001 and the Company has made all claims that it is eligible to make with in the time limits required in respect of such allowances.

38. The Company is not, and has not been, entitled to claim nor has claimed any capital allowances under Part 3 CAA 200.

CLOSE COMPANY PROVISIONS

For the purposes of paragraphs 41 to 45 below, references to "the Company" do not include "the Subsidiary" except to the extent that it is resident in the UK:-

39. The Company is not, nor has it been a close company within Section 414 ICTA 1988.

40. The Company has at all times in its current accounting period complied with section 13A(2) ICTA 1988.

41. No distribution falling within Section 418 ICTA 1988 has been made by the Company.

42. No loan or advance within Section 419 ICTA 1988 has ever been made by the Company.

43. No gain has accrued in respect of which the Company may be liable to corporation tax on chargeable gains by virtue of Section 13 TCGA 1992 (Attribution of gains to members of non resident companies).

44. The Company does not have any interest whether direct or indirect in any company on the disposal of the assets of which a liability could arise under Section 13 TCGA92 1992.

VALUE ADDED TAX (VAT)

For the purpose of these paragraphs references to "the Company" do not include "the Subsidiary" except to the extent that it trades in the UK:-

          the "VAT legislation" means the law relating to VAT in any jurisdiction (excluding Australia) including VATA 1994 and all regulations made or imposed under such laws (or any earlier enactment of which VATA 1994 is a consolidation) and any other statutes or other provisions relating to value added tax including all EC legislation whether in the form of directives, regulations or otherwise; and

          "VAT" means UK value added tax and its equivalent under the law of any other country (excluding Australia).

45. The Company is registered for the purposes of VAT and has been so registered at all times that it has been required to be so registered in accordance with VAT legislation.

46. The Company has complied in all respects with the VAT legislation and has made and maintained full complete, correct and up-to-date records invoices and other documents appropriate or requisite for the purpose of such legislation and has at all times punctually paid and made all payments and returns required under the VAT legislation.

47. The Company has never been liable to any abnormal or non-routine payment of VAT or to any penalty or interest for late payment of VAT or non-compliance with VAT legislation.

48. The Company has not been partially exempt for any VAT accounting period in the last six years prior to Completion and has not in that period been denied credit for any input tax.

49. Neither the Company nor any company of which the Company is a relevant associate within the meaning of paragraph 3 (7) Schedule 10 VATA 1994 has elected to waive exemption under paragraph 2 Schedule 10 VATA 1994 in relation to any land except as disclosed in the Disclosure Letter. Each such election disclosed in the Disclosure Letter has effect.

50. The Company is not and has never been treated for the purposes of sections 43 to 43C VATA 1994 (groups of companies) as a member of a group.

51. The Company is a registered and taxable person for the purposes of VATA 1994 and has complied with and observed in all respects the terms of all the statutory provisions, directions, conditions, notices and agreements with H.M. Customs and Excise relating to value added tax. The Company has maintained and obtained accounts, records, invoices and other documents (as the case may be) appropriate or requisite for the purposes of value added tax which are complete, correct and up-to-date.

52.       The Company:-

52.1 is not, nor in the two years prior to Completion has been, in arrears with any payments or returns or notifications under any statutory provisions, directions, conditions or notices relating to value added tax, or liable to any forfeiture or penalty or interest or surcharge or to the operation of any penalty, interest or surcharge provision;

52.2      has not been required by H.M. Customs and Excise to give security; and

52.3 has not received, and has not engaged in any arrangements or transactions such that it could receive, a notice under paragraph 1
          Schedule 6 VATA 1994 (valuation - special cases) directing that the value of any supply shall be taken to be its open market value.

53.       The Company has never received a surcharge liability notice under section 59 VATA 1994 (default surcharge) or a penalty liability notice under section 64 VATA 1994 (repeated misdirections).

54. The Company is not required to pay amounts on account of value added tax under any order made under section 28 VATA 1994 (payments on account).

55. No claims have or could be made by the Company under section 36 VATA (bad debts).

56. Except as set out in the Disclosure letter the Company has not received approval to operate a self-billing procedure under s 6(9) VATA 1994 (time of supply) or has applied for such approval and in respect of any such approval the Company has complied fully with the conditions required to operate such procedure.

GOODS AND SERVICES TAX (GST)

57.       The Subsidiary:-

57.1      is registered for GST;

57.2      has complied with GST Law;

57.3      has adequate systems to ensure it complies with the GST Law; and

57.4 is entitled to full input tax credits for any GST it has paid in connection with taxable supplies made to it where the supplies are used solely for creditable purposes.

58.       The Subsidiary is not a member of a GST group or a GST joint venture.

59. All Australian real property acquired by the Subsidiary since 1 July 2000 was acquired under the margin scheme.

60.       The Subsidiary has never supplied or acquired anything in reliance of section 38-325 of the GST Law (concerning supplies or acquisitions of assets as a going concern).

61. The Subsidiary has complied with section 75AU of the Trade Practices Act 1974 (Australia) and with the Australian Competition and Consumer Commissioner's guidelines on price exploitation in respect of every supply made by it which was regulated by Part VB of the Trade Practices Act.

62. No determination has been made by a Taxation Authority changing the attribution rules for acquisitions by or supplies to the Subsidiary.

63. The Subsidiary has never issued a recipient created tax invoice. It has never made or makes acquisitions for which it should issue a recipient created tax invoice.

64. e-pay Limited has never made a taxable supply or a taxable importation through the Subsidiary as resident agent.

65. The Subsidiary has never made a "reverse charged" acquisition to which Division 83 or Division 84 of the GST Law applies.

66. The Subsidiary has never made an agreement under Division 83 of the GST Law to make a "reverse charged" supply or acquisition.

67. The Subsidiary is not, or has never been, a party to an agreement under Division 153B of the GST Law in respect of any supply or acquisition by it.

68. There is no contract requiring the Subsidiary to supply anything which does not contain a provision enabling it as supplier to require the other party to the contract to pay to it the amount of any GST payable on a taxable supply under that contract in addition to consideration for that supply.

69. There is no contract requiring the Subsidiary to pay any GST on a taxable supply which does not contain a provision enabling it as recipient to require the other party to the contract to provide to it a tax invoice for any GST on the taxable supply prior to the due date for payment for that taxable supply.

STAMP DUTY

70. All documents in the possession or under the control of the Company to which it has been a party and which attract stamp duty, capital duty or stamp duty reserve tax have been properly stamped, no documents are presently subject to adjudication of claims for exemption or relief, and there are no circumstances which may result in the Company becoming liable for any interest or penalties.

71. There is no instrument which is necessary to establish the Company's rights or the Company's title to any asset which is liable to stamp duty (or any like duty or tax in a jurisdiction outside the United Kingdom) which has not been duly stamped or which would attract stamp duty, interest or penalties if brought within the relevant jurisdiction.

72. There is no instrument which is necessary to establish the Company's rights or the Company's title to any asset which has been adjudicated as to the amount of duty with which it is chargeable, or has been stamped with a stamp denoting that it has been adjudicated and is not chargeable to any duty, other than where the relevant taxation authority has been supplied with details of all facts and circumstances which could reasonably have affected that authority's decision when making that adjudication.

73. No event has occurred as a result of which any stamp duty (or any like duty or tax in a jurisdiction outside the United Kingdom) from which the Company may have obtained relief has become payable.

74. The Company does not hold any interest in land which was transferred, granted or surrendered to it, or which is derived from an interest in land which was transferred, granted or surrendered to it, within two years prior to the date of this Agreement by means of an instrument which was stamped on the basis that it was entitled to relief.

75. The Company has not been a party to any transactions which could cause the Company to become liable to stamp duty reserve tax.

76. The Company has not obtained corporate reconstruction relief from the payment of stamp duty in any jurisdiction. The Company has no contingent liability to pay stamp duty in connection with a prior transfer of property to it in the course of a corporate reconstruction.

INHERITANCE TAX

77.       The Company has made no transfer of value within section 94 or 99 IHTA
          1984.

78. No person has or may as a result of any event occurring on or before Completion have the power under section 212 IHTA 1984 to raise any capital transfer tax or inheritance tax by the sale of or charge over any of the Company's assets.

79. There is no unsatisfied liability to capital transfer tax or inheritance tax attached or attributable to the assets of the Company or the shares in the Company, and neither the assets nor the Shares are subject to any Inland Revenue charge as is mentioned in section 237 IHTA 1984.

EMPLOYEES

80. e-pay Limited has properly operated and complied with all provisions dealing with PAYE and National Insurance Contributions and has deducted tax as required by law from all payments to or treated as made to or benefits provided for employees, officers, ex-employees, ex-officers and persons rendering services to e-pay Limited and has duly accounted to the Inland Revenue or other relevant tax authority for tax so deducted and contributions payable. The Company has maintained and retained such books and records relating to PAYE and to National Insurance contributions as it is required to maintain and retain.

81. The expenses incurred under the existing arrangements for remunerating employees, officers, ex-employees and ex-officers and rewarding persons rendering services to e-pay Limited, including any compensation for loss of office and any gratuitous payments, are deductible for the purposes of section 74 or 75 ICTA 1988 (deductions).

82. e-pay Limited has not remunerated any employee, officer or person rendering services and there are no arrangements to pay any employee, officer or person rendering services other than in cash payable to that employee, officer or person and in respect of which e-pay Limited has a liability to account for tax under PAYE or to make National Insurance contributions.

83. e-pay Limited has never, under section 136(b) (information unapproved share options), 140G ICTA 1988 (information for the purpose of sections 140A to 140F conditional and convertible shares), section 85 Finance Act 1988 (information: unapproved share schemes), and Schedule 14 paragraph 2, FA2000 (information: Enterprise Management Incentives) been required to give or deliver particulars (as specified in those sections) to any taxation authority.

TAX FILE NUMBERS

84. The Subsidiary has complied with all obligations about the quotation of Tax file numbers by its employees.

85. The Subsidiary has not committed any offence in relation to the collection, recording, use or disclosure of Tax file numbers.

RESIDENCE

86. The Company has not without the prior consent of H M Treasury caused, permitted or entered into any of the transactions specified in Section 765 ICTA 1988 (migration etc of companies, issue and transfer of securities).

87. The Company does not have and never has had any interest in a controlled foreign company as defined in Section 747 ICTA 1988 or Part X of the ITAA 1936.

88. No circumstances exist which would require the profits of a controlled foreign company to be apportioned to the Company.

89. The Company has not made any claim under Section 584 ICTA 1988 ("relief for unremittable overseas income") or Section 279 TCGA92 (foreign assets: delayed remittance) Section 139 FA 1993 (claim to defer unrealised for ex gains).

90. No election has been made by the Company as the principal company (as defined in section 187 TCGA 1992) (postponement of charge on deemed disposal of assets by company ceasing to be resident in the United Kingdom) nor has any company over which the Company had control or which was a member of the same group of companies as the Company ceased to be resident in the United Kingdom otherwise than in compliance with section 185 TCGA 1992.

91.       The Company is not nor at any time has been:-

91.1 a dual resident company within section 188 TCGA92 1992 or a prescribed dual resident within Section 6(1) of the ITAA 1936;

91.2      a company to which section 11 ICTA 1988 applies or is likely to apply;
          and

91.3      a dual resident investing company within section 404 ICTA 1988.

92. The Company has not made any such transfer as is mentioned in sections 140, 140A or 140C TCGA92 1992.

93. Except as set out in the Disclosure Letter the Company has not made and is not entitled to make any claims under Part XVIII ICTA 1988 (relief for foreign tax) and in respect of any such disclosed claims all necessary conditions for all foreign Taxation credit claimed or to be claimed by the Company were at all material times, and remain, satisfied and in particular (but without prejudice to the generality of the foregoing) the Company holds all tax deduction certificates or other documentation necessary for production to HM Inland Revenue in respect of such foreign Taxation.

94. The Company is not liable to be assessed to Tax as the branch or agent of a non-resident person, under Sections 126 to 130 Finance Act 1995 or otherwise.

(Q)       SELLERS

1. So far as the Warrantors are aware no Seller and no person connected with any Seller has any interest (direct or indirect) in any other company or business which competes or has competed with or is in the future likely to compete with any business now carried on by the Company or intends to acquire any such interest.

2.        There is not now outstanding:-

2.1 and there has not at any time during the past 5 years been outstanding any contract or arrangement; or

2.2       any indebtedness actual or contingent,

          to which the Company is a party and in which any Seller or any Director of the Company or any person connected with any Seller or Director of the Company is or has been interested, whether directly or indirectly.

3. The Company has not at any time entered into any arrangements of a type covered by Sections 320 or 330 of the Companies Act 1985.

4. The Company has not in contravention of the provisions of the Companies Acts or any equivalent legislation in relation to any of its Directors or any person connected with such Director:-

4.1 granted any loan or quasi-loan or entered into any guarantee or credit transaction; or

4.2 provided any security in connection with any such loan, quasi-loan, guarantee or credit transaction.

5. No person is entitled to receive from the Company any finder's fee, brokerage or other commission in respect of or in connection with this Agreement or anything contained in it or the transactions contemplated by this Agreement.

6. The Company is not a party to, nor has its profits or financial position during the past three years been affected by, any contract or arrangement which was not of an entirely arm's length nature.

(R)       GOOD STANDING

1. No receiver, administrative receiver, judicially appointed manager or administrator has been appointed, petition presented, or order made for the appointment of any such person, nor, so far as the Warrantors are aware, any notice given over the whole or any part of the assets or undertaking of the Company.

2. No petition has been presented, order has been made and no resolution has been passed for the winding up of the Company or for the appointment of a liquidator or provisional liquidator of the Company.

3.        No voluntary arrangement has been proposed or is in force under
          Section 1 of the Insolvency Act 1986 in respect of the Company.

4. No compromise or arrangement has been proposed, agreed to or sanctioned in respect of creditors generally of the Company.

5. The Company has not stopped payment of its creditors generally nor is it insolvent or unable to pay its debts as and when they fall due.

6. No unsatisfied judgment is outstanding against the Company and no demand has been served on the Company under Section 123(1)(a) of the Insolvency Act 1986.

7. No distress, execution or other process has been levied in respect of the Company which remains undischarged; nor is there any unfulfilled or unsatisfied judgment or court order outstanding against the Company.

8. So far as the Warrantors are aware, no action is being taken by the Registrar of Companies to strike the Company off the register.

(S)       DISCLOSURE LETTER

1.        The information set out in the Disclosure Letter is Fairly Disclosed.

                                   SCHEDULE 8
                        ASSOCIATED CORPORATION WARRANTIES

1. The information appearing in the Recitals and Part (B) of Schedule 4 is true and accurate.

2. The shares shown in Part (B) of Schedule 4 as being registered in the name of the Company are legally, beneficially and absolutely owned by the Company alone.

3. There is no Encumbrance, and there is no agreement, arrangement or obligation to create an Encumbrance, in relation to any share in the Associated Company registered in the name of the Company and no person has claimed to be entitled to any Encumbrance in relation to any such shares.

4. Neither the Company, or the Subsidiary has any commitment to provide any financial or other support to the Associated Corporation.

5. There are no agreements in force which would require the Company or Subsidiary to subscribe for any share or loan capital or equivalent in respect of the Associated Corporation.

6. There are no guarantees, suretyships, indemnities or similar commitments given by the Company or the Subsidiary in respect of the Associated Corporation.

                                   SCHEDULE 9
                 ITEMS FOR DELIVERY BY THE SELLERS AT COMPLETION

The Sellers will deliver to the Buyer the following:-

1. transfers of the Shares duly executed by the registered holders or by their lawfully appointed attorney in favour of the Buyer accompanied by the respective share certificates or an indemnity in favour of the Company in respect of a lost share certificate (in the Agreed Form);

2.        certificates in respect of all issued shares in the Subsidiary;

3. certificates in respect of all issued shares in the Associated Corporation owned by the Company;

4. the certificates of incorporation, statutory books (including minute books), common seal and all books of account and other records of the Company and the Subsidiary complete and (where appropriate) written up to date;

5.        the title deeds to the Properties and all ancillary documents;

6. a written acknowledgement in the Agreed Form from each of the existing Directors of the Company and the Subsidiary who is to continue as a Director after the date of Completion that he has no claim whatsoever against the Company, the Subsidiary or the Associated Corporation;

7.        the Tax Deed duly executed by the Warrantors;

8. copy real-time bank statements of the Company's, and the Subsidiary's current and deposit account balances at the close of business on the last Business Day preceding Completion;

9.        appropriate certified minutes of each Group Company:-

          9.1 authorising execution of the documentation in the Agreed Form to which it is a party; and

          9.2 dealing with the matters referred to in sub-clause 12.1.1(b) of this Agreement;

10. certified copies of certificates of all registered trademarks, patents and designs and the originals of all licences, obtained by or issued to the Company or the Subsidiary or any other person in connection with the business carried on by it;

11.       the Disclosure Letter;

12. all records of the Company and the Subsidiary relating to the businesses and operations of the Company and the Subsidiary copies of all other records reasonably required to conduct the businesses and operations of the Company and the Subsidiary in the manner in which they have been conducted prior to the date of this Agreement, to the extent that they are not in the possession or under the control of the Company, the Subsidiary and the Associated Corporation;

13. opinion letters in the Agreed Form from lawyers acting for Tom Cregan & Associates Pty Limited and Sefta Trustees Limited, such confirming, inter alia, that such Sellers are properly authorised to enter into and implement the terms of this Agreement;

14. a certified copies of (i) the executed Australian Share Exchange Agreement; (ii) the signed board minute of the Subsidiary; (iii) the executed share transfers; (iv) the waiver of pre-emption rights; and
          (v) releases from all guarantees and confirmation from each of the transferors and Tom Cregan that there are no subsisting guarantees given by the Company, the Subsidiary or the Associated Corporation in their favour and that they are not indebted to any Group Company or the Associated Corporation or vice versa; and

15. evidence that the entire issued share capital of the Subsidiary is legally and beneficially owned by the Company and that, subject to stamp duty being paid, the Company will be registered as the legal owner of the entire share capital of the Subsidiary.

                                   SCHEDULE 10
                               MATERIAL CONTRACTS

                           PART A - NETWORK AGREEMENTS

DATE               PARTIES                                        DESCRIPTION OF MATERIAL CONTRACT
--------------------------------------------------------------------------------------------------------------
8 February 2002    e-pay Limited (1)                              Electronic Top-Ups Solution Provider Direct
                   Vodafone Limited (2)                           Agreement
--------------------------------------------------------------------------------------------------------------
1 August 2000      e-pay Limited (1)                              Authorisation to Operate
                   Vodafone Limited (2)
--------------------------------------------------------------------------------------------------------------
21 March 2001      e-pay Limited (1)                              Agreement for the Supply of the Orange
                   Orange Personal Communications Limited (2)     Electronic Top-Up Mechanism for Retailers
                                                                  other than Orange Retail
--------------------------------------------------------------------------------------------------------------
11 December 2000   e-pay Limited (1)                              Agreement for the Supply of the Orange
                   Orange Personal Communications Limited (2)     Electronic Top-Up Mechanism
--------------------------------------------------------------------------------------------------------------
21 August 2001     e-pay Limited (1)                              Agreement for the Provision of Electronic
                   One2One Personal Communications Limited (2)    Top-Up Service
--------------------------------------------------------------------------------------------------------------
11 April 2001      e-pay Limited (1)                              Agreement for the Provision of an Electronic
                   BT Cellnet Limited (2)                         Top-Up Service
--------------------------------------------------------------------------------------------------------------
15 July 2002       e-pay Limited (1)                              Agreement Relating to the Provision of
                   Virgin Mobile Telecoms Limited (2)             Electronic Top-Up Service
--------------------------------------------------------------------------------------------------------------
22 March 2003      e-pay Limited (1)                              Distribution Agreement
                   Vodafone Ireland Limited (2)
--------------------------------------------------------------------------------------------------------------
22 January 2003    e-pay Limited (1)                              Phone Codes Distribution Agreement and
                   Meteor Mobile Communications Limited (2)       Authorised Broker Agreement
--------------------------------------------------------------------------------------------------------------
22 January 2003    e-pay Limited (1)                              Easykey Codes Distribution Agreement
                   O/2/ Communications (Ireland) Limited (2)
--------------------------------------------------------------------------------------------------------------
5 December 2000    e-pay Australia Pty Limited (1)                Supply Agreement
                   Optus Mobile Pty Limited (2)
--------------------------------------------------------------------------------------------------------------
5 November 2001    e-pay Australia Pty Limited (1)                Supply Agreement
                   Optus Internet Pty Limited (2)
--------------------------------------------------------------------------------------------------------------

DATE               PARTIES                                        DESCRIPTION OF MATERIAL CONTRACT
--------------------------------------------------------------------------------------------------------------
5 October 2002     e-pay Australia Pty Limited(1)                 Software Licence
                   e-pay Limited (2)
                   Optus Mobile Pty Limited (3)
--------------------------------------------------------------------------------------------------------------
18 December 2002   e-pay Australia Pty Limited (1)                Sub Agency Agreement
                   Optus Mobile Pty Limited (2)
                   Optus Internet Pty Limited (3)
                   Prepaid Services Pty Limited (4)
--------------------------------------------------------------------------------------------------------------
18 July 2001       e-pay Australia Pty Limited (1)                Supply and Distribution Agreement
                   Telstra Corporation Limited (2)
--------------------------------------------------------------------------------------------------------------
13 November 2001   e-pay Australia Pty Limited (1)                New Product Schedule 1 (Product:  "Say
                   Telstra Corporation Limited (2)                G'day")
--------------------------------------------------------------------------------------------------------------
30 November 2001   e-pay Australia Pty Limited (1)                New Product Schedule 2 (Product:
                   Telstra Corporation Limited (2)                "PhoneAway")
--------------------------------------------------------------------------------------------------------------
14 December 2001   e-pay Australia Pty Limited (1)                New Product Schedule 3 (Product:  "Telstra
                   Telstra Corporation Limited (2)                Prepaid Mobile")
--------------------------------------------------------------------------------------------------------------
25 June 2001       e-pay Australia Pty Limited (1)                Supply Agreement
                   Global Card Services Pty Limited (2)
--------------------------------------------------------------------------------------------------------------
                   e-pay Australia Pty Limited (1)                Supply and Distribution Agreement
                   Virgin Mobile Pty Limited (2)
--------------------------------------------------------------------------------------------------------------
5 December 2002    e-pay Australia Pty Limited (1)                Supply and Distribution Agreement
                   TAB Limited (2)
--------------------------------------------------------------------------------------------------------------
11 December 2002   e-pay Australia Pty Limited (1)                Vodafone New Zealand Electronic System
                   Vodafone New Zealand Pty Limited (2)           Distribution Agreement
--------------------------------------------------------------------------------------------------------------
15 January 2002    e-pay Australia Pty Limited (1)                Transaction Bible
                   Vodafone Pty Limited (2)
--------------------------------------------------------------------------------------------------------------
1 March 2002       e-pay Australia Pty Limited (1)                Supply and Distribution Agreement
                   Pracom Retail Pty Limited (2)
--------------------------------------------------------------------------------------------------------------
3 April 2001       e-pay Australia Pty Limited (1)                Supply and Distribution Agreement
                   Apple Communications Limited (2)
--------------------------------------------------------------------------------------------------------------

                          PART B - RETAILER AGREEMENTS

DATE               PARTIES                                        DESCRIPTION OF MATERIAL CONTRACT
--------------------------------------------------------------------------------------------------------------
8 February 2001    e-pay Limited (1)                              Retailer Agreement
                   Tesco Stores Limited (2)
--------------------------------------------------------------------------------------------------------------
15 November 2001   e-pay Limited (1)                              Retailer Agreement
                   Somerfield Stores Limited (2)
--------------------------------------------------------------------------------------------------------------
2 April 2002       e-pay Limited (1)                              Retailer Agreement
                   The Boots Company PLC
--------------------------------------------------------------------------------------------------------------
5 April 2002       e-pay Limited (1)                              Retailer Agreement
                   Shell UK Oil Products Limited (2)
--------------------------------------------------------------------------------------------------------------
21 May 2002        e-pay Limited (1)                              Retailer Agreement
                   Asda Stores Limited (2)
--------------------------------------------------------------------------------------------------------------
22 May 2001        e-pay Limited (1)                              Retailer Agreement
                   BT Cellnet Limited (2)
--------------------------------------------------------------------------------------------------------------
11 December 2000   e-pay Limited (1)                              Retailer Agreement
                   Orange Personal Communications Services
                   Limited (2)
--------------------------------------------------------------------------------------------------------------
30 January 2001    e-pay Limited (1)                              Retailer Agreement
                   BP Oil UK Limited (2)
--------------------------------------------------------------------------------------------------------------
16 February 2001   e-pay Limited (1)                              Retailer Agreement
                   Northcliffe Retail
--------------------------------------------------------------------------------------------------------------
24 August 2002     e-pay Limited (1)                              Retailer Agreement
                   Rippleglen Limited (2)
--------------------------------------------------------------------------------------------------------------
7 June 2001        e-pay Limited (1)                              Retailer Agreement
                   TM Retail Limited (2)
--------------------------------------------------------------------------------------------------------------
21 June 2001       e-pay Australia Pty Limited (1)                Retailer Agreement
                   7-Eleven Stores Pty Ltd (2)
--------------------------------------------------------------------------------------------------------------
8 October 2002     e-pay Australia Pty Limited (1)                Electronic Recharge Services Agreement
                   Woolworths Limited (2)
--------------------------------------------------------------------------------------------------------------
11 October 2001    e-pay Australia Pty Limited (1)                Retailer Agreement
                   Dick Smith Electronics Pty Ltd (2)
--------------------------------------------------------------------------------------------------------------

DATE               PARTIES                                        DESCRIPTION OF MATERIAL CONTRACT
--------------------------------------------------------------------------------------------------------------
12 December 2001   e-pay Australia Pty Limited (1)                Retailer Agreement
                   BP Australia Limited (2)
--------------------------------------------------------------------------------------------------------------
12 December 2001   e-pay Limited (1)                              Sale of E-Top-Ups at Esso Company owned
                   Esso Petroleum Company Limited (2)             service stations
--------------------------------------------------------------------------------------------------------------
On or about 19     e-pay Australia Pty Limited (1)                Retailer Agreement
July 2001          Allphones Retail Pty Limited (2)
--------------------------------------------------------------------------------------------------------------
Undated            e-pay Australia Pty Limited (1)                Retailer Agreement
                   Sibalo Pty Ltd (trading as C2One
                   Communications)
--------------------------------------------------------------------------------------------------------------
Undated            e-pay Australia Pty Limited (1)                Retailer Agreement
                   Retravision Australia Pty Ltd (2)
--------------------------------------------------------------------------------------------------------------
On or about 6      e-pay Australia Pty Limited (1)                Retailer Agreement
September 2002     Rafinc Pty Ltd (Mobil stores) (2)
--------------------------------------------------------------------------------------------------------------
3 November 2002    e-pay Australia Pty Limited (1)                Retailer Agreement
                   Video Ezy (2)
--------------------------------------------------------------------------------------------------------------
12 February 2002   e-pay Australia Pty Limited (1)                Retailer Agreement
                   TLS (Forest Hill Shop) (Franchise of
                   Telstra (2)
--------------------------------------------------------------------------------------------------------------
3 July 2002        e-pay Australia Pty Limited (1)                Retailer Agreement
                   Vodafone Pty Ld (Vodafone Retail store) (2)
--------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 11
                       METHOD OF PAYMENT OF EURONET SHARES

1. The number of Euronet Shares issued to the Sellers (in accordance with the Consideration Schedule) shall be equal to (pound)11,889,743 (eleven million eight hundred and eighty-nine thousand seven hundred and forty-three pounds sterling) converted into dollars at:-

1.1      the Exchange Rate, divided by the Closing Stock Price; and

1.2 rounded up so that each of the Sellers receives a whole number of shares.

2. Except for Permitted Transfers (as defined below) and subject to compliance with Paragraph 4.4 hereof, each of the Holders (as defined below) shall be prohibited from transferring, disposing, assigning or encumbering any of the Euronet Shares for a period of 12 months following the Completion Date ("Transfer Restriction Period") provided, however, that this restriction shall not apply with respect to shares issued following an election by the Buyer to require redemption pursuant to section 7(c) of the Convertible Notes.

          "Permitted Transfer" means any transfer (a)(i) to a personal trust of such Holder; (ii) to members of such Holder's immediate family; (iii) to any trust for the benefit of any such person; (iv) to the estate of any of the foregoing by gift, will or intestate succession; (v) by will or the laws of descent and distribution; (vi) to non-profit institutions, by gift of will; or (vii) to an "affiliate" (as such term is defined under Rule 12b-2 of the Exchange Act) of such Holder; provided, that any such transferee agrees in writing to be bound by the transfer restrictions on such securities contemplated hereunder and any such transfer complies with the provisions of Paragraph 4.4 hereof; or (b) pursuant to the Registration Statement of any shares issued upon redemption pursuant to Section 7 of the Convertible Note.

          For the purposes of this Schedule 11, the term "Holder" shall mean each of the Sellers and their Permitted Transferees.

3. Total dilution arising from the issue by the Buyer of the Euronet Shares (including such Euronet Shares that are issuable upon conversion or redemption of the Convertible Note) shall not equal or exceed 20% of the outstanding Common Stock of the Buyer immediately prior to the Completion Date.

4.        Registration of the Shares; Compliance with the Securities Act

4.1       REGISTRATION PROCEDURES AND EXPENSES

          4.1.1     The Buyer shall:

                    (i) subject to receipt of necessary information from the Holders prepare and file with the United States Securities and Exchange Commission (the "SEC") by the later of (1) 30 days after the Buyer files its Annual Report on Form 10-K for the year ended December 31, 2002 with the SEC and (2) April 15,2003, a registration statement on Form S-3 (or, in the event the Buyer is not eligible to use Form S-3, such other registration form as may be utilized at such time by Buyer) (the "Registration Statement") to enable the resale of the Euronet Shares received by the Sellers at the Completion (together with Euronet Shares received by the Holders upon conversion or redemption pursuant to the Convertible Note, the "Registrable Shares" (which term shall include any securities into which or for which the Euronet Shares may hereafter be changed, converted or exchanged, and any other shares or securities issued with respect to the Euronet Shares to any Holder)) by the Holders from time to time through the automated quotation system of the NASDAQ National Market or in privately-negotiated transactions;

                    (ii) use its commercially reasonable efforts, subject to receipt of necessary information from the Holders, to cause the Registration Statement to become effective (1) as promptly as practicable with respect to any shares issued upon redemption pursuant to Section 7 of the Convertible Note and
                              (2) not later than the expiration of the Transfer Restriction Period with respect to all other Registrable Shares;

                    (iii) use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current (other than during any Blackout Period (as defined below)) and effective for a period not exceeding, with respect to each Holder's Registrable Shares, the earlier of (A) the second anniversary of the Completion Date, (B) the date on which each Holder may sell all Registrable Shares then held by it without restriction by the volume limitations of Rule 144(e) of the United States Securities Act of 1933, as amended (the "Securities Act"), or (C) such time as all Registrable Shares issued to each Holder have been sold pursuant to the Registration Statement;

                    (iv) furnish to each Holder with respect to the Registrable Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectus and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by such Holder; provided, however, that the obligation of the Buyer to deliver copies of the Prospectus to each Holder shall be subject to the receipt by the Buyer of reasonable assurances from such Holder that it will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectus;

                    (v) use its commercially reasonable efforts to (A) register or qualify the Registrable Shares to be included in the Registration Statement under such other securities laws or blue sky laws of such jurisdictions in the United States as the Holders shall reasonably request, (B) keep such registrations or qualifications in effect for so long as the Registration Statement remains in effect and (C) take any and all such actions as may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of such Registrable Shares; provided, however, that Buyer shall not be required for any such purpose to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Paragraph 4.1.1(v), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                    (vi) promptly notify the Holders and (if requested by any such Holder) confirm such advice in writing when the Registration Statement, the Prospectus or any Prospectus Supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                    (vii) use its commercially reasonable efforts to list all such Registrable Shares on each securities exchange and automated inter-dealer quotation system on which such Registrable Shares are then listed or admitted for trading;

                    (viii) use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of
                              Section 11(a) of the Securities Act and Rule 158 thereunder; and

                    (ix) pay all expenses incident to Buyer's performance or compliance herewith, including, without limitation, all SEC and any National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities and blue sky laws, document preparation and printing expenses, messenger and delivery expenses, fees and expenses of any escrow agent or custodian, internal expenses (including, without limitation, all salaries and expenses of Buyer's officers and employees performing legal or accounting duties), fees and disbursements of counsel and independent certified public accountants of Buyer (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance and compliance), and fees and expenses of any other persons, including special experts, retained by Buyer; provided, however, that, notwithstanding the foregoing, the Holders of the Registrable Securities being registered shall pay all discounts or commissions to any underwriter or broker attributable to the sale of such

                              Registrable Securities and the fees and
                              disbursements of any counsel, advisors or experts retained by such Holders.

          4.1.2 With a view to making available to the Holders the benefits of Rule 144 of the Securities Act (or its successor rule) ("Rule 144") and any other rule or regulation of the SEC that may at any time permit the Holders to sell Registrable Shares to the public without registration, the Buyer covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Holders' Registrable Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Holders' Registrable Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iii) furnish to the Holders upon request, as long as any Holder owns any Registrable Shares, (A) a written statement by the Buyer that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Buyer's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and
                    (C) such other information as may be reasonably requested in order to avail the Holders of any rule or regulation of the SEC that permits the selling of any such Registrable Shares without registration.

          4.1.3 It shall be a condition precedent to the obligations of the Buyer to take any action pursuant to this Paragraph 4.1 that the Holders shall furnish to the Buyer such information regarding itself, the Registrable Shares to be sold by the Holders, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Shares.

4.2       TRANSFER OF SHARES AFTER REGISTRATION; SUSPENSIONS; BLACKOUTS

          4.2.1 Each Holder agrees that it will not effect any sale or other transfer of the Registrable Shares except as contemplated in the Registration Statement referred to in Paragraph 4.1 and as described below, and that it will promptly notify the Buyer of any changes in the information set forth in the Registration Statement regarding each Holder or its respective plan of distribution.

          4.2.2 Except in the event that subparagraphs 4.2.3 or 4.2.4 below applies, the Buyer shall: (i) if deemed necessary by the Buyer, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide each Holder with copies of any documents filed pursuant to subparagraphs 4.2.2(i); and 4.2.2(iii) inform each Holder that the Buyer has complied with its obligations in subparagraph 4.2.2(i) (or that, if the Buyer has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Buyer will notify each Holder to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as practicable and will promptly notify each Holder pursuant to subparagraph 4.2.2(i) hereof when the amendment has become effective).

          4.2.3 Subject to subparagraph 4.2.5 below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Buyer shall deliver a certificate in writing to each Holder (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, each Holder will suspend offers and sales of Registrable Shares pursuant to the Registration Statement (a "Suspension") until such Holder's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Buyer, or until it is advised in writing by the Buyer that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Buyer will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Holders.

          4.2.4 Subject to subparagraph 4.2.5 below, if at any time the Buyer notifies the Holders (as contemplated by subparagraph
                    4.2.3 above) the Buyer also notifies the Holders that the event giving rise to such notice relates to a development involving the Buyer which occurred subsequent to the later of (i) the effective date of the Registration Statement and (ii) the latest date prior to such notice on which the Buyer has amended or supplemented the Registration Statement, then the Buyer shall not be required to use its commercially reasonable efforts to make any changes to the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, during a period of up to 45 consecutive days as specified in the notice contemplated herein (a "Blackout Period") and each Holder shall suspend offers and sales of Registrable Securities pursuant to the Registration Statement during each Blackout Period; provided, however, that in any period of 365 consecutive days the Buyer shall not be entitled to avail itself of its rights under this subparagraph 4.2.4 with respect to more than two Blackout Periods, unless in the good faith judgment of the Buyer's Board of Directors, upon advice of counsel, the offer and sale of Registrable Shares would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in potential liability of the Buyer.

          4.2.5 Provided that a Suspension or a Blackout Period is not then in effect, the Holders may sell Registrable Shares under the Registration Statement, provided that each such Holder arranges for delivery of a current Prospectus to the transferee of such Registrable Shares. Upon receipt of a request therefor, the Buyer agrees to provide an adequate number of current Prospectuses to each Holder and to supply copies to any other parties requiring such Prospectuses.

          4.2.6 In the event of a sale of Registrable Shares by a Holder, such Holder shall also deliver to the Buyer's transfer agent, with a copy to the Buyer, a notice of such sale so that the Registrable Shares may be properly transferred.

4.3       INDEMNIFICATION

          4.3.1 Indemnification by the Buyer. Upon the registration of the Registrable Shares pursuant to Paragraph 4.1 hereof, Buyer shall, and it hereby agrees to, indemnify and hold harmless Holders, the directors and officers and partners of such Holders and each other person, if any, who controls any Holder within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the consent of Buyer) to which such Holder, such director, officer or partner of such Holder or such controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities or expenses (including all such losses, claims, damages, liabilities and expenses arising out of any actions or proceedings, whether commenced or threatened) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that Buyer shall not be liable to any such person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary, final or summary prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to Buyer by such person expressly for use in the Registration Statement or preliminary, final or summary prospectus, amendment or supplement; and provided further, however, that Buyer will not be liable in any case with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or prospectus, or in any amendment thereof or supplement thereto, to the extent that any such loss, claim, damage or liability (or action in respect thereof) resulted from the fact that any Holder sold Registrable Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act, if Buyer had previously complied with the provisions of Paragraph 4.1.1(iv) hereof and if the untrue statement contained in or omission from such preliminary prospectus or prospectus was corrected in the prospectus as then amended or supplemented. Such indemnification and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, such director, officer or partner of such Holder or such controlling person and shall survive the transfer of such Registrable Shares by such Holder.

          4.3.2 Indemnification by the Holders. Holders hereby agree, severally and not jointly, to indemnify and hold harmless Buyer, each director and officer of Buyer and each other person, if any who controls Buyer within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including fees of counsel and any amounts paid in settlement effected with the consent of such holders) to which Buyer, such director or officer or controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities or expenses (including all such losses, claims, damages, liabilities and expenses arising out of any actions or proceedings, whether commenced or threatened), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in or omission or alleged omission to state a material fact required to be stated in the Registration Statement, or any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or necessary to make the statements therein not misleading, to the extent, but only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Buyer by or on behalf of such Holder expressly for use in the Registration Statement or preliminary, final or summary prospectus, amendment or supplement; provided, however, that no such Holder shall be liable to any such person under this Paragraph 4.3.2 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Shares pursuant to such registration. Such indemnification and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of Buyer or any of its directors, officers or controlling persons or any of the Holders of Registrable Shares or their respective directors, officers, partners and controlling persons and shall survive the transfer of such Registrable Shares by such Holder.

          4.3.3 Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Paragraph 4.3, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defence thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defence thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defence thereof unless the indemnifying party has failed to assume the defence of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defence of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any action the defence of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

          4.3.4     Contribution.

                    (i) If for any reason the indemnification provided for in Paragraphs 4.3.1 or 4.3.2 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or

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                              liabilities specifically covered by the
                              indemnification provisions set forth in Paragraphs
                              4.3.1 or 4.3.2, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Paragraph 4.3.3, any legal or other fees or expenses reasonably incurred by such party. In no event shall a Holder be required to contribute an amount greater then the dollar amount of the proceeds received by such holder with respect to the sale of any Registrable Shares.

                    (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Paragraph 4.3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    (iii)     The contribution provided for in this Paragraph
                              4.3.4 shall survive, with respect to a Holder, the transfer of Registrable Shares by such Holder and with respect to a Holder or Buyer shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

          4.3.5 Other Indemnification. Indemnification and contribution similar to that specified in Paragraphs 4.3.1 to 4.3.4 hereof (with appropriate modifications) shall be given by Buyer and each Holder with respect to any required registration or other qualification of such Registrable Shares under any federal or state law or regulation of a governmental authority other than the Securities Act.

          4.3.6 Payments. The indemnification required by this Paragraph 4.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defence, as and when bills are received or expense, loss, damage or liability is incurred, subject to refund in the event any such payments are determined not to have been due and owing hereunder.

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          4.4       PERMITTED TRANSFERS

                    Each Holder may from time to time transfer any or all of the Registrable Securities and assign its rights and obligations hereunder to one or more Permitted Transferees, provided that prior to any such transfer and assignment, (a) such Holder furnishes to Buyer an opinion of counsel acceptable to Buyer stating that an exemption from registration under the Securities Act and applicable state and foreign securities laws is available at the time of such transfer,
                    (b) such Holder furnishes to Buyer information from which it can reasonably conclude that the proposed transferee is a Permitted Transferee, (c) such Permitted Transferee agrees in writing to all the terms and conditions hereof and to the status as a Holder hereunder, and (d) such Holder and such Permitted Transferee promptly comply with Paragraph 4.1.3 hereof for purposes of amending the Registration Statement and related prospectus covering the Registrable Securities.

          4.5       UNDERWRITTEN OFFERING

                    Any Holder may request the Buyer to facilitate an underwritten offering of Registrable Securities. Any such request shall set forth in writing all such information with respect to such proposed underwritten offering as would be required to be included in the Registration Statement. The Buyer shall consider whether or not any such underwritten offering is in its best interests and shall be entitled to accept or deny any such request in its sole discretion. Any such underwritten offering permitted by the Buyer shall be conducted in accordance with customary terms and conditions.

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                                   SCHEDULE 12
                             DEFERRED CONSIDERATION

1. Within 10 days after the end of each fiscal quarter of the Company, the first such payment to be made 10 days after 31 March 2003, the Buyer shall make a payment to each of the Sellers in the proportions set out in Consideration Schedule against the relevant Seller's name (and for the purpose of this Schedule 12 "Seller" shall be construed accordingly) in an aggregate amount equal to 90% of Excess Cash Flow for such fiscal quarter by way of part payment of the Deferred Consideration and interest.

2. If on the End Date, there remains any balance of Deferred Consideration payable to the Sellers, notwithstanding the payments made pursuant to paragraph 1 above of this Schedule 12, the Buyer shall pay all amounts of Deferred Consideration and unpaid interest in full.

3. If all Deferred Consideration and accrued interest thereon shall have been paid by the Buyer to the Sellers prior to the End Date, the Buyer shall have no further obligations or liability pursuant to this
          Schedule 12.

4. The Deferred Consideration shall bear interest at the rate of 6% per annum accruing on a daily basis and on the basis of a year of 365 days.

5. The Buyer shall have the right to prepay any amount of the Deferred Consideration at any time without premium or penalty. Partial prepayments of Deferred Consideration shall not postpone the due dates or amounts of subsequent payments due under the terms of paragraph 1 of Schedule 12.

6. If so requested in writing by the Committee the Buyer will use all reasonable endeavours to procure that a floating charge (the "Charge") over account number 02165196, sort code 30-97-84 of the Company be executed in favour of the Security Agent (as agent and trustee for each Beneficiary) (as such term is defined in the Charge) in the Agreed Form to secure the Deferred Consideration subject to:-

6.1       the requirements of Law;

6.2 all or any technical requirements relating to financial assistance (as defined in Section 151 of the Companies Act 1985) being satisfied; and

6.3 consents being received from all parties having security against the Company's assets for the creation of the debenture.

7. Each of the following shall constitute an "Event of Default" under this Schedule 12:-

7.1       FAILURE TO PAY

          If the Buyer fails to pay when due any payment owing to any Seller under the terms of this Schedule 12, and continuance of such failure for a period of five days after written notice thereof is received by the Company from any Seller;

7.2       FAILURE TO OBSERVE OTHER COVENANTS

          If the Buyer fails to perform or observe any material term, covenant, warranty or agreement contained in this Schedule 12 or the charge referred to in paragraph 6

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          above, and continuance of such failure for a period of five days after written notice thereof is received by the Buyer from any Seller;

7.3       BREACH OF REPRESENTATION

          If any representation or warranty made or deemed made by the Buyer herein was materially untrue when made or deemed made, or is breached in any material respect;

7.4       INVOLUNTARY BANKRUPTCY OR RECEIVERSHIP PROCEEDINGS

          A receiver, conservator, liquidator or trustee of the Buyer or of its properties is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Buyer or under the United States Bankruptcy Code, as amended, and any and all regulations promulgated thereunder (collectively, the "Bankruptcy Code"); or the Buyer is adjudicated bankrupt or insolvent; or any material portion of the properties of the Buyer is sequestered by court order and such order remains in effect for more than 60 days after the Company obtains knowledge thereof; or a petition is filed against the Company under any state bankruptcy, reorganisation, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within 60 days;

7.5       VOLUNTARY PETITIONS

          The Buyer files a petition under the Bankruptcy Code or seeks relief under any provision of any state bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any such case or petition against it under any such law;

7.6       ASSIGNMENTS FOR BENEFIT OF CREDITORS

          The Buyer makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of all or any part of its property;

7.7       DEFAULT UNDER OTHER AGREEMENTS

          (a) The Buyer shall (A) default in any payment with respect to any indebtedness for borrowed money (other than in relation to Deferred Consideration) which indebtedness has an outstanding principal amount in excess of $5,000,000 individually or $10,000,000 in the aggregate for the Buyer, beyond the period of grace, if any,provided in the instrument or agreement under which such indebtedness was created or (B) default in the observance or performance of any agreement, covenant or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any,

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

                    provided in the instrument or agreement under which such indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); or

          (b) any indebtedness of the Buyer which has an outstanding principal amount in excess of $5,000,000 individually or $10,000,000 in the aggregate for the Buyer shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof;

7.8       CHANGE OF CONTROL

          A sale of all or substantially all of the assets of the Buyer or a transaction or series of related transactions whereby the holders of the Buyer's Common Stock, on a fully diluted basis, immediately prior to such transaction or related transactions hold less than 50% of the Buyer's Common Stock, on a fully diluted basis, after such transaction or series of related transactions;

7.9       DELISTING OF COMMON STOCK

          The Buyer's Common Stock shall cease to be listed on any of Nasdaq, the New York Stock Exchange or the American Stock Exchange and shall remain unlisted for a period of three Trading Days;

7.10      SALE OF BUSINESS

          A sale of all or substantially all of the assets of the Company or more than 50% of the equity shares in the Company.

7.11      CHARGE

          If an Enforcement Event (as that term is defined in the Charge) occurs under the Charge.

8.        If:-

8.1 an Event of Default (other than an Event of Default specified in paragraphs 7.4, 7.5, 7.6 and 7.11 shall occur and be continuing, then the Security Agent may declare the outstanding amount of Deferred Consideration and all accrued and unpaid interest on all of such outstanding Deferred Consideration immediately due and payable by a notice in writing to the Buyer, and upon any such declaration all such amounts payable in respect of the Deferred Consideration shall become immediately due and payable;

8.2 an Event of Default specified in paragraphs 7.4, 7.5, 7.6 and 7.11 occurs and is continuing, then the outstanding principal amount of Deferred Consideration and all accrued and unpaid interest on all of such outstanding Deferred Consideration shall become immediately due and payable without any declaration or other act on the part of any Seller;

8.3 the Deferred Consideration shall become due and payable pursuant to either paragraphs 8.1 or 8.2, then the Seller, in addition to such remedies as are therein

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

          provided, shall be entitled to exercise all other rights and remedies available at law or in equity.

9. The Buyer shall pay all reasonable costs, fees and expenses (including court costs and reasonable attorney's fees) incurred by the Sellers in collecting or attempting to collect any amount that becomes due pursuant to this Schedule 12 or in seeking legal advice with respect to any amendment or modification to this Schedule 12, any such collection or an Event of Default hereunder.

10. Each Seller (as defined above) (other than the Security Agent) hereby appoints the Security Agent to act as its agent and trustee under and in connection with the Charge and to hold the assets charged under the Charge as trustee for the Sellers and the Security Agent (together the "Finance Parties" and each a Finance Party) on the trust and other terms contained in the Charge and each Finance Party irrevocably authorises the Security Agent to exercise any rights, powers, authorities and discretions as the Security Agent shall in its absolute discretion determine appropriate in relation to the Charged Assets (being those assets charged under the Charge) and the Charge.

11. Each Finance Party and the Security Agent hereby undertake and covenant in favour of each other to perform the obligations and duties expressed to be performed by it or them in clause 23 of the Charge and in the manner contemplated therein as if such obligations or duties were set out herein in full mutatis mutandis, and each Finance Party and the Security Agent hereby acknowledge and agree in favour of each other that the various rights and entitlements set out in the Charge are owed to each other in the terms set out in the Charge and, as such, are enforceable against each other party.

12. Each Finance Party (other than the Committee) irrevocably and unconditionally authorises the Committee to exercise or refrain from exercising any rights, powers, authorities and discretions as are contained in this Schedule 12 and to act in its absolute discretion in exercising or refraining from exercising any such rights, powers, and authorities without reference to any Finance Party.

13. Each Seller agrees that it will not assert or seek to assert against the Committee any claim it might have against the Committee in respect of any of the matters referred to in this Schedule 12.

14. The Committee may refrain from exercising any right, power or discretion vested in it under this Schedule 12 and shall in all cases be fully protected when acting or refraining from acting.

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                                  SCHEDULE 13
                                CONVERTIBLE NOTE

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OR REDEMPTION OF THIS NOTE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN AGREEMENT FOR THE SALE AND PURCHASE OF THE ENTIRE ISSUED SHARE CAPITAL OF E-PAY LIMITED, DATED FEBRUARY __, 2003. THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY THE HOLDER HEREOF. THE COMMON STOCK ISSUABLE UPON CONVERSION OR REDEMPTION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED FOR A PERIOD OF ONE YEAR EXPIRING ON ___________, 2004 (THE "RESTRICTED PERIOD").

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OR REDEMPTION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS. UPON THE EXPIRATION OF THE RESTRICTED PERIOD, THE COMMON STOCK ISSUABLE UPON CONVERSION OR REDEMPTION OF THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IF REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR IF THE HOLDER PROVIDES THE COMPANY WITH AN OPINION FROM COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF SUCH TRANSFER. HEDGING TRANSACTIONS INVOLVING THIS NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OR REDEMPTION OF THIS NOTE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT AND ALL APPLICABLE STATE AND FOREIGN SECURITIES LAWS.

                             EURONET WORLDWIDE, INC.

                     7% CONVERTIBLE PROMISSORY NOTE DUE 2005

No. C-__                                                      GBP ______________

Euronet Woldwide, Inc., 4601 College Boulevard, Leawood, Kansas 66211, USA

_________, 2003

         FOR VALUE RECEIVED, EURONET WORLDWIDE, INC., a Delaware corporation (the "Company"), promises to pay to ______________, or registered assigns (the "Holder"), at ________________________, or at such other place as the Holder may from time to time designate in writing, in lawful money of the United Kingdom, the principal sum of _____________ AND 00/100 pounds sterling (GBP _________), in accordance with the following terms and provisions of this 7% Convertible Promissory Note (as the same may be amended, modified or supplemented from time to time, this "Note").


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         The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for the payment of borrowed money. This Note was issued pursuant to the Agreement for the sale and purchase of the entire issued share capital of e-pay Limited, a company incorporated in England ("e-pay"), dated as of February __, 2003, as amended (the "Purchase Agreement"), among the Company, the Holder, and the other parties thereto. Unless the context otherwise requires, as used herein, "Note" means this Note, "Other Notes" means the other 7% Convertible Promissory Notes issued pursuant to the Purchase Agreement and, in either case, any other similar convertible promissory notes issued by the Company in exchange for or to effect a transfer thereof, and "Notes" means this Note and the Other Notes in the aggregate.

        1. Definitions. As used herein, the following terms shall have the following meanings:

           (a) "Common Stock" means the common stock, par value $.02 per share, of the Company.

           (b) "Exchange Rate" on any day means the median rate of the U.S. Dollar to the Pound Sterling as appearing in the Wall Street Journal on such date.

           (c) "Holders" means the Holder and the Other Holders.

           (d) "Majority Holders" means, at any time, the Holders holding of at least 51% in principal amount of the Notes at the time outstanding.

           (e) "Market Price" of any security on any date means the closing sale price of such security on such date on the Nasdaq National Market or such other securities exchange or other market on which such security is listed for trading on such date which constitutes the principal securities market for such security, as reported by Bloomberg, L.P.

           (f) "Maturity Date" means __________, 2005 [insert date 24 months from execution].

           (g) "Other Holders" means the holders of the Other Notes.

           (h) "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

           (i) "Registration Statement" means the Registration Statement required to be filed with the SEC pursuant to Schedule 13 of the Purchase Agreement.

           (j) "Trading Day" means a day on which either the national securities exchange or Nasdaq which then constitutes the principal securities market for the Common Stock is open for general trading of securities.

All other capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Purchase Agreement.

        2. Interest. This Note shall bear interest at a the rate of 7% per annum. Accrued interest shall be computed for actual days elapsed on the basis of a year of 365 days.

        3. Payments.

           (a) Accrued interest shall be payable as of each March 31 and September 30 of each fiscal year of the Company, in arrears, beginning on September 30, 2003, and continuing on the last day of each succeeding six-month period until and including the Maturity Date.

           (b) The unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be repaid in one installment on the Maturity Date.

           (c) If on or before the Maturity Date, all or substantially all of the assets or more than 50% of the equity interests of e-pay are sold the unpaid principal balance of this Note and all accrued and unpaid interest thereon shall be payable in full.

           (d) As of the Maturity Date, if all payments described in paragraphs
(a), (b) and (c) of this Section 3 have been made, and if applicable, payments due under Section 15 have been made, the Company shall have no further obligations or liability under this Note.

           (e) All payments due hereunder shall be made in immediately available funds and, except as otherwise permitted hereunder or required by law, without set-off, counterclaim, deduction or withholding. The Company agrees not to withhold any amounts pursuant to U.S. federal tax laws provided it has received from the Holder a valid Form W-8BEN.

        4. Prepayment. The Company shall have the right to prepay this Note in whole or in part, at any time, but in no event prior to a Pre-Payment Date, without premium or penalty; provided that the Company provides the Holder with written notice of such intention to pre-pay this Note, and the amount of such intended pre-payment, not less than 10 Trading Days prior to the date such pre-payment will be made (a "Pre-Payment Date"). Holder shall have the right to convert this Note, in whole or in part, at any time prior to such Pre-Payment Date in accordance with Section 8 hereof. Any pre-payment notice delivered by the Company shall be irrevocable, and in the event Holder does not elect to exercise its Conversion Rights with respect to the entire amount of such pre-payment amount, the Company's failure to made such pre-payment to Holder on the applicable Pre-Payment Date shall be deemed an Event of Default hereunder. Partial prepayments shall not postpone the due dates or amounts of subsequent payments due under the terms of Section 3 of this Note.

        5. Offset; Satisfaction and Waiver.

           (a) The Company shall have the right to withhold and set off against any amounts due hereunder any amounts to which the Company believes in good faith it is entitled from the initial Holder or any subsequent Holder under the Purchase Agreement.

           (b) The Holder shall have the right to satisfy any liability which he or it may at any time have to the Company under the Purchase Agreement by written election given to the Company to waive all or part of the amount outstanding under this Note, including any accrued

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

but unpaid interest, in an amount equal to the liability (or such part of that liability) as the Holder shall elect to satisfy in that manner.

        6. Application of Payments. Payments made hereunder shall be applied first to accrued interest hereon, if any, and any remainder to the principal balance hereof. All payments made hereunder, and all offsets against amounts due hereunder, shall be applied ratably to this Note and the Other Notes based on the respective balances outstanding under this Note and the Other Notes.

        7. Redemption.

           (a) Redemption Conditions. The Company shall have the right to redeem the Note in whole but not in part through the issuance of Common Stock if the following conditions (the "Redemption Conditions") have been met:

               (i) the average Market Price for the thirty consecutive Trading Days immediately prior to the Redemption Notice Date exceeds 137.5% of the Conversion Price (disregarding any adjustment to the Conversion Price after such Trading Days and disregarding any adjustment to the Conversion Price pursuant to
Section 8(i) hereof);

               (ii) there are sufficient authorized, unissued and unreserved shares of Common Stock to effect the redemption;

               (iii) the Common Stock is either listed or admitted to trading on a national securities exchange or quoted on Nasdaq;

               (iv) an Event of Default has not occurred and is not continuing;

               (v) the Company also exercises its redemption right and satisfies the Redemption Conditions with respect to the Other Notes; and

               (vi) if the Redemption Date is on or after ________, 2004 [insert date one year after execution], the Registration Statement is in effect and available for use by the Holder for the resale of the Redemption Shares.

           (b) Redemption Share Calculation. The number of Redemption Shares issuable upon redemption shall equal the aggregate number of whole shares of Common Stock determined by dividing (i) the sum of the outstanding principal amount of the Note plus all accrued but unpaid interest thereon, as converted into U.S. dollars in accordance with the Exchange Rate as of the Trading Day immediately prior to the Redemption Notice Date, by (ii) the Conversion Price as of the Trading Day immediately prior to the Redemption Notice Date.


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           (c) Redemption Notice. If the Company elects to redeem the Note in accordance with this Section 7, the Company shall deliver to the Holder a notice of redemption (the "Redemption Notice"), on a date (the "Redemption Notice Date") not less than 15 or more than 45 days prior to the date redemption is to be effected (the "Redemption Date"), stating:

               (i) the Redemption Date;

               (ii) the total amount of principal and accrued but unpaid interest to be redeemed;

               (iii) the number of shares of Common Stock to be issued on redemption (the "Redemption Shares"), including the basis for the calculation of such number and any rounding adjustment made pursuant to Section 7(e);

               (iv) that the Note called for redemption must be surrendered to the Company to collect the Redemption Shares;

               (v) that, unless the Company defaults in making such redemption payment, all Conversion Rights (as defined below) terminate after the close of business one Trading Day prior to the Redemption Date and interest on the Note called for redemption ceases to accrue on and after the Redemption Date; and

               (vi) that the requirements of the Redemption Conditions have been met.

The Redemption Notice shall be conclusive evidence of the correctness of the calculation of the number of Redemption Shares and of any adjustments to such number made pursuant to this Section 7 in the absence of manifest error. On or before the Redemption Date, the Company shall issue, or cause the transfer agent for the Common Stock to prepare and issue, the Redemption Shares in the name of the Holder before being so delivered by the Company on the Redemption Date.

           (d) Discharge and Satisfaction; Common Stock Legend. The Redemption Shares shall be duly issued in the name of the Holder. The Redemption Shares, when issued pursuant to and in compliance with this Section 7, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof is in all respects hereby authorized; and the issuance thereof will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligations and liability under the Note and the Note shall be retired and cancelled. The certificates


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representing the Redemption Shares shall bear any legend required by any then existing rights agreement and any restrictive legend required by law.

           (e) No Fractional Shares. Notwithstanding any provision hereof to the contrary, the Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the redemption of the Note, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction of .5 or more up to the nearest whole number of shares of Common Stock and any fraction of less than .5 down to the nearest whole number of shares of Common Stock.

           (f) Irrevocable. A Note called for redemption becomes irrevocably due and payable on the Redemption Date for the number of Redemption Shares determined pursuant to this Section 7 and, provided that the Redemption Shares are issued in accordance with this Section 7, shall no longer be convertible pursuant to Section 8 hereof after the close of business one Trading Day prior to the Redemption Date. A notice of redemption may not be conditional.

        8. Conversion Rights; Adjustments. The Holder shall have conversion rights as follows (the "Conversion Rights"):

           (a) Holder's Right to Convert. At any time after the date hereof, the outstanding principal amount of this Note plus all accrued but unpaid interest thereon shall be convertible, in whole or in part (subject to Section 8(m)), at the option of the Holder, at any time and from time to time into fully paid and nonassessable shares of Common Stock at the then effective Conversion Rate (as defined below) (each such conversion, a "Holder's Optional Conversion").

        The "Conversion Rate" as of any Conversion Date (as defined below), shall equal an amount determined by dividing (i) the amount proposed to be converted into Common Stock outstanding on such date, as converted into U.S. dollars in accordance with the Exchange Rate as of the Trading Day immediately prior to the Conversion Date, by (ii) the Conversion Price (as defined below) in effect as of such Conversion Date. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion hereof without the payment of additional consideration by the Holder (the "Conversion Price") shall initially be $___________[PLUG 150% of the Signing Stock Price, as defined in the Purchase Agreement]. Such initial Conversion Price shall be subject to adjustment as provided below.

           (b) Fractional Shares. Notwithstanding any provision hereof to the contrary, the Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the conversion of the Note, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction of .5 or more up to the nearest whole number of shares of Common Stock and any fraction of less than .5 down to the nearest whole number of shares of Common Stock.


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           (c) Mechanics of Conversion.

               (i) In order to exercise its rights pursuant to a Holder's Optional Conversion, the Holder shall deliver written notice in the form of Exhibit A to the Company stating that it elects to convert all or part of the outstanding principal amount of this Note and accrued but unpaid interest. Such notice shall state the amount that the Holder seeks to convert and shall be accompanied by this Note. The date contained in the notice shall be the conversion date ("Conversion Date") and the Holder shall be deemed to own the underlying Common Stock as of such date. As soon as practicable (but no later than three (3) Trading Days) after the Conversion Date, the Company shall promptly issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock to which the Holder is entitled and, in the case where only part of this Note is converted, the Company shall execute and deliver a new Note in an aggregate principal amount equal to and in exchange for the unconverted portion of the principal amount of the Note so surrendered. Notwithstanding anything to the contrary in this Section 8, in the case where only a part of this Note is converted, the amount of the unconverted portion shall be at least [GBP_______]. Conversions pursuant to this Section 8 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock at the close of business on the Conversion Date.

               (ii) The Company shall at all times during which this Note shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion hereof and the Other Notes, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of such outstanding Notes. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of this Note and the Other Notes, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

               (iii) If this Note (or a portion thereof) shall have been surrendered for conversion as herein provided, it (or such portion) shall no longer be deemed to be outstanding and all rights with respect hereto, including the rights, if any, to receive interest, notices and consent rights shall immediately cease and terminate on the Conversion Date, except only the right of the Holder to receive shares of Common Stock in exchange therefor. To the extent so converted, this Note shall be retired and canceled.

               (iv) If a Holder's Optional Conversion is in connection with an underwritten offering of securities registered pursuant to the 1933 Act, the conversion may, at the option of the Holder tendering shares for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the Holder entitled to receive the Common Stock issuable upon such conversion of the Notes shall not be deemed to have converted such Notes until immediately prior to the closing of the sale of securities.


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               (v) The certificates representing the shares issued upon
conversion shall bear any legend required by any then existing rights agreement and any restrictive legend deemed appropriate by the Company.

           (d) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

           (e) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Issue Date shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock issuable in payment of such dividend or distribution.

           (f) Adjustments for Other Dividends and Distributions. In the event the Company at any time, or from time to time after the Issue Date shall make or issue, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or other assets or properties (including, without limitation, cash dividends), then and in each such event provision shall be made so that the Holder and the holders of the Other Notes shall receive in addition to the number of shares of Common Stock receivable upon conversion of this Note and the Other Notes, the amount of securities of the Company or other assets or properties that they would have received had such Notes been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or other assets or properties receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the Holder and the holders of the Other Notes; provided that, in the event rights or benefits under such securities, assets or properties shall terminate prior to the time that the Holder may elect to convert this Note into shares of Common Stock, such amount of securities, assets or properties that the Holder would have received had the Holder converted this Note immediately prior to the distribution shall be distributed to the Holder on the date the securities, assets or properties are distributed to the holders of Common Stock.

           (g) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion hereof (and the Other Notes) shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, stock dividend or reorganization, reclassification, merger, consolidation or asset sale provided


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

for elsewhere in this Section 8), then and in each such event the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which this Note and all the Other Notes might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

           (h) Reorganizations, Mergers, Consolidations or Asset Sales. If at any time after the Issue Date there is a tender offer, exchange offer, merger, consolidation, recapitalization, sale of all or substantially all of the Company's assets or reorganization involving the Common Stock (collectively, a "Capital Reorganization") (other than a merger, consolidation, sale of assets, recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 8), as part of such Capital Reorganization, provision shall be made so that the Holder and the holders of the Other Notes (whether then outstanding or thereafter issued) will thereafter be entitled to receive upon conversion of this Note and the Other Notes the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect to such stock or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 8(h) with respect to the rights of the Holder and the holders of the Other Notes after the Capital Reorganization to the end that the provisions of this Section 8(h) (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of this Note and the Other Notes) will be applicable after that event and be as nearly equivalent as practicable. In the event that the Company is not the surviving entity of any such Capital Reorganization, this Note (and each Other Note) shall become notes of such surviving entity, with the same powers, rights and preferences as provided herein.

           (i) Adjustment for Sale of Shares. If at any time after the Issue Date, the Company issues or sells any shares of its Common Stock or any securities or other instruments convertible into or exercisable for shares of Common Stock (other than (1) Common Stock issuable or issued upon conversion or exercise of securities outstanding prior to the Issue Date, (2) options to purchase Common Stock granted to directors, employees or consultants of the Company and its affiliates, and Common Stock issuable or issued to such persons thereunder or under any stock purchase or similar arrangement, (3) Common Stock issued after the Issue Date as consideration in an acquisition of a business, assets or a legal entity that is approved by the Company's board of directors and (4) rights issued pursuant to a rights agreement or stockholder rights plan approved by the Company's board of directors and Common Stock issuable or issued upon exercise thereof or in exchange therefor (collectively, the "Excluded Stock")), for a consideration per share less than the Signing Stock Price (as defined in the Purchase Agreement, as adjusted to take into account subsequent increases or decreases in the outstanding shares of Common Stock pursuant to subdivisions, combinations or distributions of Common Stock), then and in each such case, the Conversion Price then in effect will be reduced to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction (1) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such issue, plus the number of shares of Common Stock which the aggregate


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

consideration received by the Company for such issue (plus the aggregate consideration to be received by the Company upon the exercise thereof) would purchase at the Closing Stock Price (as adjusted), and (2) the denominator of which will be the number of shares of Common Stock outstanding immediately after the Common Stock proposed to be issued or sold is issued or sold (or into which the securities so issued or sold are convertible or exercisable); provided that such fraction will in no event be greater than one (1). For purposes of making any adjustment in the Conversion Price as provided in this Section 8(i), the consideration received by the Company for any issue or sale of Common Stock shall be computed:

               (i) to the extent it consists of cash, as the amount of cash received by the Company before deduction of any offering expenses payable by the Company and any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale;

               (ii) to the extent it consists of property other than cash, at the fair market value of that property as determined in good faith by the Company's board of directors;

               (iii) if Common Stock is issued or sold together with other assets of the Company for a consideration which covers both, as the portion of the consideration so received that may be determined in good faith by the Company's board of directors to be allocable to such Common Stock;

               (iv) if any security convertible into or exercisable for shares of Common Stock is involved in such transaction, then, in each case, the price per share of Common Stock issuable on the exercise of the rights or options or the conversion of the securities will be determined by dividing the total amount, if any, received or receivable by the Company as consideration for the granting of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the Company on exercise or conversion of the securities, by the maximum number of shares of Common Stock issuable on the exercise or conversion. Such grant or issue or sale will be considered to be an issue or sale for cash of the maximum number of shares of Common Stock issuable on exercise or conversion at the per share price determined under this subsection, and the Conversion Price will be adjusted as above provided to reflect (on the basis of that determination) such issue or sale. No further adjustment of the Conversion Price will be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities. Upon the expiration or termination of any unexercised right or option or unconverted convertible security, the Conversion Price shall be adjusted immediately to reflect the applicable Conversion Price which would have been in effect had such option, right or convertible security never been issued. In the event of any change in the number of shares of Common Stock issuable upon the exercise or conversion of any option, right or convertible security, including but not limited to a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the Conversion Price adjustment that was originally made upon the issuance of such option, right or convertible security which were not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of the Common Stock upon the exercise or conversion of any such option, right or convertible security.


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

           (j) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment to the extent required hereunder. Nothing in this Section 8 shall affect the continued accrual of interest on the Notes in accordance with the terms of this Note.

           (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 8, the Company, at its expense. shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment are based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of the Holder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion hereof. Despite such adjustment or readjustment, the form of this Note, if the same shall reflect the initial or any subsequent Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Note, which shall control.

           (l) Notice of Record Date. In the event:

               (i) that the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

               (ii) that the Company subdivides or combines its outstanding shares of Common Stock;

               (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon);

               (iv) of any Capital Reorganization; or

               (v) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at its principal office, and shall cause to be mailed to the Holder at its last addresses as shown on the records of the Company, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days prior to the date specified in (B) below, a notice stating

                   (A) the record date of such dividend, distribution, subdivision or combination, or, if a record date is not to be taken, the date as of which the holders of


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

Common Stock of record to be entitled to such dividend, distribution, subdivision or combination is to be determined, or

                   (B) the date on which such reclassification, Capital Reorganization, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, Capital Reorganization, dissolution or winding up.

           (m) Limitation on Shares Issuable on Conversion. Notwithstanding any other provision herein, the Company shall not be required to issue upon conversion of this Note a number of shares of Common Stock that, when added to the number of shares of Common Stock issued to the Holder on the Issue Date pursuant to the Purchase Agreement, would be in excess of the product of (i) 19.9% of the number of shares of Common Stock outstanding on the date prior to the Issue Date and (ii) a fraction, the numerator of which is (x) the aggregate original principal amount of this Note and the denominator of which is (y) the aggregate original principal amount of this Note and the Other Notes.

        9. Information. The Company will furnish to the Holder, promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC (other than amendments to any registration statements (to the extent such registration statement, in the form it becomes effective, is delivered to the Holder), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Company shall send to the holders of any publicly issued debt of the Company in their capacity as such holders (in each case to the extent not theretofore delivered to the Holder pursuant to this Note) and, with reasonable promptness, such other information (financial or otherwise) as the Holder may reasonably request in writing from time to time.

        10. Events of Default. Each of the following shall constitute an "Event of Default" under this Note:

           (a) Failure to Pay. If the Company fails to pay when due any payment owing to the Holder under the terms of this Note, including without limitation failure to make a noticed pre-payment on the Pre-Payment Date applicable thereto, and continuance of such failure for a period of three Trading Days after written notice thereof is received by the Company from the Holder;

           (b) Failure to Observe Other Covenants. If the Company fails to perform or observe any material term, covenant, warranty or agreement contained in this Note, and continuance of such failure for a period of five Trading Days after written notice thereof is received by the Company from the Holders of at least 25% in aggregate principal amount at maturity of this Note and the Other Notes then outstanding;

           (c) Breach of Representation. If any representation or warranty made or deemed made by the Company herein was materially untrue when made or deemed made, or is breached in any material respect;


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

           (d) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of the Company or of its properties is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Company or under the United States Bankruptcy Code, as amended, and any and all regulations promulgated thereunder (collectively, the "Bankruptcy Code"); or the Company is adjudicated bankrupt or insolvent; or any material portion of the properties of the Company is sequestered by court order and such order remains in effect for more than 60 days after the Company obtains knowledge thereof; or a petition is filed against the Company under any state bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within sixty (60) days;

           (e) Voluntary Petitions. The Company files a petition under the federal Bankruptcy Code or seeks relief under any provision of any state bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any such case or petition against it under any such law;

           (f) Assignments for Benefit of Creditors. The Company makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of all or any part of its property;

           (g) Default under Other Agreements. (i) The Company shall (A) default in any payment with respect to any indebtedness for borrowed money (other than this Note) which indebtedness has an outstanding principal amount in excess of $5,000,000 individually or $10,000,000 in the aggregate for the Company, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or (B) default in the observance or performance of any agreement, covenant or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); or (ii) any indebtedness of the Company which has an outstanding principal amount in excess of $5,000,000 individually or $10,000,000 in the aggregate for the Company shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; (iii) the Company shall
(1) fail to pay any material amount when due under the Purchase Agreement, (2) commit any other material default under the Purchase Agreement or (3) breach in any material respect any material representation, warranty or undertaking given in respect of or on the part of the Company under the Purchase Agreement; or
(iv) any Event of Default shall occur under the series of 8% unsecured promissory notes issued by the Company pursuant to the Purchase Agreement;


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

           (h) Delisting of Common Stock. The Common Stock shall cease to be listed on any of Nasdaq, the New York Stock Exchange or the American Stock Exchange and shall remain unlisted for a period of three Trading Days; or

               (i) Sale of the Company. A sale of all or substantially all of the assets of the Company, or any transaction or series of related transactions whereby the holders of the Common Stock, on a fully diluted basis, immediately prior to such transaction or series of related transactions, hold less that 50% of the Common Stock, on a fully diluted basis, immediately after such transaction or series of related transactions.

        11. Remedies Upon Default.

           (a) If an Event of Default (other than an Event of Default specified in Sections 10(d), 10(e) and 10(f)) shall occur and be continuing, then the Holder may declare the outstanding principal amount and all accrued and unpaid interest on this Note immediately due and payable by a notice in writing to the Company, and upon any such declaration all such amounts payable in respect of this Note shall become immediately due and payable.

           (b) If an Event of Default specified in Section 10(d), 10(e) or 10(f) occurs and is continuing, then the outstanding principal amount and all accrued and unpaid interest on this Note shall become immediately due and payable without any declaration or other act on the part of the Holder.

           (c) If this Note shall become due and payable pursuant any of the foregoing subsections (a) or (b), then the Holder, in addition to such remedies as are therein provided, shall be entitled to exercise all other rights and remedies available at law or in equity.

        12. Waiver of Presentment; Extensions. Presentment, demand, notice of dishonor, protest and the benefits of the homestead and all other exemptions provided debtors are hereby waived. The Company agrees that it shall remain liable for the payment hereof notwithstanding any agreement for the extension of the due date of any amount payable hereunder made by the Holder after the maturity thereof.

        13. Amendment, Waiver, Etc. Neither this Note or any Other Note nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Majority Holders, provided that no such change, waiver, discharge or termination shall, without the consent of the Holder and the Holders of the Other Notes affected thereby, (a) extend the scheduled final maturity of this Note or any Other Note, or reduce the rate or extend the time of payment of interest hereon or thereon or reduce the principal amount hereof or thereof, (b) amend, modify or waive any provision of this Section 13, (c) reduce the percentage specified in, or otherwise modify, the definition of Majority Holder, (d) change the method of calculating the number of Redemption Shares pursuant to Section 7(b) in a manner adverse to the Holder or (e) change the method of calculating the Conversion Price in a manner adverse to the Holder.

        14. Waiver of Jury Trial. THE HOLDER AND THE COMPANY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE AND THE


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

TRANSACTIONS CONTEMPLATED HEREIN, AND THE COMPANY FURTHER WAIVES ANY RIGHT TO FILE ANY COUNTERCLAIM AS PART OF ANY ACTION OR PROCEEDING FILED OR MAINTAINED BY THE HOLDER TO COLLECT ANY INDEBTEDNESS OF THE HOLDER OR TO EXERCISE ANY RIGHTS OR REMEDIES AVAILABLE TO THE HOLDER UNDER THIS NOTE, AT LAW, IN EQUITY OR OTHERWISE IN CONNECTION WITH OR RELATED TO SUCH INDEBTEDNESS.

        15. Collection Costs and Expenses. The Company shall pay all reasonable costs, fees and expenses (including court costs and reasonable attorneys' fees) incurred by the Holder in collecting or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to any amendment or modification hereof, any such collection or an Event of Default hereunder.

        16. Notices. All notices, requests, demands and other communications with respect hereto shall be in writing and shall be delivered by hand, sent prepaid by an internationally recognized overnight courier service (e.g., Federal Express), sent by first class recorded delivery post, or sent by facsimile transmission, to the following addresses:

    If to the Holder,                                   If to the Company,



        Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand, (c) the second business day after the day on which it is properly delivered to an internationally recognized overnight courier or if sent by first class recorded delivery post or (d) at the expiration of 12 hours after dispatch by facsimile transmission. Either the Company or the


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

Holder may change its address by notifying the other party of the new address in any manner permitted by this Section 16.

        17. Severability. If any provision of this Note, or the application thereof to any Person, entity or circumstance, shall to any extent be invalid or unenforceable, the remainder of the provisions of this Note, or the application of such provision to other Persons or circumstances, shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

        18. Transfer of Note and Common Stock. This Note may not be offered, sold, pledged, or otherwise transferred. The Common Stock issuable upon conversion or redemption of this Note may not be offered, sold, pledged or otherwise transferred for a period of one year expiring on February __, 2004 (the "Restricted Period") except (a) as provided in the Purchase Agreement and
(b) that any shares of Common Stock issued upon redemption pursuant to Section 7 hereof may be sold prior to the expiration of the Restricted Period pursuant to the Registration Statement as soon as it is effective. Upon the expiration of the Restricted Period, the Common Stock issuable upon conversion or redemption of this Note may be offered, sold, pledged or otherwise transferred only if registered under the 1933 Act and applicable state and foreign securities laws or if the Holder provides the Company with an opinion from counsel acceptable to the Company stating that an exemption from registration is available at the time of such transfer. Prior to any such transfer (other than pursuant to the Registration Statement), such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to obtain and review the Registration Statement and the prospectus included therein, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended and which are incorporated by reference in such prospectus as of the date of such transfer. Hedging transactions involving the Common Stock issuable upon conversion or redemption of this Note may not be conducted unless in compliance with the 1933 Act and all applicable state and foreign securities laws.

        19. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Company and the Holder, and their respective successors and permitted assigns; provided, however, that the Company may not assign or delegate its obligations hereunder, by operation of law or otherwise, to any Person without the prior written consent of the Holder.

        20. Note Register. The Company shall maintain a register showing the names, addresses and facsimile numbers of the Holder and the registered Holders of the Other Notes. The Company shall also maintain a facility for the registration of transfers of this Note and the Other Notes and at which this Note and the Other Notes may be surrendered for split up into instruments of smaller denominations or for combination into instruments of larger denominations.

        21. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft, destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute an deliver to the Holder a new Note of like tenor.

        22. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles.

        23. Tax Classification. Prior to the conversion hereof, this Note is intended to represent, and unless otherwise required by law, the Company and the Holder each shall treat this Note as representing, indebtedness of the Company for all tax purposes.

        24. Survival. All agreements, representations and warranties made herein shall survive the delivery of this Note and the disbursement of any amounts hereunder.

        25. Captions. The captions of the various Sections and paragraphs of this Note have been inserted only for the purposes of convenience, such captions are not a part hereof and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Note.

                       [SIGNATURES ON THE FOLLOWING PAGE]

        IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized representative as of the day and year first above written.

                             EURONET WORLDWIDE, INC.
                             a Delaware corporation

                             By:    ___________________
                             Name:  ___________________
                             Title: ___________________

                                    EXHIBIT A

                      (TO BE EXECUTED BY REGISTERED HOLDER
                            IN ORDER TO CONVERT NOTE)
                                CONVERSION NOTICE
                                       FOR
                         7% CONVERTIBLE PROMISSORY NOTE

        The undersigned, as a holder of a 7% Convertible Promissory Note of EURONET WORLDWIDE, INC. (the "Company"), in the outstanding principal amount of GBP _____________ (the "Note"), hereby elects to convert that portion of the outstanding principal amount of the Note shown on the next page into shares of Common Stock, $0.02 par value per share (the "Common Stock"), of the Company according to the conditions of the Note, as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any.

CONVERSION INFORMATION:

Name of Holder:
Signature:
Print Name:
Print Title:

Address of Holder:

Issue Common Stock to:

                                            at
--------------------------------------------

Date of Conversion:

Applicable Conversion Price:  $

THE COMPUTATION OF THE NUMBER OF SHARES OF COMMON STOCK TO BE RECEIVED IS SET FORTH ON THE ATTACHED PAGE.

Page 2 to Conversion Notice for:

(NAME OF HOLDER)

Total Dollar Amount Converted:  $

Conversion Price:  $

Number of Shares of Common Stock to be Received:

Please issue and deliver _____ certificate(s) for shares of Common Stock in the following amount(s):









Please issue and deliver _____ new Note(s) in the following amounts:

                                  SCHEDULE 14
                              UNSECURED QCB NOTES


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS.

THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN AGREEMENT FOR THE SALE AND PURCHASE OR THE ENTIRE ISSUED SHARE CAPITAL OF E-PAY LIMITED, DATED FEBRUARY 19, 2003, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY THE HOLDER HEREOF.

                             EURONET WORLDWIDE, INC.

                      8% UNSECURED PROMISSORY NOTE DUE ____

No. B-__                                                           GBP _________

Leawood, Kansas

February 19, 2003

        FOR VALUE RECEIVED, EURONET WORLDWIDE, INC., a Delaware corporation
(the "Company"), promises to pay to ______________, or registered assigns (the "Holder"), at ________________________, or at such other place as the Holder may from time to time designate in writing, in lawful money of the United Kingdom, the principal sum of _____________ AND 00/100 pounds sterling (GBP _________), in accordance with the following terms and provisions of this 8% Unsecured Promissory Note (as the same may be amended, modified or supplemented from time to time, this "Note").

        The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for the payment of borrowed money. This Note was issued pursuant to the Agreement for the sale and purchase of the entire issued share capital of e-pay, Limited, a company incorporated in England ("e-pay"), dated as of February __, 2003, as amended (the "Purchase Agreement"), among the Company, the Holder, and the other parties thereto. Unless the context otherwise requires, as used herein, "Note" means this Note, "Other Notes" means the other 8% Unsecured Promissory Notes issued pursuant to the Purchase Agreement and, in either case, any other similar unsecured promissory notes issued by the Company in exchange for or to effect a transfer thereof, and "Notes" means this Note and the Other Notes in the aggregate.

        1. Definitions. As used herein, the following terms shall have the following meanings:

           (a) "Holders" means the Holder and the Other Holders.


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

           (b) "Majority Holders" means, at any time, the Holders holding of at least 51% in principal amount of the Notes at the time outstanding.

           (c) "Maturity Date" means February 19, 2005.

           (d) "Other Holders" means the holders of the Other Notes.

           (e) "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

All other capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Purchase Agreement.

        2. Interest. This Note shall bear interest at a the rate of 8% per annum. Accrued interest shall be computed for actual days elapsed on the basis of a year of 365 days.

        3. Payments.

           (a) Accrued interest shall be payable as of each March 31 and September 30 of each fiscal year of the Buyer, in arrears, beginning on September 30, 2003, and continuing on the last day of each succeeding six-month period until and including the Maturity Date.

           (b) The unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be repaid in one installment on the Maturity Date.

           (c) If on or before the Maturity Date, all or substantially all of the assets or more than 50% of the equity interests of e-pay are sold the unpaid principal balance of this Note and all accrued and unpaid interest thereon shall be payable in full.

           (d) As of the Maturity Date, if all payments described in paragraphs
(a), (b) and (c) of this Section 3 have been made, and if applicable, payments due under Section 13 have been made, the Company shall have no further obligations or liability under this Note.

           (e) All payments due hereunder shall be made in immediately available funds and, except as otherwise permitted hereunder or required by law, without set-off, counterclaim, deduction or withholding. The Company agrees not to withhold any amounts pursuant to U.S. federal tax laws provided it has received from the Holder a valid Form W-8BEN.

        4. Prepayment. The Company shall have the right to prepay this Note in whole or in part, at any time, without premium or penalty. Partial prepayments shall not postpone the due dates or amounts of subsequent payments due under the terms of Section 3 of this Note.

        5. Offset; Satisfaction and Waiver.

           (a) The Company shall have the right to withhold and set off against any amounts due hereunder any amounts to which the Company believes in good faith it is entitled from the initial Holder or any subsequent Holder under the Purchase Agreement.


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

           (b) The Holder shall have the right to satisfy any liability which he or it may at any time have to the Company under the Purchase Agreement by written election given to the Company to waive all or part of the amount outstanding under this Note, including any accrued but unpaid interest, in an amount equal to the liability (or such part of that liability) as the Holder shall elect to satisfy in that manner.

        6. Application of Payments. Payments made hereunder shall be applied first to accrued interest hereon, if any, and any remainder to the principal balance hereof. All payments made hereunder, and all offsets against amounts due hereunder, shall be applied ratably to this Note and the Other Notes based on the respective balances outstanding under this Note and the Other Notes.

        7. Information. The Company will furnish to the Holder, promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the Securities and Exchange Commission ("SEC") (other than amendments to any registration statements (to the extent such registration statement, in the form it becomes effective, is delivered to the Holder), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Company shall send to the holders of any publicly issued debt of the Company in their capacity as such holders (in each case to the extent not theretofore delivered to the Holder pursuant to this Note) and, with reasonable promptness, such other information (financial or otherwise) as the Holder may reasonably request in writing from time to time.

        8. Events of Default. Each of the following shall constitute an "Event of Default" under this Note:

           (a) Failure to Pay. If the Company fails to pay when due any payment owing to the Holder under the terms of this Note, and continuance of such failure for a period of three business days after written notice thereof is received by the Company from the Holder;

           (b) Failure to Observe Other Covenants. If the Company fails to perform or observe any material term, covenant, warranty or agreement contained in this Note, and continuance of such failure for a period of five days after written notice thereof is received by the Company from the Holders of at least 25% in aggregate principal amount at maturity of this Note and the Other Notes then outstanding;

           (c) Breach of Representation. If any representation or warranty made or deemed made by the Company herein was materially untrue when made or deemed made, or is breached in any material respect;

           (d) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of the Company or of its properties is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Company or under the United States Bankruptcy Code, as amended, and any and all regulations promulgated thereunder (collectively, the "Bankruptcy Code"); or the Company is adjudicated bankrupt or insolvent; or any material portion of the properties of the Company is sequestered by court order and such order remains in effect for more than 60 days after the Company obtains knowledge thereof; or a petition is filed against the Company under any state bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within sixty (60) days;

           (e) Voluntary Petitions. The Company files a petition under the Bankruptcy Code or seeks relief under any provision of any state bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any such case or petition against it under any such law;

           (f) Assignments for Benefit of Creditors. The Company makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of all or any part of its property; or

           (g) Default under Other Agreements. (i) The Company shall (A) default in any payment with respect to any indebtedness for borrowed money (other than this Note) which indebtedness has an outstanding principal amount in excess of $5,000,000 individually or $10,000,000 in the aggregate for the Company, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or (B) default in the observance or performance of any agreement, covenant or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); or (ii) any indebtedness of the Company which has an outstanding principal amount in excess of $5,000,000 individually or $10,000,000 in the aggregate for the Company shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or (iii) the Company shall (1) fail to pay any material amount when due under the Purchase Agreement,
(2) commit any other material default under the Purchase Agreement or (3) breach in any material respect any material representation, warranty or undertaking given in respect of or on the part of the Company under the Purchase Agreement; or (iv) any Event of Default shall occur under the series of 7% convertible promissory notes issued by the Company pursuant to the Purchase Agreement; or

           (h) Sale of the Company. A sale of all or substantially all of the assets of the Company, or any transaction or series of related transactions whereby the holders of the Common Stock, on a fully diluted basis, immediately prior to such transaction or series of related transactions, holder less than 50% of the Common Stock, on a fully diluted basis, immediately after such transaction or series of related transactions.

        9. Remedies Upon Default.

           (a) If an Event of Default (other than an Event of Default specified in Sections 8(d), 8(e) and 8(f)) shall occur and be continuing, then the Holder may declare the outstanding principal amount and all accrued and unpaid interest on this Note immediately due and payable by a notice in writing to the Company, and upon any such declaration all such amounts payable in respect of this Note shall become immediately due and payable.

           (b) If an Event of Default specified in Sections 8(d), 8(e) or 8(f) occurs and is continuing, then the outstanding principal amount and all accrued and unpaid interest on this Note shall become immediately due and payable without any declaration or other act on the part of the Holder.

           (c) If this Note shall become due and payable pursuant any of the foregoing subsections (a) or (b), then the Holder, in addition to such remedies as are therein provided, shall be entitled to exercise all other rights and remedies available at law or in equity.

        10. Waiver of Presentment; Extensions. Presentment, demand, notice of dishonor, protest and the benefits of the homestead and all other exemptions provided debtors are hereby waived. The Company agrees that it shall remain liable for the payment hereof notwithstanding any agreement for the extension of the due date of any amount payable hereunder made by the Holder after the maturity thereof.

        11. Amendment, Waiver, Etc. Neither this Note or any Other Note nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Majority Holders, provided that no such change, waiver, discharge or termination shall, without the consent of the Holder and the Holders of the Other Notes affected thereby, (a) extend the scheduled final maturity of this Note or any Other Note, or reduce the rate or extend the time of payment of interest hereon or thereon or reduce the principal amount hereof or thereof, (b) amend, modify or waive any provision of this Section 11, or (c) reduce the percentage specified in, or otherwise modify, the definition of Majority Holder.

        12. Waiver of Jury Trial. THE HOLDER AND THE COMPANY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREIN, AND THE COMPANY FURTHER WAIVES ANY RIGHT TO FILE ANY COUNTERCLAIM AS PART OF ANY ACTION OR PROCEEDING FILED OR MAINTAINED BY THE HOLDER TO COLLECT ANY INDEBTEDNESS OF THE HOLDER, OR TO EXERCISE ANY RIGHTS OR REMEDIES AVAILABLE TO THE HOLDER UNDER THIS NOTE, AT LAW, IN EQUITY OR OTHERWISE IN CONNECTION WITH OR RELATED TO SUCH INDEBTEDNESS.

        13. Collection Costs and Expenses. The Company shall pay all reasonable costs, fees and expenses (including court costs and reasonable attorneys' fees) incurred by the Holder in collecting or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to any amendment or modification hereof, any such collection or an Event of Default hereunder.

        14. Notices. All notices, requests, demands and other communications with respect hereto shall be in writing and shall be delivered by hand, sent prepaid by an internationally recognized overnight courier service (e.g., Federal Express), sent by first class recorded delivery post, or sent by facsimile transmission, to the following addresses:

     If to the Holder,                             If to the Company,



        Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand, (c) the second business day after the day on which it is properly delivered to an internationally recognized overnight courier or if sent by first class recorded delivery post or (d) at the expiration of 12 hours after dispatch by facsimile transmission. Either the Company or the Holder may change its address by notifying the other party of the new address in any manner permitted by this Section 14.

        15. Severability. If any provision of this Note, or the application thereof to any Person, entity or circumstance, shall to any extent be invalid or unenforceable, the remainder of the provisions of this Note, or the application of such provision to other Persons or circumstances, shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

        16. No Transfer of Note. This Note has not been and is not being registered under the provisions of the 1933 Act or applicable state or foreign securities laws. This Note may not be offered, sold, pledged, assigned or otherwise transferred.


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

        17. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Company and the Holder, and their respective successors and permitted assigns; provided, however, that the Company may not assign or delegate its obligations hereunder, by operation of law or otherwise, to any Person without the prior written consent of the Holder.

        18. Note Register. The Company shall maintain a register showing the names, addresses and facsimile numbers of the Holder and the registered Holders of the Other Notes. The Company shall also maintain a facility for the registration of transfers of this Note and the Other Notes and at which this Note and the Other Notes may be surrendered for split up into instruments of smaller denominations or for combination into instruments of larger denominations.

        19. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft, destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute and deliver to the Holder a new Note of like tenor.

        20. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles.

        21. Tax Classification. This Note is intended to represent, and unless otherwise required by law, the Company and the Holder each shall treat this Note as representing, indebtedness of the Company for all tax purposes.

        22. Survival. All agreements, representations and warranties made herein shall survive the delivery of this Note and the disbursement of any amounts hereunder.

        23. Captions. The captions of the various Sections and paragraphs of this Note have been inserted only for the purposes of convenience, such captions are not a part hereof and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Note.

                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized representative as of the day and year first above written.

                             EURONET WORLDWIDE, INC.
                             a Delaware corporation

                             By:    ___________________
                             Name:  ___________________
                             Title: ___________________

                                   SCHEDULE 15
                  CONSIDERATION ADJUSTMENT COMPLETION ACCOUNTS

1. If there is a dispute as to whether or not an adjustment is required which is not resolved between the Committee and the Buyer within 5 Business Days, the Sellers shall procure that the Completion Accounts incorporating a Statement of Working Capital Value are prepared as soon as practicable and, in any event within 20 Business Days. The reasonable costs of the preparation of such Completion Accounts will be borne by the Buyer.

2. The Completion Accounts shall be prepared on a basis which is consistent with the manner in, and the principles, bases and policies on which the Audited Accounts were prepared and, in accordance with generally accepted accounting standards in England and Wales. The Buyer shall provide the Seller's Accountants with access to all documentation, information and data in or relating to the Company reasonably considered appropriate by the Seller's Accountants in order to prepare the Completion Accounts.

3. When draft Completion Accounts have been prepared, the Committee shall promptly deliver a copy of the draft Completion Accounts and Statement of Working Capital Value to the Buyer for review.

4. Within 15 Business Days after the Committee delivers the draft Completion Accounts to the Buyer, the parties shall procure that the Buyer's Accountant and the Seller's Accountants meet to review the draft Completion Accounts and to satisfy themselves that they have been duly prepared in accordance with this Agreement and that the Statement of Working Capital Value has been correctly stated. The Committee shall promptly provide, and render or cause the provision and rendering to the Buyer of such information and assistance as the Buyer may reasonably require for the purposes of agreeing the Completion Accounts and the Statement of Working Capital Value. The Buyer shall then, within 10 Business Days following such meeting either:-

          4.1 confirm in writing (a "Satisfaction Notice") to the Committee that the Buyer agrees that the draft Completion Audited Accounts have been duly prepared and that the Working Capital Value has been correctly stated; or

          4.2 give notice in writing (a "Dissatisfaction Notice") to the Committee explaining in reasonable detail why they are unable so to confirm.

5. If the Buyer fails to give a Satisfaction Notice or a Dissatisfaction Notice when required, the draft Completion Audited Accounts and the Statement of Working Capital Value shall be deemed to have been finally accepted and agreed by the Sellers and the Buyer.

6. If the Buyer gives a Dissatisfaction Notice the Buyer and Committee shall endeavour to resolve all matters in dispute as soon as is practicable.

7. If the Buyer and Committee fail to resolve such matters within 10 Business Days of the date of the giving of the Dissatisfaction Notice (the "Resolution Period") either the Buyer or the Committee may refer all matters in dispute for resolution to an

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

          independent chartered accountant (the "Accountant").

8. The identity of the Accountant shall be agreed between the parties and he shall be appointed within five Business Days of the expiry of the Resolution Period (the "Appointment Period"). If there is a failure to appoint the Accountant within the Appointment Period, the Accountant shall be appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales within five Business Days of the expiry of the Appointment Period, on the application of either the Buyer or the Seller.

9. The Accountant shall be instructed to determine the dispute in accordance with the provisions of this Schedule 15 and to make such determination as soon as is practicable and, in any event, within 20 Business Days of his being instructed. In making such determination the Accountant shall act as an expert and not as an arbitrator and his decision shall (in the absence of manifest error) be final and binding on the parties.

10. The costs of the Accountant shall be borne by the parties in the proportions the Accountant may direct or, in the absence of direction, as to one half by the Buyer and as to the other half by the Sellers.

11. If, there is an Adjustment of (pound)75,000 or greater the Buyer will have the right to reduce the amount of such of the Deferred Consideration and/or the Promissory Notes by (pound)1 for every (pound)1 in excess of the said (pound)75,000 as it may in its absolute discretion determine by an amount equal to the Adjustment and to recover the balance against the Sellers.

12. The Working Capital Value will be the amount of Current Assets less Current Liabilities based on the figures for such items in the Completion Accounts.

          For these purposes "Current Assets" and "Current Liabilities" will be determined in the Completion Accounts on the basis as previously set out in the Audited Accounts.

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

                                   SCHEDULE 16
                                  THE COMMITTEE

Each of the Sellers agree that:-

1. the Committee shall have irrevocable authority to exercise and carry out all discretions, authorities, powers and duties conferred on the Committee under or pursuant to this Agreement, together with all incidental and related discretions, authorities, rights and powers. Without limitation they will have the power and authority to:-

1.1       agree and finalise the Completion Accounts;

1.2       finalise and agree any Adjustment;

1.3 deduct from the Purchase Price then due to any of the Sellers an amount equal to any costs, charges and expenses reasonably and properly incurred (including, without limitation, professional advice by or on behalf of the Committee) in relation to this Agreement;

1.4 carry out any of the steps or functions allocated to them in accordance with this Agreement; and

1.5 accept service of proceedings in the UK relating to any of the Sellers;

2. any decision made by the Committee pursuant to the general or specific powers set out in paragraph 1 above will bind the Sellers;

3. the Committee shall not be obliged to take any proceedings against any person for the payment or recovery of any sum due under the Agreement;

4. the Committee shall be entitled to rely on the advice of any professional advisers selected by it in connection with any matters connected with or under this Agreement and shall not be liable to the Sellers or any of them for any of the consequences of such reliance;

5. in performing its functions the Committee shall act solely as the agent of (but not as trustee for) the Sellers and in so doing shall not assume, and shall not be deemed to have assumed, any obligation as trustee for, or relationship of trust with or for, the Sellers;

6. the Committee shall consist of not more than three persons, but may consist of a lesser number;

7.        membership of the Committee is automatically terminated if:-

          7.1       a member dies; or

          7.2       becomes of unsound mind; or

          7.3 becomes a patient for any purposes of any statute relating to mental health,

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

          except for the above, a member of the Committee shall not be entitled to resign his membership unless, prior to such resignation, the member has appointed a person as his replacement and such appointee has undertaken to act as a member of the Committee as required by the terms of this Agreement;

8. if there is a vacancy in the members of the Committee the vacancy need not be filled if the remaining members of the Committee so agree, provided that the total number of members does not fall below one. The power of appointment of members to the Committee shall be vested in the remaining member(s) who may appoint any Seller or representative of a Seller to fill the vacancy, if such Seller or representative consents to act;

9. all acts done by the Committee or by any person acting as a member of the Committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Committee or person so acting or that they or any of them were disqualified or had vacated office, be as valid and effectual as if each such member or person had been properly appointed and was qualified and had continued to be a member of the Committee;

10. the Committee may meet for despatch of business, adjourn and otherwise regulate its meetings, including provision as to notice, quorum and voting, as it thinks fit provided that whenever required by the provisions of this Agreement to take any action or make any decision the Committee shall be obliged to take such action or make such decision. Unless otherwise agreed by the Committee all decisions will be made by a majority vote;

11. any change to the members of the Committee shall be notified to the Buyer within 3 Business Days of such change; and

12. notices to be served on Sellers will be valid if served on the Committee in accordance with clause 18 (Notices).

                                   SCHEDULE 17
           THE UNITED STATES SECURITIES ACT REPRESENTATIONS BY SELLERS

1. Each Seller understands that an investment in the Euronet Shares and Promissory Notes involves substantial risk. Each Seller severally represents and warrants to the Buyer that it:-

1.1 has, or its advising affiliate has, such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Euronet Shares and Promissory Notes and protecting its own interests in connection with such Euronet Shares and Promissory Notes;

1.2 acknowledges that it can bear the economic risk of an investment in the Euronet Shares and Promissory Notes; and

1.3 has read and understood a private placement memorandum of the Buyer circulated by e-mail on 14 February 2003.

2. Each Seller severally represents and warrants to the Buyer that the Euronet Shares and Promissory Notes to be acquired by the Seller hereunder will be acquired for investment purposes for the Seller's own account, not as a nominee or agent, and not with a view to the public resale or other distribution thereof within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act"), and the Seller has no present intention of selling, granting any participation in, or otherwise distributing the Euronet Shares or Promissory Notes.

3. Each Seller severally acknowledges that the Buyer has answered all inquiries that the Seller has made concerning the Buyer and its activities and all other matters relating to the operations of the Buyer and the Euronet Shares and Promissory Notes.

4. Other than any information provided pursuant to paragraph 3 above and the Warranties of the Buyer under this Agreement, the Sellers are not relying on any other information, oral or written, that they may have received relating to the Buyer or the Euronet Shares or Promissory Notes.

5. Each Seller severally acknowledges that the Euronet Shares have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, US persons except in accordance with Regulation S under the Securities Act ("Regulation S") or pursuant to an exemption from the registration requirements of the Securities Act. Each Seller represents and agrees that, with respect to offers and sales outside the United States, it will offer and sell the Euronet Shares only in accordance with Rule 903 under the Securities Act.

6. Each Seller severally agrees that each Promissory Note will contain a legend substantially to the following effect:

                    THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS.

                    THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN AGREEMENT FOR THE SALE AND PURCHASE OF THE ENTIRE ISSUED SHARE CAPITAL OF E-PAY LIMITED, DATED FEBRUARY __, 2003, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY THE HOLDER HEREOF.

7. Each Seller severally agrees that each Euronet Share will contain a legend substantially to the following effect:

                    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN AGREEMENT FOR THE SALE AND PURCHASE OF THE ENTIRE ISSUED SHARE CAPITAL OF E-PAY LIMITED, DATED FEBRUARY __, 2003, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED FOR A PERIOD OF ONE YEAR EXPIRING ON ___________, 2004 (THE "RESTRICTED PERIOD").

                    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS. UPON THE EXPIRATION OF THE RESTRICTED PERIOD, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IF REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR IF THE HOLDER PROVIDES THE COMPANY WITH AN OPINION FROM COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF SUCH TRANSFER. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT AND ALL APPLICABLE STATE AND FOREIGN SECURITIES LAWS.

8. Notwithstanding the foregoing Paragraphs 6 and 7, Buyer agrees that the legends contemplated thereby shall be removed, and Buyer shall instruct its transfer agent to reissue certificates for such securities without such legends, as applicable, upon expiration of the transfer restrictions contemplated by this Agreement or in connection with a transfer of such securities in accordance with the Registration Statement or other transaction exempt from the registration requirements of the Securities Act after which transaction such legend is no longer required, in the reasonable opinion of counsel to Buyer, to establish Buyer's compliance with any provision of the Securities Act. In addition, from and after the effective date of the Registration Statement, Buyer shall cause its transfer agent to promptly reissue certificates for such securities without such legends from time to time at the request of Sellers and any Sellers' permitted transferees.

9. Each Seller severally agrees that it and each of its affiliates, except as permitted under the Registration Statement or otherwise under the Securities Act, will not offer or sell the Euronet Shares in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to:-

9.1 any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or

9.2 any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

10. Each of the Sellers severally represents and agrees that it understands that no action has been taken or will be taken (except as contemplated by Schedule 11 of this Agreement with respect to the Registrable Shares) in any jurisdiction by the Buyer that would permit a public offering of the Euronet Shares and Promissory Notes, or possession or distribution of any offering or publicity material related to the Euronet Shares and Promissory Notes in any country or jurisdiction where action for that purpose is required and such Seller has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Euronet Shares and Promissory Notes or has in its possession or distributes any such offering or publicity material.

                                   SCHEDULE 18
                               EXERCISE OF OPTIONS

Pursuant to Rule 601(b)(2) of Regulation S-K, Euronet agrees to furnish
Schedule 18 - Exercise of Options supplementally to the Securities and Exchange Commission upon request.

                                    EXECUTION

EXECUTED AND DELIVERED                  )
AS A DEED by                            )
PAUL ALTHASEN                           ) ......................................
In the presence of:-                    ) I hereby confirm that I have taken
                                        ) independent legal advice before
                                          signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................


EXECUTED AND DELIVERED                  )
AS A DEED by                            )
ANDREW DELLOW acting by his duly        ) ......................................
authorised attorney in the presence of:-) I hereby confirm that Andrew Dellow
                                        ) has taken independent legal advice
                                          before signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................

EXECUTED AND DELIVERED                  )
AS A DEED by                            )
DR S.E. DOWRICK acting by his duly      ) ......................................
authorised attorney in the presence of:-) I hereby confirm that
                                        ) Dr. S. E. Dowrick has taken
                                          independent legal advice before
                                          signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................


EXECUTED AND DELIVERED                  )
AS A DEED by                            )
JOHN ALEXANDER GARDINER                 ) ......................................
in the presence of:-                    ) I hereby confirm that I have taken
                                        ) independent legal advice before
                                          signing this Agreement

Signature

    ....................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................

EXECUTED AND DELIVERED                  )
AS A DEED by                            )
JAMIE ROBERTSON acting by his duly      ) ......................................
authorised attorney in the presence of:-) I hereby confirm that Jamie Robertson
                                        ) has taken independent legal advice
                                          before signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................


EXECUTED AND DELIVERED                  )
AS A DEED by                            )
SEFTA TRUSTEES LIMITED                  ) ......................................
acting by its duly authorised Attorney:-) Authorised Attorney

EXECUTED AND DELIVERED                  )
AS A DEED by                            )
ANTHONY J T WESTLAKE                    ) ......................................
in the presence of:-                    ) I hereby confirm that I have taken
                                        ) independent legal advice before
                                          signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................


EXECUTED AND DELIVERED                  )
AS A DEED by                            )
SHAN ALTHASEN acting by her duly        ) ......................................
authorised attorney in the presence of:-) I hereby confirm that Shan Althasen
                                        ) has taken independent legal advice
                                          before signing this Agreement

Signature

     -----------------------------------

Name

     -----------------------------------

Address

     -----------------------------------

Occupation

     -----------------------------------

EXECUTED AND DELIVERED                  )
AS A DEED by                            )
MARGARET ALTHASEN acting by her duly    ) ......................................
authorised attorney in the presence:-   ) I hereby confirm that Margaret
                                        ) Althasen has taken independent legal
                                          advice before signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................


EXECUTED AND DELIVERED                  )
AS A DEED by                            )
JONATHAN FRICKER acting by his duly     ) ......................................
authorised attorney in the presence of:-) I hereby confirm that Jonathan Fricker
                                        ) has taken independent legal advice
                                          before signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................

EXECUTED AND DELIVERED                  )
AS A DEED by                            )
PETER CLARK acting by his duly          ) ......................................
authorised attorney in the presence of:-) I hereby confirm that Peter Clark has
                                        ) taken independent legal advice
                                          before signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................


EXECUTED AND DELIVERED                  )
AS A DEED by                            )
TONY FOSTER acting by his duly          ) ......................................
authorised attorney in the presence of:-) I hereby confirm that Tony Foster has
                                        ) taken independent legal advice
                                          before signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................

EXECUTED AND DELIVERED                  )
AS A DEED by                            )
TOM CREGAN & ASSOCIATES PTY LIMITED     ) ......................................
acting by its duly authorised Attorney  )  Authorised Attorney
                                        )


EXECUTED AND DELIVERED                  )
AS A DEED by                            )
DAVID MCMEEKIN acting by his duly       ) ......................................
authorised attorney in the presence of:-) I hereby confirm that David McMeekin
                                        ) has taken independent legal advice
                                          before signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................


EXECUTED AND DELIVERED                  )
AS A DEED by                            )
RICHARD THOMAS POVEY                    ) ......................................
in the presence of:-                    ) I hereby confirm that I have taken
                                        ) independent legal advice before
                                          signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................

EXECUTED AND DELIVERED                  )
AS A DEED by                            )
JEFF SHARPE                             ) ......................................
in the presence of:-                    ) I hereby confirm that I have taken
                                        ) independent legal advice before
                                          signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................


EXECUTED AND DELIVERED                  )
AS A DEED by                            )
KAREN SHARPE acting by her duly         ) ......................................
authorised attorney in the presence of:-) I hereby confirm that Karen Sharpe has
                                        ) taken independent legal advice
                                          before signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................

EXECUTED AND DELIVERED                  )
AS A DEED by                            )
MICHAEL LEON SHARPE acting by his duly  ) ......................................
authorised attorney in the presence of:-) I hereby confirm that Michael Leon
                                        ) Sharpe has taken independent legal
                                          advice before signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................


EXECUTED AND DELIVERED                  )
AS A DEED by                            )
ALAN RICHARD WITZENFELD acting by his   ) ......................................
duly authorised attorney in the presence) I hereby confirm that Alan Richard
of:-                                    ) Witzenfeld has taken independent
                                          legal advice before signing this
                                          Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................

EXECUTED AND DELIVERED                  )
AS A DEED by                            )
ROBERT C STANDING acting by his duly    ) ......................................
authorised  attorney in the presence    ) I hereby confirm that Robert C
of:-                                    ) Standing has taken independent legal
                                          advice before signing this
                                          Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................


EXECUTED AND DELIVERED                  )
AS A DEED by                            )
BRENDA NEEDLEMAN acting by her duly     ) ......................................
authorised attorney in the presence of:-) I hereby confirm that Brenda Needleman
                                        ) has taken independent legal advice
                                          before signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................

EXECUTED AND DELIVERED                  )
AS A DEED by                            )
ROBERT NEEDLEMAN acting by his duly     ) ......................................
authorised attorney in the presence of:-) I hereby confirm that Robert Needleman
                                        ) has taken independent legal advice
                                          before signing this Agreement

Signature

     ...................................

Name

     ...................................

Address

     ...................................

Occupation

     ...................................


EXECUTED AND DELIVERED                  )
AS A DEED by EURONET                    )
WORLDWIDE, INC.                         )
acting by:-                             )
                                        )


                                          Duly authorised signatory
                                          ......................................